Exhibit 10.1

Execution Version

PREFERRED STOCK PURCHASE AGREEMENT

among

CARRIZO OIL & GAS, INC.

and

THE PURCHASERS PARTY HERETO

i

ii

iii

PREFERRED STOCK PURCHASE AGREEMENT

This PREFERRED STOCK PURCHASE AGREEMENT, dated as of June 28, 2017 (this “Agreement”), is entered into by and among CARRIZO OIL & GAS, INC., a Texas corporation (the “Company”), and the purchasers set forth in Schedule A hereto (the “Purchasers”).

WHEREAS, prior to or concurrently with the execution of this Agreement, the Credit Agreement (as defined below) was amended by the Tenth Amendment to the Credit Agreement (the Credit Agreement, as so amended, the “Amended Credit Agreement”);

WHEREAS, concurrently with the execution of this Agreement, Carrizo (Permian) LLC, a Subsidiary of the Company, has entered into a Purchase and Sale Agreement (as it may be amended or supplemented from time to time, the “Acquisition Agreement,” and the transactions contemplated thereby, the “Acquisition”), by and among Carrizo (Permian) LLC, Carrizo Oil & Gas, Inc., ExL Petroleum Operating Inc. and ExL Petroleum Management, LLC; and

WHEREAS, concurrently with the consummation of the Acquisition, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, certain shares of the Preferred Stock and Warrants (each as defined below), in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions

As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act. For purposes of this Agreement, (i) The Blackstone Group, L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group, L.P. or its Affiliates that are not part of the credit-related businesses of The Blackstone Group L.P. shall not be considered or otherwise deemed to be an “Affiliate” of the Purchasers or their Affiliates that are part of the credit-related businesses of The Blackstone Group L.P., other than with respect to Section 6.01 and Section 8.10; and (ii) any fund or account managed, advised or sub-advised by or Controlled by GSO or its Affiliates within the credit-related businesses of The Blackstone Group L.P. shall constitute an Affiliate of the Purchasers.

“Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Amended Credit Agreement” has the meaning specified in the Recitals.

“Anti-Corruption Law” has the meaning specified in Section 3.25.

“Appraiser” has the meaning specified in Section 2.03.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.

“Closing” has the meaning specified in Section 2.02(a).

“Closing Date” has the meaning specified in Section 2.02(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” has the meaning specified in the introductory paragraph of this Agreement.

“Company Group Subsidiaries” means all of the Subsidiaries of the Company.

“Company Related Parties” has the meaning specified in Section 6.02.

“Company SEC Documents” has the meaning specified in Section 3.03.

“Confidentiality Agreement” means the Amended and Restated Confidentiality Agreement, dated as of June 5, 2017, between the Company and GSO.

“Control” mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings

“Credit Agreement” means that certain Credit Agreement, dated as of January 27, 2011, by and among the Company, BNP Paribas, as Administrative Agent, Credit Agricole Corporate and Investment Bank and Royal Bank of Canada, as Co-Syndication Agents, Capital One, N.A. and Compass Bank, as Co-Documentation Agents, BNP Paribas Securities Corp. as Sole Lead Arranger and Sole Bookrunner, and the Lenders party thereto, as amended from time to time.

“CRZO Entities” means the Company and the Company Group Subsidiaries, collectively.

“Environmental Law” means any Law relating to the prevention of pollution or protection of the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Materials.

“Equity Offering” means any underwritten public offering of at least 10,000,000 shares of Common Stock by the Company.

“ERISA” has the meaning specified in Section 3.24.

“ERISA-Subject Plan” has the meaning specified in Section 3.24.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“FCPA” has the meaning specified in Section 3.25.

“Funding Obligation” means an amount equal to the Purchase Price multiplied by the number of Purchased Shares to be purchased by a Purchaser on the Closing Date, as set forth opposite such Purchaser’s name on Schedule A.

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof; provided that for the financial statements of the Company prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the CRZO Entities or any of their respective Properties.

“GSO” means GSO Capital Partners LP, a Delaware limited partnership.

“GSO Representative” means GSO.

“Hazardous Material” means (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant, contaminant, hazardous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law.

“Indemnified Party” has the meaning specified in Section 6.04.

“Indemnifying Party” has the meaning specified in Section 6.04.

“Industry Competitor” means an exploration and production operating company or any holding company thereof or its Subsidiaries that owns, directly or indirectly, material oil and gas working interests; provided, however, that for the avoidance of doubt, a private equity fund, financial institution, asset management firm or similar firm shall not be considered an “Industry Competitor” but its portfolio companies, if any, that own material oil and gas working interests would be considered an “Industry Competitor.”

“Knowledge of the Company” means the actual knowledge, after reasonable inquiry, of one or more of S.P. Johnson IV, David L. Pitts and Gregory F. Conaway.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Money Laundering Laws” has the meaning specified in Section 3.26.

“Material Adverse Effect” means any change, event, effect, occurrence, state of facts or development that has a material adverse effect on (a) the condition (financial or otherwise), business, properties, assets or results of operations of the CRZO Entities, taken as a whole, or (b) the ability of the Company to perform its obligations under the Transaction Documents provided, however, that a Material Adverse Effect shall not include any adverse effect on the foregoing to the extent such adverse effect results from, arises out of, or relates to (i) a general deterioration in the economy or changes in the general state of the markets or industries in which any of the CRZO Entities operates, except to the extent that such entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (ii) any deterioration in the condition of the capital markets or any inability on the part of the Company and its Subsidiaries to access the capital markets, (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, (iv) any change in accounting requirements or principles imposed upon any of the Company and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof, (v) any change in the credit rating and/or outlook of any of the CRZO Entities or any of their securities (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred), (vi) changes in the market price or trading volume of the shares of Common Stock (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred), (vii) any failure of the Company to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period (except that the underlying causes of any such failures may be considered in determining whether a Material Adverse Effect has occurred), (viii) any changes, events, effects, occurrences, states of facts or developments generally affecting the prices of oil, gas, natural gas, natural gas liquids, propane or other commodities, (ix) the announcement of the transactions contemplated by this Agreement or the Acquisition Agreement or the satisfaction of the obligations set forth herein or therein, or (x) any deterioration in the condition of the capital markets or any inability on the part of the Company and its Subsidiaries to access the capital markets.

“Multiemployer Plan” has the meaning specified in Section 3.24.

“NASDAQ” means the NASDAQ Stock Market.

“Note Offering” means an offering of senior notes by the Company with aggregate gross proceeds prior to discounts or commissions to be received by the Company pursuant to such offering of between $200 million and $400 million.

“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Ownership Notice” shall mean the notice of ownership of capital stock of the Company containing the information required to be set forth or stated on certificates pursuant to the Texas Business Organizations Code.

“Permits” means any approvals, authorizations, consents, licenses, permits, variances, waivers, grants, franchises, concessions, exemptions, orders, registrations or certificates of a Governmental Authority.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“PIK Shares” means any shares of Common Stock delivered to the Purchasers by the Company in respect of dividends payable by the Company to the Purchasers pursuant to the Statement of Resolutions.

“Preferred Stock” means the 8.875% Redeemable Preferred Stock of the Company.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchase Price” has the meaning specified in Section 2.02(b)(ii).

“Purchased Shares” has the meaning specified in Section 2.01.

“Purchaser Related Parties” has the meaning specified in Section 6.01.

“Purchasers” has the meaning specified in the introductory paragraph of this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, between the Company and the Purchasers, substantially in the form attached to this Agreement as Exhibit B.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Sanctions” has the meaning specified in Section 3.27.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Standstill and Voting Agreement” means the Standstill and Voting Agreement, to be entered into at the Closing, between the Company and the Purchasers, substantially in the form attached to this Agreement as Exhibit D.

“Statement of Resolutions” means the Statement of Resolutions establishing the Preferred Stock of the Company, substantially in the form attached to this Agreement as Exhibit A.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Taxes” means any federal, state, local or foreign income, gross receipts, franchise, payroll, employment, excise, ad valorem, severance, stamp, occupation, windfall, profits, customs, capital stock, withholding, social security, retirement, unemployment, disability, workers compensation, real property, personal property, sales, use, transfer, value added, net worth, recording, escheat or unclaimed property, alternative, add-on minimum or other taxes, fees and charges, imposed by the Internal Revenue Service or any other taxing authority (whether domestic (including a U.S. possession) or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest whether paid or received, penalties or additional amounts imposed by the Internal Revenue Service or any other taxing authority attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

“Tax Return” means any return, report or similar filing (including attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“TBOC” means the Texas Business Organizations Code, as amended.

“Third-Party Claim” has the meaning specified in Section 6.04.

“Total Funding Obligation” means the sum of all of the Purchasers’ Funding Obligations.

“Transaction Documents” means, collectively, this Agreement, the Statement of Resolutions, the Registration Rights Agreements, the Warrant Agreement, the Warrants, the Standstill and Voting Agreement and any and all other agreements or instruments executed and delivered to the Purchasers by the Company hereunder or thereunder, as applicable.

“Transfer” has the meaning specified in Section 5.03(a).

“Underlying Shares” means (i) the shares of Common Stock issuable upon redemption of the Purchased Shares in accordance with the Statement of Resolutions, (ii) the PIK Shares and (iii) the Warrant Shares.

“Warrant Agreement” means the Agreement, to be entered into at the Closing, between the Company and Wells Fargo Bank, N.A., substantially in the form attached to this Agreement as Exhibit C.

“Warrants” means the Warrants, to be entered into at the Closing, between the Company and Wells Fargo Bank, N.A., substantially in a form attached as Exhibit A to the Warrant Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants in accordance with the Warrants.

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Company and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Purchase. On the Closing Date, on the terms and subject solely to the satisfaction or waiver of the conditions to the Closing in Section 2.04, each Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to each such Purchaser, the shares of Preferred Stock (the “Purchased Shares”) and the Warrants with respect to Warrant Shares, in each case as set forth opposite such Purchaser’s name on Schedule A, for the amounts in cash set forth opposite such Purchaser’s name on Schedule A.

Section 2.02 Closing.

(a) On the terms and subject solely to the satisfaction or waiver of the conditions to the Closing in Section 2.04, the consummation of the purchase and sale of the Purchased Shares and the Warrants hereunder (the “Closing”) shall be held at the offices of Baker Botts L.L.P., 910 Louisiana Street, Suite 3000, Houston, Texas 77002, at 10:00 a.m. prevailing Central time on the date of the closing of the Acquisition, or at such other time and place as the Company and the GSO Representative agree (the “Closing Date”).

(b) In addition and subject solely to the satisfaction or waiver on the Closing Date of the conditions to the Closing in Section 2.04, at the Closing:

(i) the Company will cause the Purchased Shares to be registered with the transfer agent of the Company in the name of each Purchaser in accordance with Schedule A in book-entry form, free and clear of all Liens, other than (i) restrictions on transfer under the Transaction Documents, under the Texas Business Organizations Code or applicable federal and state securities laws and (ii) such Liens as are created by the Purchasers; and

(ii) each Purchaser will deliver or cause to be delivered to a bank account designated by the Company in writing at least two (2) business days prior to the Closing Date, an amount in cash, by wire transfer of immediately available funds, equal to the number of Purchased Shares set forth across from such Purchaser’s name on Schedule A multiplied by $970.00 (the “Purchase Price”).

Section 2.03 Purchase Price: Warrant Valuation. Prior to the Closing, the Company and the GSO Representative shall use reasonable efforts to mutually agree upon the allocation of the Purchase Price among the Purchased Shares and the Warrants (with respect to 2,750,000 Warrant Shares) based upon their relative fair market values; provided, however, that if the Company and the GSO Representative are unable to mutually agree upon such allocation, the allocation of the Purchase Price shall be submitted to PricewaterhouseCoopers LLP or such other firm mutually agreed by the Company and the GSO Representative (the “Appraiser”) for determination. The Appraiser shall make such determination as promptly as practicable after its appointment hereunder and may take into account all factors as such Appraiser deems appropriate in making such determination based upon the relative fair market values of the Purchased Shares and the Warrants (with respect to 2,750,000 Warrant Shares). The Appraiser shall have such access to the books, records and properties of the Company as it may reasonably request for the purpose of making such a determination.

Section 2.04 Closing Conditions.

(a) Mutual Closing Conditions. The obligations of the Purchasers, on the one hand, and the Company, on the other hand, to effect the Closing are subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the GSO Representative and the Company at or prior to the Closing of the following conditions:

(i) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(ii) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement;

(iii) the Company shall have delivered a certification in writing that (x) all conditions to closing the Acquisition set forth in Section 6.2 of the Acquisition Agreement have been satisfied or shall be satisfied substantially simultaneously with the Closing on the terms and conditions contemplated by the Acquisition Agreement (subject to any amendments, supplements, waivers or other modifications permitted by Section 5.07 or otherwise consented to by the Purchasers representing a majority of the Purchased Shares) and (y) the closing of the Acquisition shall occur substantially simultaneously with the Closing;

(iv) the Company shall have adopted and filed the Statement of Resolutions with the Secretary of State of the State of Texas, and the Statement of Resolutions shall be in full force and effect; and

(v) the Amended Credit Agreement, as in effect on the date hereof, shall not have been further amended in any manner that (A) materially and adversely affects the rights, preferences or privileges of the Preferred Stock or any Purchaser under the Statement of Resolutions or (B) materially and adversely affects the Company’s ability to pay dividends on the Preferred Stock or to redeem the Preferred Stock, in each case in accordance with the Statement of Resolutions.

(b) Purchaser Closing Conditions. The obligations of the Purchasers to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Purchasers representing a majority of the Purchased Shares at or prior to the Closing of the following conditions:

(i) (A) the representations and warranties of the Company set forth in Article III hereof (other than Sections 3.02 and 3.10 and clauses (a), (e) and (g) of Section 3.01) shall be true and correct (disregarding all qualifications or limitations as to materiality or Material Adverse Effect) as of the date of this Agreement and (solely with respect to the representations and warranties of the Company set forth in Sections 3.12, 3.25, 3.26 and 3.27) as of the Closing Date as though made on and as of such date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect, (B) the representations and warranties of the Company set forth in Section 3.02 shall be true and correct as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) except for de minimis inaccuracies, and (C) the representations and warranties of the Company set forth in Section 3.10 and clauses (a), (e) and (g) of Section 3.01 shall be true in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(ii) the Company shall have performed in all material respects its obligations required to be performed by it pursuant to Sections 5.01 and 5.07 at or prior to the Closing;

(iii) the Purchasers shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company certifying to the effect that the conditions set forth in Section 2.04(b)(i) and Section 2.04(b)(ii) have been satisfied;

(iv) the Warrant Shares shall have been reserved and approved for listing on the NASDAQ by the Board of Directors;

(v) the Purchasers shall have received a counterpart of the Registration Rights Agreement, duly executed by the Company;

(vi) the Purchasers shall have received a counterpart of the Warrant Agreement, duly executed by the Company;

(vii) the Equity Offering shall have been consummated, or shall be consummated substantially concurrently with the Closing;

(viii) the Note Offering shall have been consummated, or shall be consummated substantially concurrently with the Closing;

(ix) the Company shall have delivered evidence of issuance of the Purchased Shares to each Purchaser credited to book-entry accounts maintained by the Company;

(x) the Purchasers shall have received a cross-receipt executed by the Company and delivered to the Purchasers certifying that it has received from the Purchasers an amount in cash from each Purchaser equal to such Purchaser’s Funding Obligations;

(xi) the Company shall have delivered a certificate of the secretary or the assistant secretary of the Company certifying as to and attaching (A) the articles of incorporation of the Company, (B) the bylaws of the Company and (C) duly executed board resolutions of the Board of Directors or a committee thereof authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including that the execution and delivery of this Agreement or the other Transaction Documents and the issuance to the Purchasers of the Preferred Stock, the Warrants and the Underlying Shares are all approved for the purposes of Section 21.606(1) of the TBOC and the related provisions of Sections 21.601 through 21.610 of the TBOC (relating to affiliated business combinations).

(c) Company Closing Conditions. The obligation of the Company to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Closing of the following conditions:

(i) (A) the representations and warranties of the Purchasers set forth in Article IV hereof (other than Sections 4.01, 4.02 and 4.04) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date), except where the failure of such representation and warranties to be so true and correct would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of the Purchasers to fully perform its covenants and obligations under this Agreement and (B) the representations and warranties of the Purchasers set forth in Sections 4.01, 4.02 and 4.04 shall be true in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(ii) each Purchaser shall have performed in all material respects its obligations required to be performed by it pursuant to this Agreement at or prior to the Closing;

(iii) the Company shall have received a certificate signed on behalf of the Purchasers by an authorized representative of the Purchasers’ general partner or investment manager (or Person exercising similar authority) certifying to the effect that the conditions set forth in Section 2.04(c)(i) and Section 2.04(c)(ii) have been satisfied;

(iv) the Company shall have received a counterpart of the Warrant Agreement and Registration Rights Agreement, duly executed by the Purchasers;

(v) the Company shall have received a cross-receipt executed by each Purchaser and delivered to the Company certifying that it has received from the Company (A) the number of shares of Preferred Stock set forth opposite such Purchaser’s name on Schedule A and (B) the Warrants with respect to the number of Warrant Shares set forth opposite such Purchaser’s name on Schedule A;

(vi) the Company shall have received at the Closing payment of each Purchaser’s Funding Obligation by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Company; and

(vii) the Company shall have received a counterpart of the Standstill and Voting Agreement, duly executed by each of the Purchasers.

Section 2.05 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser.

Section 2.06 Further Assurances. From time to time after the date hereof, without further consideration, the Company and each Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND

COVENANTS RELATED TO THE COMPANY

As of the date hereof and as of the Closing, the Company represents and warrants to the Purchasers as follows:

Section 3.01 Existence.

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the Laws of its jurisdiction of incorporation.

(b) Each of the CRZO Entities (other than the Company) has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be.

(c) Each of the CRZO Entities has the full limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its Properties and assets and to conduct the businesses in which it is engaged in all material respects, and is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not reasonably be expected to have a Material Adverse Effect.

(d) None of the CRZO Entities is in violation of its Organizational Documents in any material respect.

(e) The execution and delivery of the Transaction Documents by the Company, and the performance by the Company of its obligations thereunder, will not violate the Organizational Documents of the Company in any material respect.

(f) Each of the Organizational Documents of each of the CRZO Entities has been duly authorized, executed and delivered by any CRZO Entity party thereto and is a valid and legally binding agreement of such party thereto, enforceable against such party thereto in accordance with its respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(g) At Closing, the Statement of Resolutions will be duly authorized, executed and delivered by the Company and will be a valid and legally binding agreement of such party thereto, enforceable against such party thereto in accordance with its respective terms.

Section 3.02 Capitalization and Valid Issuance of Shares.

(a) The authorized equity interests of the Company consist of 10,000,000 shares of preferred stock, par value $0.01 per share, and 180,000,000 shares of Common Stock. At the close of business on June 27, 2017, there were 65,835,820 shares of Common Stock issued and outstanding. There are no shares of preferred stock of Company, par value $0.01 per share, issued and outstanding except for the Purchased Shares to be issued pursuant to this Agreement. All outstanding equity securities of the Company are duly authorized, validly issued, fully paid and non-assessable.

(b) The Purchased Shares being purchased by the Purchasers hereunder will be duly authorized by the Company and, when issued and delivered by the Company in accordance with this Agreement and the Statement of Resolutions against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

(c) There are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Shares; and, except (i) for the Purchased Shares to be issued pursuant to this Agreement or as set forth in the Statement of Resolutions, (ii) for awards issued pursuant to the Company’s benefit plans (including any employment agreement), (iii) as disclosed in the Company SEC Documents and (iv) the Warrants and the Warrant Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests in the Company are outstanding.

(d) Upon issuance in accordance with this Agreement and the Statement of Resolutions or the Warrants, as applicable, the Underlying Shares will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Transaction Documents, under the Texas Business Organizations Code or under applicable state and federal securities laws, and (ii) such Liens as are created by the Purchasers.

(e) The Statement of Resolutions has been duly authorized by the Company. The Statement of Resolutions sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Statement of Resolutions upon filing with the Secretary of State for the State of Texas, subject to the Standstill and Voting Agreement and any transfer restriction in any Transaction Document.

(f) The Warrants have been duly authorized by the Company. The Warrants set forth the rights of the holders thereof, and the holders thereof will have the rights set forth therein upon the Closing, subject to any transfer restriction in any Transaction Document.

Section 3.03 Company SEC Documents. Except as disclosed in the Company SEC Documents, since March 31, 2016, the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “Company SEC Documents”) have been filed with the Commission on a timely basis. The Company SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements and other financial information of the Company included in the Company SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal and recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended. The independent auditor of the Company as of the date of the most recent audited balance sheet of the Company is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Since the date of the most recent balance sheet of the Company audited by such auditor, (i) the interactive data in extensible Business Reporting Language included or incorporated by reference in the Company SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and (ii) based on an annual evaluation of disclosure controls and procedures, except as set forth in the Company SEC Documents, the Company is not aware of (x) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company.

Section 3.04 No Material Adverse Change. Except as expressly set forth in or contemplated by the Company SEC Documents, since March 31, 2017 through the date hereof, no Material Adverse Effect has occurred.

Section 3.05 Registration.

(a) Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of the Purchased Shares and the Warrants pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the Knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(b) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, and is eligible to register the Purchased Shares and the Underlying Shares for resale by the Purchasers on a registration statement on Form S-3 under the Securities Act.

Section 3.06 Registration Rights Priority. Except as set forth on Schedule 3.06, the Company has not granted registration rights that remain outstanding that (a) are equal or superior in priority to, or otherwise equal to or greater than, in any respect, those contained in the Registration Rights Agreement, (b) reduce the aggregate amount of securities that may be registered pursuant to the Registration Rights Agreement or (c) conflict in any material respect with the rights granted to the Purchasers pursuant to the Registration Rights Agreement.

Section 3.07 Litigation. Except as set forth in the Company SEC Documents, there are as of the date of this Agreement no legal or governmental proceedings pending to which any of the CRZO Entities is a party or to which any Property or asset of any such entity is subject, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Transaction Documents or the Statement of Resolutions or the right of the Company to enter into any of the Transaction Documents or the Statement of Resolutions or to consummate the transactions contemplated hereby and thereby.

Section 3.08 No Default. None of the CRZO Entities is in breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, reasonably be expected to materially impair the ability of any of the CRZO Entities to perform its obligations under the Transaction Documents.

Section 3.09 No Conflicts. None of (a) the offering, issuance and sale by the Company of the Purchased Shares and the application of the proceeds therefrom, (b) the execution, delivery and performance of the Transaction Documents or the Statement of Resolutions, or (c) the consummation of the transactions contemplated thereby (i) constitutes or will constitute a violation of the Organizational Documents of any CRZO Entity, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any CRZO Entity is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, Law, Permit or regulation or any order, judgment, decree or injunction of any court or

Governmental Authority or body having jurisdiction over any CRZO Entity or any of its properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of the Company, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by the Transaction Documents.

Section 3.10 Authority: Enforceability. The Company has all requisite power and authority to issue, sell and deliver the Purchased Shares, in accordance with and upon the terms and conditions set forth in this Agreement and the Statement of Resolutions. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Purchased Shares, the execution and delivery of the Transaction Documents and the Statement of Resolutions and the consummation of the transactions contemplated thereby shall have been validly taken. No approval from the holders of outstanding Common Shares is required under the Organizational Documents of the Company or the rules and regulations of the NASDAQ in connection with the Company’s issuance and sale of the Purchased Shares and Underlying Shares to the Purchasers, other than any such approval required under the rules and regulations of the NASDAQ with respect to the issuance of the Underlying Shares. Each of the Transaction Documents and the Statement of Resolutions has been duly and validly authorized and has been or, with respect to the Transaction Documents to be delivered at the Closing and the Statement of Resolutions, will be, validly executed and delivered by the Company, and constitutes, or will constitute, the legal, valid and binding obligations of the Company (assuming the due authorization, execution and delivery thereof by the Purchasers, as applicable), enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.11 Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required by the Company in connection with the execution, delivery or performance by the Company of any of the Transaction Documents with respect to the Company’s issuance and sale of the Purchased Shares, except (a) as required by the Commission in connection with the Company’s obligations under the Registration Rights Agreements, (b) as may be required under the state securities or “Blue Sky” Laws, (c) as may be required by the rules and regulation of the NASDAQ, (d) the filing of the Statement of Resolutions with the Secretary of State of the State of Texas, (e) filings under the Exchange Act or (f) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.12 Investment Company Status. None of the CRZO Entities is, nor after giving effect to the offering and sale of the Purchased Shares and the application of the net proceeds from such sale, will any of the CRZO Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended.

Section 3.13 No Labor Disputes. As of the date of this Agreement, no labor dispute with the employees of any of the CRZO Entities exists or, to the Knowledge of the Company, is imminent, that would reasonably be expected to have a Material Adverse Effect.

Section 3.14 Certain Fees. Except for an advisory fee paid as set forth in Section 8.01, no fees or commissions are or will be payable by the Company to brokers, finders or investment bankers with respect to the sale of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement or the other Transaction Documents.

Section 3.15 Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, each of the CRZO Entities carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. Except as would not reasonably be expected to have a Material Adverse Effect: all policies of insurance of the CRZO Entities are in full force and effect; the CRZO Entities are in compliance with the terms of such policies in all material respects; there are no material claims by any of the CRZO Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the CRZO Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.16 Books and Records: Sarbanes-Oxley Compliance.

(a) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) The Company has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as of the end of the most recently completed fiscal quarter covered by the Company’s periodic reports filed with the Commission, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(c) The Company and, to the Knowledge of the Company, its directors or officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.17 Listing and Maintenance Requirements. The Common Stock is listed on the NASDAQ, and the Company has not received any notice of delisting. Subject to the requirements of NASDAQ Rule 5635 and NASDAQ Rule 5250, the issuance and sale of the Purchased Shares, Warrants and issuance of the Underlying Shares do not contravene NASDAQ rules and regulations. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the Commission is contemplating terminating such registration.

Section 3.18 Taxes.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the CRZO Entities has filed all Tax Returns required to have been filed (taking into account all valid extensions), such Tax Returns are true, accurate and complete in all respects and have been completed in accordance with applicable Law, and all Taxes due (whether or not shown to be due and payable on any Tax Return) have been paid, except for those which are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves with respect thereto are maintained in accordance with GAAP.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of the CRZO Entities has had any Tax deficiency proposed or assessed against it that has not been fully resolved and satisfied, (ii) none of the CRZO Entities has executed any waiver of any statute of limitations on the assessment or collection of any Tax that remains outstanding, and (iii) there is no pending audit, suit, proceeding, claim, examination or other administrative or judicial proceedings ongoing, pending, or, to the Knowledge of the Company, threatened or proposed with respect to any Taxes of any of the CRZO Entities.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the CRZO Entities has withheld or collected from each payment made to each of its employees, the amount of all Taxes required to be withheld or collected therefrom, and have paid the same to the proper tax receiving officers or authorized depositories.

Section 3.19 Compliance with Laws. None of the CRZO Entities is in violation of any applicable Law, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.20 Permits and Licenses. The CRZO Entities possess all Permits issued by each Governmental Authority necessary to conduct their respective businesses, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The CRZO Entities have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. None of the CRZO Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except where the revocation or modification of any such Permit or the failure to renew any such Permit would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

Section 3.21 Environmental Laws. The operations of the CRZO Entities are in compliance with all applicable Environmental Laws and no occurrences or conditions currently exist that would reasonably be expected to adversely affect the CRZO Entities’ continued compliance with such Environmental Laws except as (a) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (b) have been disclosed in Company SEC Documents. As of the date of this Agreement, there are no present claims asserted against any of the CRZO Entities under applicable Environmental Laws, including claims relating to the release, spill or disposal of any Hazardous Substances resulting from the operations of the CRZO Entities, except as such claims (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) have been disclosed in Company SEC Documents.

Section 3.22 Required Disclosures and Descriptions. As of the date of this Agreement, there are no legal or governmental proceedings pending or, to the Knowledge of the Company, threatened, against any of the CRZO Entities, or to which any of the CRZO Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Company SEC Documents but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Company SEC Documents or to be filed as an exhibit to the Company SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act.

Section 3.23 Title to Property. Each of the CRZO Entities has good and indefeasible title to all real property and good title to all personal property described in the Company SEC Documents as owned by such CRZO Entity, free and clear of all Liens except such (a) as are described in the Company SEC Documents, (b) as are created, arise under or secure the Credit Agreement or are otherwise permitted thereunder or (c) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.24 ERISA Compliance. Except, in each case, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which any of the CRZO Entities would have any liability (each an “ERISA-Subject Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of

Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any ERISA-Subject Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each ERISA-Subject Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no ERISA-Subject Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA-Subject Plan or the receipt by any of the CRZO Entities from the Pension Benefit Guaranty Corporation or the plan administrator of any notice relating to the intention to terminate any ERISA-Subject Plan or ERISA-Subject Plans or to appoint a trustee to administer any ERISA-Subject Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any ERISA-Subject Plan and (E) none of the CRZO Entities has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the ERISA-Subject Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of an ERISA-Subject Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each ERISA-Subject Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

Section 3.25 Anti-Corruption. None of the CRZO Entities or, to the Knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other anti-corruption or anti-bribery law of any jurisdiction in which the CRZO Entities operate (collectively, “Anti-Corruption Law”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA or other Anti-Corruption Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other Anti-Corruption Laws and such CRZO Entities and, to the Knowledge of the Company, their Affiliates have conducted their businesses in compliance with the FCPA and any other Anti-Corruption Law and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.26 Money Laundering Laws. The operations of the CRZO Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”): and no action, suit or proceeding by or before any governmental entity involving the CRZO Entities with respect to the Money Laundering Laws is pending or, to the best Knowledge of the Company, threatened.

Section 3.27 Sanctions. None of the CRZO Entities is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or other relevant sanctions authority (collectively, “Sanctions”); nor is any CRZO Entity located, organized or resident in a country or territory that is the subject of Sanctions; and the CRZO Entities will not directly or indirectly use the proceeds of the sale of the Purchased Shares and the Warrants, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Section 3.28 Acquisition Agreement. To the Knowledge of the Company, the representations and warranties of ExL Petroleum Management, LLC and ExL Petroleum Operating Inc. in the Acquisition Agreement (but only to the extent that the Company has the right to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition (in each case pursuant to the terms thereof) as a result of a breach of one or more such representations) are true and correct.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND

COVENANTS OF THE PURCHASERS

As of the date hereof and as of the Closing, each of the Purchasers, severally but not jointly, represents and warrants to the Company as follows:

Section 4.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02 Authorization; Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. Each of the Transaction Documents has been duly executed and delivered by such Purchaser, where applicable, and constitutes legal, valid and binding obligations of such Purchaser; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03 No Breach. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults would not prevent the consummation of the transactions contemplated by the Transaction Documents.

Section 4.04 Certain Fees. No fees or commissions are or will be payable by the Purchasers to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement or the other Transaction Documents.

Section 4.05 Unregistered Securities.

(a) Accredited Investor Status: Sophisticated Purchaser. Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Purchased Shares, the Warrants and the Underlying Shares. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Shares, the Warrants and the Underlying Shares.

(b) Information. Such Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of the Company that have been requested and materials relating to the offer and sale of the Purchased Shares, the Warrants and Underlying Shares that have been requested by such Purchaser. Such Purchaser and its Representatives have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchasers and its Representatives shall modify, amend or affect such Purchasers’ right (i) to rely on the Company’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. Such Purchaser understands that its purchase of the Purchased Shares and the Warrants involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Shares and the Warrants.

(c) Residency. Such Purchaser shall cooperate reasonably with the Company to provide any information necessary for any applicable securities filings.

(d) Legends. Such Purchaser understands that, until such time as the Purchased Shares and the Warrants have been registered pursuant to the provisions of the Securities Act, or the Purchased Shares and the Warrants are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Shares shall bear a restrictive legend as provided in the Statement of Resolutions and the Warrants shall bear a restrictive legend as provided in the Warrant Agreement. Each Purchaser understands that, until such time as the Underlying Shares have been registered pursuant to the provisions of the Securities Act, or the Underlying Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Underlying Shares shall bear a restrictive legend.

(e) Purchase Representation. Such Purchaser is purchasing the Purchased Shares and the Warrants for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has been advised and agrees that neither the Purchased Shares, the Warrants nor the Underlying Shares have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold or transferred only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). Such Purchaser has been advised and understands that the Company, in issuing the Purchased Shares and the Warrants, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f) Rule 144. Such Purchaser understands that there is no public trading market for the Purchased Shares and the Warrants, that none is expected to develop and that the Purchased Shares and the Warrants must be held indefinitely unless and until the Underlying Shares are registered under the Securities Act or an exemption from registration is available. Each Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g) Reliance by the Company. Such Purchaser understands that the Purchased Shares and the Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Shares and the Warrants and the Underlying Shares.

Section 4.06 Sufficient Funds. Such Purchaser has available to it as of the date of this Agreement and will have at the Closing, sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of such Purchaser’s Funding Obligation in immediately available cash funds.

Section 4.07 Short Selling. Such Purchaser currently owns no equity securities of the Company and has not made any trades in the Common Stock or other equity interests of the Company or entered into or effected any Short Sales of the Common Stock owned by it since the time it first began discussions with the Company about the transactions contemplated by this Agreement and, without limiting the foregoing, has not during such time entered into a total return swap or similar hedging or derivative transaction with respect to the Company’s equity securities.

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business.

(a) Notwithstanding anything to the contrary contained in this Agreement, during the period commencing on the date of this Agreement and ending on the Closing Date, each of the CRZO Entities shall not, without the prior written consent of the Purchasers representing a majority of the Purchased Shares (which consent shall not be unreasonably withheld, conditioned, or delayed):

(i) declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company;

(ii) amend the Organizational Documents of any CRZO Entity in a manner that would adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock; or

(iii) authorize, issue or reclassify any (x) equity securities of the Company ranking on parity with or senior to the Preferred Stock or (y) debt securities of the Company convertible into any of the foregoing.

Section 5.02 Cooperation: Further Assurances. Each of the Company and the Purchasers shall use its respective commercially reasonable efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement or the other Transaction Documents and the Statement of Resolutions. Each of the Company and the Purchasers agrees to execute and deliver all such documents or instruments, to take all appropriate action and to do all other things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the other to consummate the transactions contemplated by this Agreement.

Section 5.03 Transfer Restrictions.

(a) Except with the prior consent of the Company or as permitted in Section 5.03(b) hereof, until the 24-month anniversary of the Closing Date, the Purchasers will not (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly (each a “Transfer”), in the aggregate, more than 35% of the Preferred Stock held by the Purchasers as of the Closing Date, (ii) Transfer any of the Warrants or any Warrant Shares or (iii) directly or indirectly, make or engage in any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any of the Preferred Stock, the Warrants or the Warrant Shares, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, or any other derivative or hedging transaction, in each case with respect to any of the Preferred Stock, the Warrants or the Warrant Shares, regardless of whether such transaction is to be settled by delivery of Common Stock, other securities, cash or otherwise; provided that, in no event shall anything contained in this Section 5.03(a) restrict the Purchasers’ ability to Transfer the PIK Shares and the shares of Common Stock received by the Purchasers in respect of the redemption of Preferred Stock pursuant to the terms of the Statement of Resolutions.

(b) Notwithstanding Section 5.03(a), the Purchasers shall be permitted to make the following Transfers at any time under the following circumstances:

(i) Transfers of any portion or all of their Preferred Stock, Warrants or Warrant Shares to any Affiliate (the recipient of the shares so Transferred, a “Permitted Transferee”), but only if (A) the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of the Standstill and Voting Agreement and the transferor’s obligations hereunder with respect to the applicable Warrants or Warrant Shares by executing a joinder in a form reasonably acceptable to the GSO Representative and the Company, which joinder shall include (x) with the Company’s consent (which consent may not be unreasonably withheld, conditioned or delayed), an express release by the Company of the transferor’s obligations and liabilities under this Agreement and (y) an express assumption of such obligations and liabilities by the Permitted Transferee, and (B) the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Warrants or the Warrant Shares so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor; or

(ii) Transfers of any portion or all of their Preferred Stock, Warrants or Warrant Shares in connection with a Change of Control (as defined in the Statement of Resolutions) which has been approved by the Board of Directors, has not been initiated by any Purchaser (or its Affiliates) and pursuant to which the Preferred Stock is redeemed in exchange for cash or equity securities.

(c) Notwithstanding anything to the contrary, the Purchasers will not at any time, directly or knowingly indirectly (without the prior written consent of the Board of Directors), Transfer any Preferred Stock, Warrants or Underlying Shares to an Industry Competitor.

(d) Notwithstanding anything to the contrary contained in this Section 5.03, the Purchasers will not at any time Transfer Preferred Stock unless (i) at least 10,000 shares of Preferred Stock are Transferred pursuant to such Transfer, in the event the Purchasers own greater than 10,000 shares of Preferred Stock, or (ii) all of the Preferred Stock are Transferred pursuant to such Transfer, in the event the Purchasers own less than 10,000 shares at the time of such Transfer.

Section 5.04 Use of Proceeds. The Company shall use the collective proceeds from the sale of the Purchased Shares to partially fund the Acquisition and related expenses.

Section 5.05 Legend and Securities Compliance.

(a) The Purchasers agree that all certificates, Ownership Notices or other instruments representing the Preferred Stock, the Warrants or the Underlying Shares subject to this Agreement will bear legends substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

The Purchasers agree that all certificates, Ownership Notices or other instruments representing the Preferred Stock will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS SET FORTH IN THE STATEMENT OF RESOLUTIONS, WHICH ESTABLISH OTHER POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE 8.875% REDEEMABLE PREFERRED STOCK OF THE COMPANY.

(b) In connection with a sale of the Preferred Stock, the Warrants or the Underlying Shares by a Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser or its broker shall deliver to the transfer agent (which, for the avoidance of doubt, may be the Company with respect to the Preferred Stock) and the Company a broker representation letter providing to the transfer agent and the Company any information the Company deems necessary to determine that the sale of such Preferred Stock, Warrants or Underlying Shares is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time the Preferred Stock, Warrants or Underlying Shares have been held. Upon receipt of such representation letter and such determination, the Company shall promptly direct its transfer agent to remove the notation of a restrictive legend to the extent relating to securities law compliance in such Purchaser’s or the book-entry account maintained by the transfer agent, including the legend referred to in Section 5.05(a) to the extent relating to securities law compliance, and the Company shall bear all costs associated with the removal of such legend in the Company’s books. At such time as the Preferred Stock, Warrants or the Underlying Shares have been sold pursuant to an effective registration statement under the Securities Act permitting the public resale of the Preferred Stock, Warrants or Underlying Shares has become effective or have been held by any Purchaser for more than one year where such Purchaser is not, and has not been in the preceding three months, an Affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act), if the book-entry account of such Purchaser still bears the notation of the restrictive legend referred to in Section 5.05(a), the Company agrees, upon request of the Purchaser or its permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 5.05(a) to the extent relating to securities law compliance and the Company shall bear all costs associated with the removal of such legend in the Company’s books, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assignee provides to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state Laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act) and regarding the length of time the Preferred Stock, Warrants and Underlying Shares have been held, a covenant to inform the Company if it should thereafter become an affiliate (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such Preferred Stock, Warrants and Underlying Shares have been held. The Company shall cooperate with each Purchaser to effect the removal of the legend referred to in Section 5.05(a) at any time such legend is no longer appropriate.

(c) The Purchased Shares, the Warrants and the Underlying Shares (the “Restricted Securities”) shall not be transferable except a holder of Restricted Securities may, subject to any other transfer restriction applicable to such Restricted Securities, Transfer such Restricted Securities upon the conditions specified in this Agreement or, in the case of the Warrants and the Warrant Shares, in the Warrant Agreement and the Warrants, which conditions are in part intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.

(d) In the event that the legend to the extent relating to securities law compliance has not been removed under Section 5.05(b), then this Section 5.05(d) shall apply (other than with respect to the Warrants and the Warrant Shares, which shall be subject to the terms of the Warrant Agreement and the Warrants). Each holder shall, prior to any Transfer of any Restricted Securities (other than a sale to be made in compliance with Rule 144 promulgated under the Securities Act, which sales shall be subject to compliance with Section 5.05(b)), give two Business Days prior written notice to the Company of such holder’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for such holder (which may be one of its internal counsels), stating that in the opinion of such counsel (which opinion must be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Restricted Securities under the Securities Act. If no other Transfer restrictions exist, such holder shall thereupon be entitled to Transfer the Restricted Securities in accordance with the terms of the notice delivered to the Company, and if the Company does not reasonably object to such Transfer on the basis of securities law compliance or request such opinion, within two Business Days after delivery of such notice or, if the Company does request such opinion, upon its receipt thereof. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend relating to securities law compliance set forth in this Agreement. Any transferee (other than in connection with a sale made in compliance with Rule 144 promulgated under the Securities Act), by acceptance of the Restricted Securities in accordance with this Section 5.05(d) must agree to be bound by this Section.

Section 5.06 Tax Matters. The Company and each Purchaser shall prepare and file all Tax Returns in a manner consistent with the allocation and valuations described in Section 2.03 except as otherwise required by Law following a final determination to the contrary. In the event the Company determines it is required by Law to adopt a Tax position or file a Tax Return in a manner inconsistent with the allocation or valuations described in Section 2.03, it shall notify and consult with the GSO Representative prior to doing so.

Section 5.07 Acquisition Agreement. At or prior to the Closing, without the prior written consent of the GSO Representative (which shall not be unreasonably withheld, conditioned or delayed and which response, in any event, whether in the affirmative or negative, will be provided in writing within two (2) Business Days of a consent request from the Company), the Company shall not make or agree to make any amendments, supplements, waivers or other modifications to any provision of the Acquisition Agreement in a manner that would be materially adverse to the Company; provided that if the GSO Representative fails to provide respond to such request within two (2) Business Days, the GSO Representative shall be deemed to have consented to such amendment, supplement, waiver or other modification on behalf of the Purchasers. For the avoidance of doubt, (i) upon any such consent (or deemed consent) by the GSO Representative, the Purchasers shall be deemed to have waived any right to exercise the closing condition under Section 2.04(b)(ii) and the right to termination under Section 7.01(f), in each case solely with respect to the matters specifically set forth in such amendment, supplement, waiver or other modification and (ii) except as otherwise expressly provided herein, any reference to the transactions contemplated by this Agreement shall not include the Acquisition.

Section 5.08 Expenses. Each of the parties to this Agreement will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to the Transaction Documents; provided, however, the Company shall, upon the Closing, reimburse the Purchasers for up to $500,000 of their reasonable, customary and documented out-of-pocket legal fees and expenses and consulting fees, in each case incurred in connection with due diligence, the negotiation and preparation of the Transaction Documents and undertaking of the transactions contemplated pursuant to the Transaction Documents.

Section 5.09 CUSIP Numbers. Prior to the Closing Date, the Company shall obtain “CUSIP” numbers with respect to the Warrants and will use such CUSIP numbers in appropriate notices as a convenience to the holders of the Warrants (including the Purchasers, if applicable); provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice to any holder of the Warrants.

Section 5.10 Shareholder Approval. The Company shall use its commercially reasonable efforts to obtain the approval of the shareholders of the Company at the Company’s next three annual meetings (until obtained) permitting the issuance of the Underlying Shares (including the redemption of the Purchased Shares in Common Stock as permitted by the Statement of Resolutions), including, but not limited to, the Board of Directors recommending the approval of such issuance or issuances to the shareholders. The Purchasers agree that to the extent required by NASDAQ rules (including Rule 5635) to obtain the requisite shareholder approval for such issuance, no Underlying Shares may be voted for such approval.

Section 5.11 Shareholder Rights Plan. The Company shall not adopt a shareholder rights plan, “poison pill” or any other similar plan or arrangement will result in a “flip-in event,” “a triggering event” or for a Person to be deemed an “Acquiring Person” (as such terms are customarily defined in rights plans) solely by reason of (i) the issuance by the Company to the Purchasers of Underlying Shares in accordance with the terms of the Transaction Documents or (ii) the Purchasers’ ownership of the Purchased Shares, the Warrants and the Underlying Shares.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification by the Company. The Company agrees to indemnify each Purchaser, its Representatives and its Affiliates (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Company contained herein (other than the representations or warranties set forth in Sections 3.01, 3.02, 3.10 or 3.14) to be true and correct in all material respects as of the date made (except to the extent any representation or warranty includes the word “material,” Material Adverse Effect or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct), (b) the failure of any of the representations or warranties made by the Company contained in Sections 3.01, 3.02, 3.10 or 3.14 to be true and correct in all respects as of the date made or (c) the breach of any covenants of the Company contained herein, provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty as set forth in Section 6.03; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made. No Purchaser Related Party shall be entitled to recover (i) any exemplary, punitive or speculative damages under this Agreement or (ii) any special, indirect, consequential, incidental damages or lost profits under this Agreement, except (x) in the case of clause (ii), to the extent any such damages or lost profits would otherwise be recoverable under Texas law in an action for breach of contract or (y) in the case of clause (i) or clause (ii), any such damages or lost profits arising from a breach of this Agreement that are payable in respect of Third Party Claims.

Section 6.02 Indemnification By the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Company, its Representatives and its Affiliates (collectively,

“Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by such Purchaser contained herein (other than the representations or warranties made by such Purchaser contained in Sections 4.01, 4.02 or 4.04) to be true and correct in all material respects as of the date made, (b) the representations or warranties made by Purchaser contained in Sections 4.01, 4.02 or 4.04 to be true and correct in all respects or (c) the breach of any of the covenants of such Purchaser contained herein, provided that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation or warranty as set forth in Section 6.03; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of such Purchasers shall not be greater in amount than the sum of such Purchaser’s Funding Obligation plus any distributions paid to such Purchaser with respect to the Purchased Shares. No Company Related Party shall be entitled to recover (i) any exemplary, punitive or speculative damages under this Agreement or (ii) any special, indirect, consequential, incidental damages or lost profits under this Agreement, except (x) in the case of clause (ii), to the extent any such damages or lost profits would otherwise be recoverable under Texas law in an action for breach of contract or (y) in the case of clause (i) or clause (ii), any such damages or lost profits arising from a breach of this Agreement that are payable in respect of Third Party Claims.

Section 6.03 Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.10, 3.14, 4.01, 4.02 and 4.04 shall survive the execution and delivery of this Agreement indefinitely and the other representations and warranties contained in this Agreement shall survive for a period of 12 months following the Closing Date, regardless of any investigation made by or on behalf of the Company or the Purchasers. The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Shares and the Warrants and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Company and the Purchasers thereunder, and Article VIII shall remain operative and in full force and effect as between the Company and each Purchaser, unless the Company and the applicable Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between the Company and such Purchaser.

Section 6.04 Indemnification Procedure. Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified Third- Party Claim without the consent of the Indemnified Party (which consent shall not be unreasonably delayed), unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Article VI are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

ARTICLE VII

TERMINATION

Section 7.01 Termination. Subject to Section 6.04, this Agreement will survive the Closing so long as any shares of Preferred Stock are outstanding or Section 5.03 or Section 5.05 remain applicable. Prior to the Closing, this Agreement may only be terminated:

(a) by mutual written agreement of the Company and the Purchasers representing a majority of the Purchased Shares;

(b) by the Company or the Purchasers representing a majority of the Preferred Stock with respect to itself or themselves, as applicable, upon written notice to the other party in the event that the Closing shall not have occurred on or before October 28, 2017; provided, however that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by either the Company or the Purchasers representing a majority of the Purchased Shares if a United States court of competent jurisdiction shall permanently enjoin the consummation of the Purchase and such injunction shall be final and non-appealable;

(d) without any action by any party, if the Acquisition Agreement is terminated in accordance with its terms at any time prior to the Closing;

(e) by notice given by the Company to the Purchasers if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchasers in this Agreement such that the conditions in Section 2.04(c)(i) or Section 2.04(c)(ii) would not be satisfied and which have not been cured by the Purchasers thirty (30) days after receipt by the Purchasers of written notice from the Company requesting such inaccuracies or breaches to be cured; or

(f) by notice given by the Purchasers representing a majority of the Purchased Shares to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 2.04(b)(i) or Section 2.04(b)(ii) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchasers requesting such inaccuracies or breaches to be cured.

Section 7.02 Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 7.01, no party (or any of its Affiliates) shall have any liability or obligation to the other party (or any of its Affiliates) under or in respect of this Agreement, except (a) to the extent of any liability arising from any breach by such party of its obligations of this Agreement arising prior to such termination, (b) to the extent of any fraud or intentional or willful breach of this Agreement and (c) pursuant to Section 7.03. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence and (y) that this ARTICLE VII and Article VIII shall survive the termination of this Agreement.

Section 7.03 Partial Refund of Commitment Fee. In the event that this Agreement is terminated prior to the Closing pursuant to Section 7.01(e), the Purchasers shall reimburse to the Company, within five Business Days after the date of termination, an amount in cash by wire transfer of immediately available funds to the account or accounts designated by the Company, equal to the commitment fee paid by the Company pursuant to Section 8.01.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Commitment Fee. As soon as reasonably practicable, but (i) if the execution of this Agreement occurs before normal business hours on a Business Day, in no event later 12:00 P.M. central standard time on such Business Day and (ii) if the execution of this Agreement occurs on a day that is not a Business Day or after normal business hours on a Business Day, in no event later than 12:00 P.M. central standard time on the Business Day following execution of this Agreement, the Company shall pay to GSO a commitment fee equal to $5,000,000, by wire transfer of immediately available funds to the account or accounts designated by GSO, subject to refund pursuant to Section 7.03.

Section 8.02 Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof’ and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 8.03 No Waiver: Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Company from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 8.04 Binding Effect. This Agreement shall be binding upon the Company, each of the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 8.05 Non-Disclosure.

(a) Notwithstanding the foregoing, this Agreement shall not impact the terms and provisions of the Confidentiality Agreement. The Confidentiality Agreement shall continue to be in full force and effect, pursuant to the terms and conditions thereof.

(b) Other than filings made by the Company with the Commission, the Company and any of its Representatives shall disclose the identity of, or any other information concerning, the Purchasers or any of their respective Affiliates only after providing the Purchasers a reasonable opportunity to review and comment on such disclosure (with such comments being incorporated or reflected, to the extent reasonable, in any such disclosure); provided, however, that nothing in this Section 8.05 shall delay any required filing or other disclosure with the Commission, NASDAQ or any Governmental Authority or otherwise hinder the CRZO Entities’ or their Representatives’ ability to timely comply with all laws or rules and regulations of the Commission, NASDAQ or other Governmental Authority. The Company may without restriction make any subsequent disclosure substantially consistent with any prior disclosure that was not made in violation of the terms hereof.

Section 8.06 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, electronic mail or facsimile, upon confirmation of receipt (it being understood that the parties agree to provide confirmation of receipt immediately upon the receipt of any notice by telecopy, electronic mail or facsimile), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. The Purchasers agree that any notice required or permitted by this Agreement or under the Organizational Documents of the Company (including the Statement of Resolutions), the Texas Business Organizations Code or other applicable law may be given to the Purchaser at the address or by means of electronic transmission set forth below. The Purchasers further agree to notify the Company of any change to the Purchasers’ electronic mail addresses, and further agrees that the provision of such notice to the Company shall constitute the consent of the Purchasers to receive notice at such electronic mail address. In the event that the Company is unable to deliver notice to the Purchasers at the electronic mail address so provided by the Purchasers, the Purchasers shall, within two business days after a request by the Company, provide the Company with a valid electronic mail address to which the Purchasers consent to receive notice at such electronic mail address. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to any of the Purchasers, to the addresses set forth on Schedule A, with copies to (which shall not constitute notice):

c/o GSO Capital Partners LP

1111 Bagby Street, #2050

Houston, Texas 77002

Attention: Robert Horn

Email: robert.horn@gsocap.com

and

c/o GSO Capital Partners LP

345 Park Avenue, 31st Floor

New York, New York 10154

Email: GSOLegal@gsocap.com

             GSOValuationsGroup@gsocap.com

and

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention: John D. Pitts, P.C.

                  Doug Bacon, P.C.

                  Kimberly Hicks

Email: john.pitts@kirkland.com

            doug.bacon@kirkland.com

             kim.hicks@kirkland.com

(b) If to the Company:
Carrizo Oil & Gas, Inc. 500 Dallas Street, Suite 2300 Houston, Texas 77002 Attention: Law Department Email: Gerry.Morton@carrizo.com
With a copy to (which shall not constitute notice):
Baker Botts L.L.P. 910 Louisiana Street Houston, TX 77002 Attention: Gene Oshman Facsimile: 713-229-1178 Email: gene.oshman@bakerbotts.com or to such other address as the Company or the Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.07 Entire Agreement. This Agreement, the other Transaction Documents, and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Transaction Documents with respect to the rights granted by the Company or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the other Transaction Documents, the Statement of Resolutions and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.08 Assignment. Prior to the Closing, no Purchaser may assign its rights to purchase the Purchased Shares or Warrants under this Agreement, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of any Purchased Shares or Warrants. On and following the Closing, assignments may only be made in compliance with the transfer restrictions in the Transaction Documents. Notwithstanding the foregoing, each Purchaser may assign its rights and obligations under this Agreement without the prior approval of any other party to this

Agreement to any fund or account managed, advised or sub-advised by GSO or any of its Affiliates; provided that any such assignment shall not relieve such Purchaser of any of its obligations hereunder.

Section 8.09 Governing Law: Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Texas without regard to principles of conflicts of laws which would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Texas, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Texas over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.10 No Recourse Against Others.

(a) All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Purchasers. No Person other than the Company or the Purchasers, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, or the GSO Representative, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Company and the Purchasers hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b) Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Company and the Purchasers hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Company and the Purchasers disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 8.11 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Company, the Purchasers and, for purposes of Section 8.10 only, any member, partner, stockholder, Affiliate or Representative of the Company or the Purchasers, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing, or the GSO Representative) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.12 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS CONTROLLED AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 8.14 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the transactions contemplated by the Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

Section 8.15 Voting; Confidentiality. From and after the Closing, each Purchaser agrees to comply with its respective voting obligations set forth under Section 8(i) of the Statement of Resolutions and confidentiality obligations under Section 12(j) of the Statement of Resolutions.

[Remainder of Page Left Intentionally Blank]

Each of the undersigned has caused this Agreement to be duly executed as of the date first above written.

COMPANY:

CARRIZO OIL & GAS, INC.

By:	/s/ S. P. Johnson IV

Name:	S. P. “Chip” Johnson IV
Title:	President and Chief Executive Officer

[Signature Page to Preferred Stock Purchase Agreement]

PURCHASERS:

GSO CAPITAL OPPORTUNITIES FUND III LP

By:	GSO Capital Opportunities Associates III LLC, its general partner

By:	/s/ Marissa J. Beeney
Name:	Marissa J. Beeney
Title:	Authorized Signatory

[Signature Page to Preferred Stock Purchase Agreement]

GSO ENERGY SELECT OPPORTUNITIES FUND LP

By:	GSO Energy Select Opportunities Associates LLC, its general partner

By:	/s/ Marissa J. Beeney
Name:	Marissa J. Beeney
Title:	Authorized Signatory

[Signature Page to Preferred Stock Purchase Agreement]

GSO ENERGY PARTNERS-A LP

By:	GSO Energy Partners-A Associates LLC, its general partner

By:	/s/ Marissa J. Beeney
Name:	Marissa J. Beeney
Title:	Authorized Signatory

[Signature Page to Preferred Stock Purchase Agreement]

GSO ENERGY PARTNERS-B LP

By:	GSO Energy Partners-B Associates LLC, its general partner

By:	/s/ Marissa J. Beeney
Name:	Marissa J. Beeney
Title:	Authorized Signatory

[Signature Page to Preferred Stock Purchase Agreement]

GSO ENERGY PARTNERS-C LP

By:	GSO Energy Partners-C Associates LLC,
its general partner

By:	/s/ Marissa J. Beeney
Name:	Marissa J. Beeney
Title:	Authorized Signatory

[Signature Page to Preferred Stock Purchase Agreement]

GSO ENERGY PARTNERS-C II LP

By:	GSO Energy Partners-C Associates II LLC,
its general partner

By:	/s/ Marissa J. Beeney
Name:	Marissa J. Beeney
Title:	Authorized Signatory

[Signature Page to Preferred Stock Purchase Agreement]

GSO ENERGY PARTNERS-D LP

By:	GSO Energy Partners-D Associates LLC,
its general partner

By:	/s/ Marissa J. Beeney
Name:	Marissa J. Beeney
Title:	Authorized Signatory

[Signature Page to Preferred Stock Purchase Agreement]

GSO AIGUILLE DES GRANDS MONTETS FUND II LP

By:	GSO Capital Partners LP,
as attorney-in-fact

By:	/s/ Marissa J. Beeney
Name:	Marissa J. Beeney
Title:	Authorized Signatory

[Signature Page to Preferred Stock Purchase Agreement]

GSO HARRINGTON CREDIT ALPHA FUND (CAYMAN) L.P.

By:	GSO Harrington Credit Alpha Associated L.L.C.,
its general partner

By:	/s/ Marissa J. Beeney
Name:	Marissa J. Beeney
Title:	Authorized Signatory

[Signature Page to Preferred Stock Purchase Agreement]

GSO CREDIT ALPHA FUND LP

By:	GSO Credit Alpha Associates LLC,
its general partner

By:	/s/ Marissa J. Beeney
Name:	Marissa J. Beeney
Title:	Authorized Signatory

[Signature Page to Preferred Stock Purchase Agreement]

Exhibit A

Statement of Resolutions

See attached

Exhibit A

STATEMENT OF RESOLUTIONS

ESTABLISHING SERIES OF

8.875% REDEEMABLE PREFERRED STOCK

OF CARRIZO OIL & GAS, INC.

Pursuant to Section 21.155 and Section 21.156 of the Texas Business Organizations Code:

CARRIZO OIL & GAS, INC., a Texas corporation, certifies that pursuant to the authority contained in Article Four of its Amended and Restated Articles of Incorporation, as amended, and in accordance with the provisions of Section 21.155 and Section 21.156 of the Texas Business Organizations Code, the Board of Directors duly approved and adopted on June 25, 2017 and a Special Committee has duly adopted by unanimous written consent dated as of June 28, 2017, the following resolution creating and providing for the establishment and issuance of a series of shares of Preferred Stock as hereinafter described, providing for the designations, preferences, limitations and relative rights, voting, redemption and other rights thereof and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Amended and Restated Articles of Incorporation, all in accordance with the provisions of Article 21.155 of the Texas Business Organizations Code the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that a series of Preferred Stock, par value $0.01 per share, of the Company be, and hereby is, created, and that the designation and number of shares thereof and the designations, preferences, limitations and relative rights, voting, redemption and other rights thereof and the qualifications, limitations or restrictions thereof are as follows:

SECTION 1. Designation and Amount; Ranking.

(a) There shall be created from the 10,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized to be issued pursuant to the Articles of Incorporation, a series of preferred stock, designated as the “8.875% Redeemable Preferred Stock,” par value $0.01 per share (the “Preferred Stock”), and the authorized number of shares of Preferred Stock shall be 250,000 shares. Shares of the Preferred Stock that are redeemed, purchased or otherwise acquired by the Company shall be cancelled, shall revert to authorized but unissued shares of Preferred Stock undesignated as to series and subject to later issuance.

(b) The Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior in all respects to all Junior Stock; (ii) on a parity in all respects with all Parity Stock; and (iii) junior in all respects to all Senior Stock, in each case as provided more fully herein.

SECTION 2. Definitions.

As used herein, the following terms shall have the following meanings:

“8.875% Redeemable Preferred Director” shall have the meaning set forth in Section 9(b)(i).

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act. For purposes of this Statement of Resolutions, (i) The Blackstone Group, L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group, L.P. or its Affiliates that are not part of the credit-related businesses of The Blackstone Group L.P. shall not be considered or otherwise deemed to be an “Affiliate” of GSO, the GSO Funds or their respective Affiliates that are part of the credit-related businesses of The Blackstone Group L.P. and (ii) any fund or account managed, advised or sub-advised by or Controlled by GSO or its Affiliates within the credit-related businesses of The Blackstone Group L.P. shall constitute an Affiliate of GSO and the GSO Funds.

“Articles of Incorporation” shall mean the Amended and Restated Articles of Incorporation of the Company, as modified by this Statement of Resolutions, as further amended or restated in accordance with applicable Law and this Statement of Resolutions.

“Attributable Debt” in respect of a Sale Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” shall mean:

(i)	in the case of a corporation, corporate stock;

(ii)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(iv)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Dividends” shall have the meaning set forth in Section 3(a).

“Cash Equivalents” means:

(1) United States dollars;

2

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4) certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Investors Service, Inc. or Standard & Poor’s Ratings Services, or any successors to the rating agency business thereof, and, in each case, maturing within one year after the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” shall mean the occurrence of any of the following:

(i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, or a Successor Parent of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

(ii) the adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company;

(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, or any Successor Parent of the Company, measured by voting power rather than number of shares, units or the like; provided that no Change of Control shall be deemed to occur by reason of the Company becoming a Subsidiary of any Successor Parent; or

(iv) the first day on which a majority of the members of the Board of Directors or any Successor Parent of the Company are not Continuing Directors; provided that this clause (iv) shall only apply during any period in which a Company Indebtedness Document contains the same or a substantially similar provision.

“Change of Control Notice” shall have the meaning set forth in Section 8(b).

“Change of Control Notice Date” shall have the meaning set forth in Section 8(b).

“Change of Control Put” shall have the meaning set forth in Section 8(b)(ii)(1).

“Change of Control Put Price” shall have the meaning set forth in Section 8(b)(ii)(1).

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“Change of Control Redemption Date” shall have the meaning set forth in Section 8(d).

“Change of Control Redemption Price” shall mean the Optional Change of Control Redemption Price or the Change of Control Put Price, as applicable.

“close of business” shall mean 5:00 p.m. (Houston, Texas time).

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company or any other capital stock of the Company into which such Common Stock shall be reclassified or changed.

“Common Stock Dividend Amount” shall have the meaning set forth in Section 3(b).

“Company” shall mean Carrizo Oil & Gas, Inc., a Texas corporation.

“Company Credit Agreement” shall mean any agreements, documents or instruments governing or evidencing first-lien, senior secured Indebtedness of the Company or its Subsidiaries.

“Company Indebtedness Documents” shall mean (i) any agreement, document or instrument governing or evidencing any Indebtedness of the Company or its Subsidiaries that is in excess of $10,000,000 (including, as of the Issue Date, the Indenture and the Current Credit Agreement) and (ii) the Company Credit Agreement.

“Company Redemption Date” shall mean an Initial Company Redemption Date or a Secondary Company Redemption Date, as applicable.

“Company Redemption Notice” shall have the meaning set forth in Section 7(c).

“Company Redemption Price” shall mean an Initial Company Redemption Price or a Secondary Company Redemption Price, as applicable.

“Confidentiality Agreement” means the Amended and Restated Confidentiality Agreement, dated as of June 5, 2017, between the Company and GSO.

“Continuing Directors” shall mean, as of any date of determination, any member of the Board of Directors who:

(i) was a member of such Board of Directors on the Issue Date; or

(ii) was nominated for election or elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment.

“Control” mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings

“Current Credit Agreement” shall mean that certain Credit Agreement, dated as of January 27, 2011, among the Company, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the Lender parties thereto, as heretofore amended and as the same may be amended from time to time hereafter (unless otherwise specified herein).

“Customary Credit Facility” shall mean a customary borrowing base revolving credit facility that is regulated by Office of the Comptroller of the Currency and that contains a debt to EBITDA maintenance covenant.

“Dividend Payment Date” shall mean March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2017.

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“Dividend Rate” shall mean the rate per annum of 8.875%, as may be adjusted pursuant to Section 9(a).

“Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the March 1, June 1, September 1 and December 1, as the case may be, immediately preceding such Dividend Payment Date.

“Dividend Trigger Event” shall have the meaning set forth in Section 3(d).

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“EBITDA” shall have the meaning set forth for such term (or similar concept) in the then-effective Company Credit Agreement (which, as of the Issue Date, is the Current Credit Agreement), provided that if the then-effective Company Credit Agreement is not a Customary Credit Facility or the Company no longer has a Company Credit Agreement, then such term shall have the meaning set forth in the Current Credit Agreement in effect as of the Issue Date.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest, any limited liability company membership interest and any unlimited liability company membership interests.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Company Redemption Notice” shall have the meaning set forth in Section 7(e).

“Final Holder Redemption Notice” shall have the meaning set forth in Section 7(e).

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” shall mean the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GSO” shall mean GSO Capital Partners LP, a Delaware limited partnership.

“GSO Funds” shall mean GSO Aiguille des Grands Montets Fund II LP, GSO Credit Alpha Fund LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., GSO Energy Select Opportunities Fund LP, GSO Energy Partners-A LP, GSO Energy Partners-B LP, GSO Energy Partners-C LP, GSO Energy Partners-C II LP, GSO Energy Partners-D LP and GSO Capital Opportunities Fund III LP.

“Hedging Contracts” means, with respect to any specified Person:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates, or to otherwise reduce the cost of borrowing of such Person or any of such Restricted Subsidiaries, with respect to Indebtedness incurred;

(2) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchange rates;

5

(3) any commodity futures contract, commodity swap, commodity option, commodity forward sale or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4) other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates,

and in each case are entered into only in the normal course of business and not for speculative purposes.

“Holder” and, unless the context requires otherwise, “holder” shall each mean a holder of record of a share of Preferred Stock.

“Holder Change of Control Redemption Election” shall have the meaning set forth in Section 8(c).

“Holder Change of Control Redemption Option” shall have the meaning set forth in Section 8(b)(ii)(1).

“Holder Optional Redemption Price” shall have the meaning set forth in Section 7(a).

“Holder Optional Redemption Right” shall have the meaning set forth in Section 7(a).

“Holder Redemption Consideration” shall have the meaning set forth in Section 7(c).

“Holder Redemption Date” shall have the meaning set forth in Section 7(f).

“Holder Redemption Notice” shall have the meaning set forth in Section 7(b).

“Holder Redemption Shares” shall have the meaning set forth in Section 7(b).

“Holder Redemption VWAP” shall have the meaning set forth in Section 7(c).

“Holder Representative” shall mean GSO or its Affiliated designee until such time as (i) the GSO Funds and/or their respective Affiliates hold less than 50% of the Preferred Stock and (ii) the Holders representing a majority of the then-outstanding shares of Preferred Stock elect a new Holder Representative by written notice to the Company, which Person shall thereupon be the Holder Representative.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” means, with respect to any specified Person:

(1) any indebtedness of such Person, whether or not contingent in respect of borrowed money;

(2) all obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than performance, surety and appeal bonds arising in the ordinary course of business);

(3) all obligations in respect of bankers’ acceptances;

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(4) all Capital Lease Obligations or Attributable Debt in respect of Sale Leaseback Transactions;

(5) all obligations representing the balance deferred and unpaid of the purchase price of any property (other than (i) property purchased, and expense accruals and deferred compensation items arising in the ordinary course of business, (ii) obligations payable solely in Capital Stock that is not “disqualified stock” and (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller);

(6) all obligations under Hedging Contracts; and

(7) with respect to Production Payments, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment;

if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of other Persons secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person (provided that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person), and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment).

Notwithstanding the foregoing, the following shall not constitute or be deemed “Indebtedness”:

(i) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(ii) any obligation of a Person in respect of the balance deferred and unpaid of the purchase price of any property, a farm-in agreement, joint venture, participation or similar arrangement whereby such Person agrees to pay all or a share of the exploration, development, completion or production or other expenses of an exploratory or development well or program (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or program, or transfer of overriding royalty interests or other interests in Hydrocarbon properties in exchange for an ownership interest in an oil or gas property;

(iii) any obligations arising from agreements of a Person providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingent payment obligations based on a final financial statement or performance of acquired or disposed of assets or similar obligations (other than guarantees of Indebtedness), in each case, incurred or assumed by such Person in connection with the acquisition or disposition of assets (including through mergers, consolidations or otherwise);

(iv) subject to clause (7) above, any Dollar-Denominated Production Payments or Volumetric Production Payments;

(v) any Lien on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing non-recourse debt or other Indebtedness of such Unrestricted Subsidiary or joint venture;

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(vi) obligations with respect to letters of credit in support of trade obligations or incurred in connection with public liability insurance, workers’ compensation, unemployment insurance, old-age pensions and other social security benefits other than in respect of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended;

(vii) (i) cash capital contributions to, and funding expenses for the benefit of, foreign Unrestricted Subsidiaries or foreign joint ventures permitted by the Company Indebtedness Documents and (ii) guarantees to fund any such expenditures;

(viii) the repayment or reimbursement obligations of the Company or any Restricted Subsidiary with respect to customary recourse exceptions shall not be considered Indebtedness unless and until an event or circumstance occurs that triggers the Company’s or such Restricted Subsidiary’s direct payment liability or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other party to whom such obligation is actually owed, in which case the amount of such direct payment liability to such lender or other party shall, to the extent otherwise applicable, constitute Indebtedness; and

(ix) in connection with the purchase by the Company or any Restricted Subsidiary of any property, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a closing purchase price adjustment or such payment depends on the performance of such property after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment at a later date becomes finally fixed and determined by the parties to the purchase, the amount is paid within 30 days after such date.

The amount (or principal amount) of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

(3) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Indenture” shall mean that certain Indenture, dated as of May 28, 2008, by and between the Company, Wells Fargo Bank, National Association, as Trustee, and the Subsidiary guarantors party thereto, as heretofore amended or supplemented and as the same may be amended or supplemented from time to time hereafter (unless otherwise specified herein).

“Information” shall have the meaning set forth in the Confidentiality Agreement.

“Initial Company Redemption Date” shall have the meaning set forth in Section 6(a).

“Initial Company Redemption Price” shall have the meaning set forth in Section 6(a).

“Issue Date” shall mean the original date of issuance of the Preferred Stock, which shall be the date that this Statement of Resolutions is filed with the Secretary of State of the State of Texas.

“Junior Stock” shall mean all classes of the Company’s common stock and each other class of capital stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

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“Law” means any statute, law (including common law and, for the avoidance of doubt, the HSR Act), rule, or regulation or any judgment, order, writ, injunction, or decree of any federal, state, local or foreign court or tribunal or any federal, state, local or foreign public.

“Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Total Debt as of such date to (ii) EBITDA for the most recently ended four full fiscal quarters of the Company for which internal financial statements are available immediately preceding such date, or to the extent EBITDA is measured on a quarterly annualized basis under the Company Credit Agreement, as so measured under the Company Credit Agreement.

“LIBOR” shall mean the rate (rounded upwards, if necessary, to the next 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m., London time, on the Business Day prior to the relevant date of determination.

“Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a financing lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations.

“Liquidation Preference” shall mean, with respect to each share of Preferred Stock, $1,000 as may be increased pursuant to Section 3(d), plus in the case of any redemption or liquidation of Preferred Stock not occurring on a Dividend Payment Date, the aggregate unpaid dividends accrued daily since the last Dividend Payment Date.

“NASDAQ” shall mean the NASDAQ Stock Market.

“Non-Cash Dividend” shall have the meaning set forth in Section 3(b).

“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

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“opening of business” shall mean 10:00 a.m. (Houston, Texas time).

“Optional Change of Control Redemption Price” shall have the meaning set forth in Section 8(b)(ii)(2).

“Ownership Notice” shall mean the notice of ownership of capital stock of the Company containing the information required to be set forth or stated on certificates pursuant to the Texas Business Organizations Code and, in the case of an issuance of capital stock by the Company, in substantially the form attached hereto as Exhibit A.

“Parity Stock” shall mean any class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Paying Agent” shall mean the Transfer Agent, acting in its capacity as paying agent for the Preferred Stock, and its successors and assigns, or any other Person appointed to serve as paying agent by the Company.

“Permitted Distributions” has the meaning set forth in Section 4(b)(v).

“Permitted Holders” shall mean (a) the Company or any Subsidiary of the Company, as long as such Subsidiary of the Company remains a Subsidiary following completion of the transaction that would have constituted a Change of Control, had the transaction not been effected with a Permitted Holder and (b) the directors, officers and other management employees of the Company that are shareholders of the Company on the Issue Date and their respective Affiliates.

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” shall have the meaning set forth in Section 1(a).

“Prohibited Distributions” has the meaning set forth in Section 4(b)(v).

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Purchase Agreement” shall mean the Preferred Stock Purchase Agreement, dated June 28, 2017 by and between the Company and the GSO Funds.

“Quarter” shall mean the three-month period ending on each of March 15, June 15, September 15 and December 15 of each year; provided that with respect to the first period following the Issue Date, solely the portion of such period after the Issue Date.

“Quarterly Dividend” shall have the meaning set forth in Section 3(b).

“Quarterly Dividend Amount” shall have the meaning set forth in Section 3(a).

“Restricted Subsidiary” shall mean any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

“SEC” shall mean the Securities and Exchange Commission.

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“Secondary Company Redemption Date” shall have the meaning set forth in Section 6(b).

“Secondary Company Redemption Premium” shall mean (a) after the third anniversary of the Issue Date but on or prior to the fourth anniversary of the Issue Date, 104.4375%, (b) after the fourth anniversary of the Issue Date but on or prior to the fifth anniversary of the Issue Date, 102.21875%, and (c) thereafter, 100%.

“Secondary Company Redemption Price” shall have the meaning set forth in Section 6(b).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Election” shall have the meaning set forth in Section 8(b)(ii)(1).

“Senior Stock” shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Settlement Determination Date” shall mean the March 15, June 15, September 15 or December 15 of a given year that is the first of such dates to occur after 90 days following delivery of a Holder Redemption Notice by the Holder Representative to the Company.

“Settlement Method” shall have the meaning set forth in Section 7(c).

“Standstill Agreement” shall mean the Standstill and Voting Agreement, dated as of the Issue Date, between the Company and the GSO Funds.

“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Substantially Equivalent Security” means a security in a surviving or successor entity to the Company that has substantially similar rights, preferences and privileges as the Preferred Stock (it being understood that the differences in rights to the extent required by a security issued by a surviving or successor entity organized in a different jurisdiction within the United States of America and that is quoted and listed on a national securities exchange shall not be grounds for such security not to be deemed a Substantially Equivalent Security).

“Successor Parent” with respect to any Person shall mean any other Person more than 50% of the total outstanding Voting Stock of which (measured by voting power rather than the number of shares, units or the like) is, at the time the first Person becomes a Subsidiary of such other Person, “Beneficially Owned” either by the first Person or by one or more Persons that Beneficially Owned more than 50% of the total outstanding Voting Stock of the first Person (measured by voting power rather than the number of shares, units or the like) immediately prior to the first Person becoming a Subsidiary of such other Person.

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“Texas Business Organizations Code” means the Texas Business Organizations Code, as amended.

“Total Debt” shall have the meaning set forth for such term (or similar concept) in the then-effective Company Credit Agreement (which as of the Issue Date, is the Current Credit Agreement), provided that if the then-effective Company Credit Agreement is not a Customary Credit Facility or the Company no longer has a Company Credit Agreement, then such term shall have the meaning set forth in the Current Credit Agreement in effect as of the Issue Date.

“Trading Day” shall mean a day during which trading in securities generally occurs on the NASDAQ or, if the Common Stock is not listed on the NASDAQ, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“Transfer Agent” shall mean Wells Fargo Bank, N.A., acting as the Company’s duly appointed transfer agent, registrar, and dividend disbursing agent for the Preferred Stock, and its successors and assigns, or any other person appointed to serve as transfer agent, registrar, conversion agent and dividend disbursing agent by the Company.

“Treasury Rate” shall mean, as of any Secondary Company Redemption Date, the yield to maturity as of such Secondary Company Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Secondary Company Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Secondary Company Redemption Date to the date that is the third anniversary of the Issue Date; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Secondary Company Redemption Date to the date that is the third anniversary of the Issue Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will calculate the Treasury Rate on the second Business Day preceding the applicable Secondary Company Redemption.

“Underlying Shares” shall mean (i) shares of Common Stock that may be issued upon the redemption of the Preferred Stock or in respect of dividends payable in Common Stock thereon and (ii) Warrant Shares.

“Unrestricted Subsidiary” shall mean, initially, Monument Exploration LLC, and thereafter shall include any Subsidiary of the Company designated to be an Unrestricted Subsidiary in accordance with the Current Credit Agreement.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any Person as of any date shall mean the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“VWAP” per share of Common Stock during any period shall mean the per share volume-weighted average price as displayed on Bloomberg page “CRZO <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, for such period; or, if such

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price is not available, “VWAP” shall mean the market value per share of Common Stock during such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Warrant Agreement” shall mean that certain Warrant Agreement between the Company and Wells Fargo Bank, N.A., as Warrant Agent, dated as of the Issue Date.

“Warrants” shall have the meaning set forth in the Warrant Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants in accordance with the Warrants.

SECTION 3. Dividends.

(a) Dividends shall, with respect to each share of Preferred Stock, accrue on the Liquidation Preference at the Dividend Rate for each Quarter for the portion of such Quarter for which such share is outstanding, to and including the next Dividend Payment Date. Dividends on the Preferred Stock shall accrue on a daily basis (at the Dividend Rate assuming a 365 day year), whether or not declared. Subject to the rights of holders of any Senior Stock, Holders shall be entitled to receive prior to any distributions made in respect of any Junior Stock in respect of the same Quarter, out of funds legally available for payment, cash dividends (“Cash Dividends”) on the Liquidation Preference in effect immediately after the last day of the immediately prior Quarter, at the Dividend Rate, compounded Quarterly on each Dividend Payment Date in arrears (the “Quarterly Dividend Amount”). Quarterly Dividends shall be payable only when, as and if declared by the Board of Directors.

(b) Notwithstanding anything to the contrary in Section 3(a) and without limitation of the rights of the Holders set forth in Section 9, the Company may, at the sole election of the Board of Directors, elect to have, (i) with respect to any dividend declared by the Board of Directors and paid in respect of a Quarter ending on December 15, 2017 and on or prior to September 15, 2018, up to 100%, (ii) with respect to any dividend declared in respect of a Quarter ending on December 15, 2018 and on or prior to September 15, 2019, up to 75%, or (iii) with respect to any dividend declared in respect of a Quarter ending on December 15, 2019 and on or prior to September 15, 2020, up to 50%, of the amount that would have been payable to the Holders if such dividend had been fully paid in cash pursuant to Section 3(a) (in each case, the “Common Stock Dividend Amount”) to be paid by delivering to the Holders a number of shares of Common Stock equal to the quotient of (x) the applicable Common Stock Dividend Amount divided by (y) 97% of the five Trading Day VWAP of the Common Stock ending on the second Trading Day immediately prior to the applicable Dividend Payment Date, in each case rounded up to the nearest whole share of Common Stock (such dividend, a “Non-Cash Dividend” and together with Cash Dividends, “Quarterly Dividends”). Any Non-Cash Dividend declared and paid in accordance with this Section 3(b) shall reduce, on a dollar-for-dollar basis, the amount of Cash Dividends otherwise required under Section 3(a) in any Quarter.

(c) To the extent the Board of Directors so declares, Quarterly Dividends shall be payable in arrears on each Dividend Payment Date (commencing on September 15, 2017) for the Quarter ending immediately prior to such Dividend Payment Date, to the Holders as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date. If any Dividend Payment Date falls on a day that is not a Business Day, the payment of Quarterly Dividends declared under Section 3(a) and/or Section 3(b) with respect to such Dividend Payment Date will be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay. Accumulated and unpaid dividends on shares of Preferred Stock for any past dividend periods (including unpaid dividends compounding thereon) may be declared and paid at any time to Holders. Notwithstanding the foregoing, and without limiting the Holders’ rights under this Agreement (including, but not limited to those set forth in Section 3, Section 7 or Section 9), the Company shall not be required to pay Cash Dividends on the Preferred Stock to the extent prohibited by any Company Indebtedness Document or to pay any Quarterly Dividend on the Preferred Stock to the extent not consistent with applicable Law, but in such case, such unpaid amounts will be cumulative and will compound Quarterly on each Dividend Payment Date in arrears.

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(d) If the Company fails to pay in full any Quarterly Dividend on or prior to the applicable Dividend Payment Date, whether such failure is a result of a prohibition under any Company Indebtedness Document or applicable Law, the failure by the Board of Directors to declare such dividend, or otherwise, (i) in cash to the Holders a Cash Dividend equal to the Quarterly Dividend Amount and/or (ii) in shares of Common Stock to the Holders a Non-Cash Dividend (to the extent the payment of such Quarterly Dividend in Common Stock is permitted by Section 3(b)) equal to the Common Stock Dividend Amount (a “Dividend Trigger Event”), then (A) the Liquidation Preference shall automatically increase by such unpaid amounts (to the extent the Liquidation Preference has not already been increased by such unpaid amounts) and such unpaid amounts will compound Quarterly on each Dividend Payment Date in arrears and (B) if such failure has not been cured by the Company by paying such Quarterly Dividend in full in cash and/or, if applicable, Common Stock pursuant to Section 3(b) within three months (as set forth in Section 9(x)) of the applicable Dividend Payment Date (including all amounts due as a result of quarterly compounding described in Section 3(d)(A)), the Additional Holder Rights will vest in accordance with Section 9. Notwithstanding the foregoing, any payments by the Company of cash in respect of Quarterly Dividends that were previously unpaid will reduce the Liquidation Preference by the amount so paid.

(e) Holders of shares of Preferred Stock shall not be entitled to any dividend, whether payable in cash or Common Stock, in excess of full cumulative and compounding dividends provided for in this Section 3 and, if applicable, Section 9, or otherwise provided for in this Statement of Resolutions.

(f) Subject to this Section 3 and Section 4(b)(v), such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any of the Company’s securities, including Common Stock, from time to time out of funds legally available for such payment, and the Holders shall not be entitled to participate in any such dividends.

SECTION 4. Special Rights.

(a) Holders shall not have any voting or consent rights (including for the election of directors) except as set forth in this Section 4 and Section 9 (as applicable) or as otherwise from time to time specifically required by the Texas Business Organizations Code.

(b) In addition to any other vote or consent of stockholders required by the Texas Business Organizations Code, the written consent of the Holder Representative, for so long as the GSO Funds and their Affiliates collectively are the Beneficial Owners of greater than 50% of the outstanding shares of Preferred Stock, shall be necessary for effecting:

(i) any issuance, authorization or creation of, or any increase by the Company in the issued or authorized amount of, any specific class or series of Senior Stock or any Parity Stock or security convertible into or evidencing the right to purchase any shares of Senior Stock or Parity Stock;

(ii) any direct or indirect incurrence, creation, issuance, assumption or guarantee of, or other contingent liability with respect to, Indebtedness by the Company and/or its Restricted Subsidiaries; provided, however, that the Company and its Restricted Subsidiaries may incur, create, issue, assume, guarantee or otherwise become liable for such Indebtedness if, after giving pro forma effect to the incurrence, creation, issuance, assumption, guarantee of, or the contingent liability with respect to, such Indebtedness and any substantially simultaneous application of the proceeds thereof, the Company’s Leverage Ratio immediately preceding the date on which such Indebtedness is incurred, created, assumed, or guaranteed would have been less than the greater of (x) 4.50 to 1.00 and (y) 0.5 times higher than the ratio in effect under the Company Credit Agreement as of such time (so long as the Company Credit Agreement is a Customary Credit Facility); provided that with respect to this clause (y), the Company’s Leverage Ratio shall not exceed 6.00 to 1.00;

(iii) any amendment, modification or alteration of, or supplement to, the Articles of Incorporation or this Statement of Resolutions, whether by merger, consolidation or otherwise, that would adversely affect the rights, preferences or privileges of the Preferred Stock;

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(iv) enter into, adopt or agree to any “restricted payment” provisions (or other similar provisions that restrict or limit the payment of dividends on, or the redemption of, the Preferred Stock) under any Company Indebtedness Document that would be more restrictive on the payment of dividends on, or redemption of, the Preferred Stock than those existing in the Company Indebtedness Documents as of the Issue Date (provided that, for purposes of clarity, any decrease in the amount available to make restricted payments under any such provisions that are the result of the Company utilizing capacity under such provisions or any decrease in capacity as a result of the operation of such provisions as set forth in the Company Indebtedness Documents as of the Issue Date, shall not require the consent of the Holder Representative); and

(v) any declaration or payment of dividends or distributions on, or redemptions or repurchases of, Parity Stock, Common Stock or any other shares of Junior Stock in excess of $15 million per year (“Prohibited Distributions”) unless the Company’s Leverage Ratio would be, after giving pro forma effect to such dividend, distribution, redemption or repurchase, less than 3.0 to 1.00; provided, however, that the foregoing limitation shall not apply to (i) a dividend payable in shares of Parity Stock (if the issuance of such Parity Stock has been approved in accordance with Section 4(b)(i), as applicable) or Junior Stock or in shares of Common Stock and cash in lieu of fractional shares with respect to the foregoing, (ii) the repurchase, redemption or other acquisition of shares of Common Stock or other Junior Stock in exchange for shares of Common Stock or other Junior Stock and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock; (iii) purchases or acquisition of fractional interests in shares of Parity Stock (which issuance of Parity Stock must be approved in accordance with Section 4(b)(i), as applicable), Common Stock or other Junior Stock (x) pursuant to the exercise, conversion or exchange provisions of such shares or any securities exercisable for, exchangeable for or convertible into such shares or (y) in connection with any merger or other business combination; (iv) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate Governmental Authority); (v) redemptions, purchases or other acquisitions or retirement for value of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan (including any employment contract) in the ordinary course of business, including, without limitation, (A) the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors, consultants and employees and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock and (B) acquisitions in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting; (vi) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan that do not result in cash outflows of greater than $0.01 per right plus amounts paid for fractional rights; (vii) the exchange or conversion of Junior Stock for or into other Junior Stock and the payment of cash in lieu of fractional shares of other Junior Stock (collectively, the “Permitted Distributions”).

For the avoidance of doubt, any reference to “dividend” or “distribution” in this Section 4(b)(v) shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary in which each Holder receives distributions as required by, and in accordance with, Section 5.

(c) In addition to any other vote or consent of stockholders required by the Texas Business Organizations Code, and subject to Section 8(d), the written consent of Holders representing a majority of the then-outstanding shares of Preferred Stock shall be required for any amendment, modification or alteration of, or supplement to, the Articles of Incorporation or this Statement of Resolutions, whether by merger, consolidation or otherwise (other than a Change of Control in which the Holders elect to receive a Substantially Equivalent Security or retain the Preferred Stock or the Preferred Stock is timely and fully redeemed for cash (which amounts may be provided on behalf of the Company by an acquirer in connection with such Change of Control) or the Company otherwise causes the Holders to receive the same amounts for cash in such Change of Control (including receipt of such amounts as merger consideration)), in each case in accordance with Section 8), that would adversely affect the rights, preferences or privileges of the Preferred Stock.

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(d) Notwithstanding anything to the contrary herein, without the consent of either the Holder Representative or Holders representing a majority of the then-outstanding shares of Preferred Stock, the Company, acting in good faith, may amend, alter, supplement or repeal any terms of the Preferred Stock by amending or supplementing the Articles of Incorporation or this Statement of Resolutions:

(i) to cure any ambiguity, omission, inconsistency or mistake in any such instrument that does not adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock, any Holder or the Holder Representative, as applicable;

(ii) to make any provision with respect to matters or questions relating to the Preferred Stock that is not inconsistent with the provisions of this Statement of Resolutions and that does not adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock or any Holder; or

(iii) to make any other change that does not adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock or any Holder (other than any Holder that consents to such change).

(e) In exercising the voting rights set forth in Section 4 and Section 9, each share of Preferred Stock shall be entitled to one vote.

(f) The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the bylaws of the Company and applicable Law.

(g) If prior to the exercise of the Holders’ or Company’s rights pursuant to this Statement of Resolutions, a filing is required pursuant to the HSR Act, then the Company, on the one hand, and any Holder, on the other hand, shall (i) as promptly as practicable, make, or cause or be made, all filings and submissions required under the HSR Act, and (ii) use their commercially reasonable efforts to obtain, or cause to be obtained, consent in respect of such filings and submissions (or the termination or expiration of the applicable waiting period, as applicable); provided, however, any filing or submission fees required of any Person in connection with any such filings or submissions required under the HSR Act shall be paid by the Company.

(h) To the extent that the holders of Preferred Stock shall have the right to vote as a class (alone or together with any other series of stock of the Company) pursuant to the requirements of applicable Law on any matter not set forth herein as otherwise requiring the vote of such holders, the approval of such matter shall require only the vote of the holders of a majority of the then-outstanding shares of Preferred Stock entitled to vote thereon (unless a higher percentage is required by Law or the Articles of Incorporation) or written consent of the holders of a majority of the then-outstanding shares of Preferred Stock entitled so to vote (unless a higher percentage is required by Law or the Articles of Incorporation).

(i) The rights of holders of Preferred Stock to take any action as provided in this Statement of Resolutions or otherwise (including without limitation the waiver of any rights of such holders) may be exercised at any annual meeting of shareholders or at a special meeting of shareholders held for such purpose or at any adjournment thereof, or without a meeting, without prior notice and without a vote, if a consent or counterpart consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares of Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares of Preferred Stock entitled to vote on the action were present and voted.

(j) For the taking of any action as provided in this Section by the holders of Preferred Stock or for any action as to which the holders of Preferred Stock are entitled to vote, each such holder shall have one vote for each share of Preferred Stock standing in its name on the transfer books of the Company as of any record date fixed

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for such purpose or, if no such date be fixed, at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(k) So long as the right to vote pursuant to this Section continues (and unless such right has been exercised by written consent of the minimum number of shares of Preferred Stock required to take such action), upon the written request of Holders representing a majority of the then-outstanding shares of Preferred Stock addressed to the Secretary of the Company at the principal office of the Company, the Secretary of the Company shall call a special meeting of the holders of shares of Preferred Stock entitled to vote as provided herein. Such meeting shall be held on a date selected by the Board of Directors within sixty days after delivery of such request to the Secretary, at the place and upon the notice provided by Law and in the Bylaws, for the holding of meetings of shareholders.

SECTION 5. Liquidation Rights.

(a) In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Holder shall be entitled to receive, in respect of such shares of Preferred Stock, and to be paid out of the assets of the Company available for distribution to its stockholders, an amount equal to the Secondary Company Redemption Price applicable as of the date of such liquidation, winding-up or dissolution of the Company, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock.

(b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding up or dissolution of its business), nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 5.

(c) After the payment in full to the Holders of the amounts provided for in this Section 5, the Holders of shares of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company in respect of their ownership of such Preferred Stock.

(d) In the event the assets of the Company available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 5(a), no such distribution shall be made on account of any shares of Parity Stock (which issuance of Parity Stock must be approved in accordance with Section 4(b)(i), as applicable) upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which Holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

SECTION 6. Company Optional Redemption.

(a) At any time, and from time to time, on or before the first anniversary of the Issue Date, the Company shall have the right, subject to applicable Law, to redeem out of legally available funds up to 50,000 shares of Preferred Stock, in cash, in an amount that does not exceed the sum of (i) cash proceeds of sales of Oil and Gas Properties received after the Issue Date, (ii) cash proceeds of the sale or issuance of shares of Common Stock after the Issue Date and (iii) cash proceeds from the sale or transfer of 100% of the Equity Interests in any of the Company’s wholly owned Subsidiaries after the Issue Date. Any such redemption shall occur on a date set by the Company in its sole discretion prior to the first anniversary of the Issue Date (the “Initial Company Redemption Date”). Subject to applicable Law, the Company shall effect any such redemption pursuant to this Section 6(a) by paying cash out of legally available funds for each share of Preferred Stock to be redeemed in an amount equal to the Liquidation Preference of each such share of Preferred Stock as of the time of redemption (the “Initial Company Redemption Price”).

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(b) In addition to the Company’s rights to redeem the Preferred Stock as set forth in Section 6(a), at any time and from time to time, the Company shall have the right, subject to applicable Law, to redeem out of legally available funds the Preferred Stock for cash, in whole or in part (but in no event elect to redeem less than a number of shares of Preferred Stock that have an aggregate Secondary Company Redemption Price (as defined below) of less than $20 million, as calculated in accordance with this Section 6(b)). Any such redemption shall occur on a date set by the Company in its sole discretion (the “Secondary Company Redemption Date”). Subject to applicable Law, the Company shall effect any such redemption out of legally available funds pursuant to this Section 6(b) by paying cash for each share of Preferred Stock to be redeemed in an amount equal to (x) if on or prior to the third anniversary of the Issue Date, (i) the present value at such time of all Quarterly Dividends (except for currently accrued and unpaid dividends) that would be payable (assuming such Quarterly Dividends were declared by the Board of Directors in accordance with Section 3) on such share of Preferred Stock from the Secondary Company Redemption Date through the third anniversary of the Issue Date (assuming all such Quarterly Dividends are Cash Dividends and computed using a discount rate equal to the Treasury Rate at such time plus 50 basis points, discounted to the Secondary Company Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months)), plus, (ii) the aggregate Secondary Company Redemption Price that would have been payable to the Holders had the Secondary Company Redemption Date occurred after the third anniversary of the Issue Date but on or prior to the fourth anniversary of the Issue Date (i.e., including a Secondary Company Redemption Premium of 104.4375%), or (y) for all other periods, (i) $1,000 multiplied by the applicable Secondary Company Redemption Premium for such share of Preferred Stock on such Secondary Company Redemption Date plus (ii) any accrued but unpaid dividends on such share of Preferred Stock (including any unpaid compounded dividends accrued on such Preferred Stock in accordance with Section 3(a), Section 3(c) and Section 3(d)) (such amount, the “Secondary Company Redemption Price”).

(c) The Company shall give notice of its election to redeem the Preferred Stock pursuant to this Section 6 not less than five days and not more than 60 days before the Company Redemption Date, to the Holders of Preferred Stock as such Holders’ names appear (as of the close of business on the Business Day next preceding the day on which notice is given) on the books of the Transfer Agent at the address of such Holders shown therein. Any notice of redemption. Such notice (the “Company Redemption Notice”) shall state: (i) the Company Redemption Date, (ii) the number of shares of Preferred Stock to be redeemed from such Holder, (iii) the Company Redemption Price and (iv) whether or not such notice is conditioned and if so, the conditions to such redemption. Any notice of redemption may be subject to one or more conditions as specified therein.

(d) If the Company elects to redeem fewer than all of the outstanding shares of Preferred Stock pursuant to this Section 6, the number of shares of Preferred Stock to be redeemed shall be determined by the Company, provided that the number of shares of Preferred Stock to be redeemed (i) pursuant to an election pursuant to Section 6(a) shall not be less than 20,000 shares of Preferred Stock or, if the aggregate amount of shares of Preferred Stock outstanding is less than 20,000 shares, then all of such shares, or (ii) pursuant to an election pursuant to Section 6(b) shall not be less than a number of shares of Preferred Stock that have an aggregate Secondary Company Redemption Price of less than $20 million, as calculated in accordance with Section 6(b) or, if the aggregate Secondary Company Redemption Price of all outstanding shares of Preferred Stock is less than $20 million, all of such shares; provided, further, that the Preferred Stock will be redeemed on a pro rata basis across all Holders based on their respective ownership of Preferred Stock. The shares of Preferred Stock not redeemed shall remain outstanding.

(e) If the Company gives a Company Redemption Notice as to which all conditions have been satisfied, the Company shall deposit with the Paying Agent funds sufficient to redeem the shares of Preferred Stock as to which such Company Redemption Notice shall have been given, no later than the opening of business on the Company Redemption Date, and the Company shall, at the time of such deposit, give the Paying Agent irrevocable instructions and authority to pay the applicable Company Redemption Price to the Holders to be redeemed as set forth in the Company Redemption Notice. If the Company Redemption Notice shall have been given, then from and after the Company Redemption Date, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Company Redemption Notice to all Holders who submit their shares of Preferred Stock for redemption, (i) all dividends on such shares of Preferred Stock to be redeemed shall cease to accrue, (ii) shares of Preferred Stock to be redeemed shall be deemed to no longer be outstanding and (iii) all rights with respect to such shares of Preferred Stock to be redeemed, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the Company Redemption Price. The

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Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Company Redemption Price of the shares of Preferred Stock to be redeemed), and the holders of any shares of Preferred Stock so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of shares of Preferred Stock, that remain unclaimed or unpaid after two years after the Company Redemption Date or other payment date, shall be, to the extent permitted by applicable Law, repaid to the Company upon its written request, after which repayment the Holders entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Company Redemption Notice, there shall be no redemption of any shares of Preferred Stock called for redemption until funds sufficient to pay the full Company Redemption Price of such shares shall have been deposited by the Company with the Paying Agent.

SECTION 7. Holder Optional Redemption

(a) The Holder Representative, on behalf of the Holders, may elect, in whole or in part, from time to time, (i) on or after the seventh anniversary of the Issue Date or (ii) upon the occurrence of a Dividend Trigger Event that has not been cured within three months of the occurrence of such Dividend Trigger Event, to cause the Company to redeem out of legally available funds all or a portion of the Preferred Stock (the “Holder Optional Redemption Right”) for a price per share of Preferred Stock equal to the Secondary Company Redemption Price then in effect, as calculated in accordance with the methodology set forth in Section 6(b) (the “Holder Optional Redemption Price”), which amount shall be payable in accordance with Section 7(c) below; provided that the number of shares of Preferred Stock to be redeemed pursuant to an election pursuant to Section 7(a) shall not be less than a number of shares of Preferred Stock that have an aggregate Holder Optional Redemption Price of less than $20 million, as calculated in accordance with this Section 7(a) or, if the aggregate Holder Optional Redemption Price of all outstanding Preferred Stock is less than $20 million, all of such shares; provided, further, that the Preferred Stock is redeemed on a pro rata basis across all Holders based on their respective ownership of Preferred Stock.

(b) The Holder Representative may exercise the Holder Optional Redemption Right from time to time on behalf of the Holders, with respect to all or any portion of the Preferred Stock, by delivering to the Company a notice of redemption (the “Holder Redemption Notice”). Such Holder Redemption Notice shall include (i) the Settlement Determination Date with respect to which the Holder Representative desires to exercise the Holder Optional Redemption Right on behalf of the Holders and (ii) the number of shares of Preferred Stock to be redeemed from the Holders, pro rata in accordance with their respective ownership of the Preferred Stock (the “Holder Redemption Shares”).

(c) On or before the relevant Settlement Determination Date, the Company may determine to deliver the relevant Holder Optional Redemption Price in the form of cash, shares of Common Stock (together with cash, if applicable, in lieu of delivering any shares fractional shares of Common Stock) or a combination of cash and shares of Common Stock (together with cash, if applicable, in lieu of delivering any shares fractional shares of Common Stock) (each a “Settlement Method” and such consideration that composes the Settlement Method, the “Holder Redemption Consideration”). In the event that the Company elects to satisfy its obligation to deliver all or a portion of the Holder Optional Redemption Price in the form of shares of Common Stock (together with cash, if applicable, in lieu of delivering any shares fractional shares of Common Stock), the value of such shares of Common Stock shall be an amount equal to 90% multiplied by the ten Trading Day VWAP of the Common Stock ending on the second Trading Day immediately prior to the relevant Settlement Determination Date (the “Holder Redemption VWAP”); provided that the Company may not elect a Settlement Method that includes the delivery of Common Stock if the issuance of such Common Stock would result in the violation of the shareholder approval rules of the NASDAQ Global Select Market, including NASDAQ Listing Rule 5635, or any other analogous rules imposed by any other national securities exchange on which the Common Stock is then listed or quoted, to the extent then applicable. The foregoing restriction shall continue notwithstanding any failure of the Common Stock to continue to be listed on the NASDAQ Global Select Market.

(d) The Company shall deliver a written notice to the Holder Representative no later than the close of business on the relevant Settlement Determination Date that states (i) the Holder Optional Redemption Price and (ii) the Settlement Method with respect to such Holder Optional Redemption Price and the Holder Redemption

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Consideration to be paid to each Holder in respect thereof (including specifying the number of shares of Common Stock to be delivered, and supporting calculations for the determination of the Holder Redemption VWAP, if available at the time of such notice) (a “Settlement Notice”). If the Company fails to deliver a Settlement Notice to the Holder Representative at or prior to the close of business on the Settlement Determination Date, the Company will be deemed to have elected to settle the redemption on the applicable Holder Redemption Date entirely in Common Stock (together with cash, if applicable, in lieu of delivering any shares fractional shares of Common Stock).

(e) Following the Company’s election (or deemed election pursuant to Section 7(d)) of a Settlement Method, if such Settlement Method is to include the delivery of shares of Common Stock, the Holder Representative may elect, in its sole discretion on behalf of the Holders, whether to revoke the applicable Holder Redemption Notice or reduce the number of Holder Redemption Shares set forth on such Holder Redemption Notice, with a corresponding reduction of the Holder Redemption Consideration (pro rata among the cash and Common Stock components thereof) set forth on such Holder Redemption Notice, by delivering written notice to the Company no later than four (4) Business Days after the relevant Settlement Determination Date (the “Final Holder Redemption Notice”). Any election by the Holder Representative to reduce the number of Holder Redemption Shares set forth on such Holder Redemption Notice (and corresponding reduction of the Holder Redemption Consideration) shall not be deemed to be (i) a waiver of any Holder’s right to submit a Holder Redemption Notice at any time, from time to time, in the future, (ii) a waiver of any Holder’s rights with respect to the shares of Preferred Stock that are not redeemed, or (iii) a redemption of any Preferred Shares that are subject to reduction in the relevant Holder Redemption Notice. In the event the Holder Representative does not deliver a Final Holder Redemption Notice, the Holder Representative shall be deemed to have delivered, four (4) Business Days after the relevant Settlement Determination Date, a Final Holder Redemption Notice electing not to revoke the redemption or reduce the number of Holder Redemption Shares. As soon as reasonably practicable following receipt or a deemed receipt of a Final Holder Redemption Notice (but in no event later than one Business Day after receipt or deemed receipt of a Final Holder Redemption Notice), the Company shall deliver to the Holder Representative a notice (the “Final Company Redemption Notice”) that states (i) the Holder Redemption Date, (ii) the number of shares of Preferred Stock to be redeemed (as set forth in the Final Holder Redemption Notice), (iii) the Holder Optional Redemption Price and (iv) the Settlement Method with respect to such Holder Optional Redemption Price and the Holder Redemption Consideration to be paid to each Holder in respect thereof (including specifying the number of shares of Common Stock to be delivered, and supporting calculations for the determination of the Holder Redemption VWAP).

(f) The Company shall deposit with the Paying Agent the Holder Redemption Consideration (whether cash, shares of Common Stock or a combination of both) sufficient to redeem the shares of Preferred Stock as to which the Company has delivered or is deemed to have delivered a Final Company Redemption Notice in accordance with Section 7(e) no later than the opening of business on the sixth (6th) Business Day following the Settlement Determination Date (such date, the “Holder Redemption Date”), and the Company shall, at the time of such deposit, give the Paying Agent irrevocable instructions and authority to deliver the applicable Holder Redemption Consideration, in amounts consistent with the Final Holder Redemption Notice and forms consistent with the Settlement Notice, to the Holders to be redeemed. If a Final Company Redemption Notice shall have been given (or be deemed to have been given), then from and after the Holder Redemption Date, unless the Company defaults in providing Holder Redemption Consideration sufficient for such redemption at the time and place specified for payment pursuant to the Final Company Redemption Notice, (i) all dividends on such shares of Preferred Stock to be redeemed shall cease to accrue, (ii) shares of Preferred Stock to be redeemed shall be deemed to no longer be outstanding and (iii) all rights with respect to such shares of Preferred Stock to be redeemed, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the Holder Optional Redemption Price. The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Holder Optional Redemption Price of the shares of Preferred Stock to be redeemed), and the holders of any shares of Preferred Stock so redeemed shall have no claim to any such interest income. Any funds or shares of Common Stock deposited with the Paying Agent hereunder by the Company for any reason, including redemption of shares of Preferred Stock, that remain unclaimed or unpaid after two years after the Holder Redemption Date or other payment date, shall be, to the extent permitted by applicable Law, repaid to the Company upon its written request, after which repayment the Holders entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Final Company Redemption Notice, there shall be no

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redemption of any shares of Preferred Stock called for redemption until funds or shares of Common Stock sufficient to pay the full Holder Optional Redemption Price of such shares shall have been deposited by the Company with the Paying Agent.

SECTION 8. Change of Control

(a) Notwithstanding anything to the contrary contained in this Section 8, (i) if the Company and the Holders of a majority of the then-outstanding shares of Preferred Stock agree, in their respective sole discretion, in writing (which may include a vote or other consent of the Holders representing a majority of the then-Preferred Stock that is a condition to the Change of Control), prior to the consummation of a Change of Control to a treatment of the Preferred Stock in connection with such Change of Control other than what is required or permitted pursuant to this Section 8, the terms of such agreement shall govern the treatment of the Preferred Stock with respect to the relevant Change of Control; (ii) the redemptions required by this Section 8 shall be made only out of funds legally available therefor; and (iii) nothing limits the ability of the Company at any time to redeem the Preferred Stock in accordance with Section 6 in lieu of compliance with the terms hereof.

(b) In the event of an actual or anticipated Change of Control in which the Company and the Holders of a majority of the then-outstanding shares of Preferred Stock have not otherwise agreed in writing to the treatment of the Preferred Stock pursuant to Section 8(a), the Company shall give notice of a Change of Control (the “Change of Control Notice”) to the Holders no later than (a) with respect to a Change of Control for which a vote of the shareholders of the Company is required as a condition to the consummation of such Change of Control, the date on which the proxy or information statement with respect to such Change of Control is mailed to the shareholders of the Company, or (b) with respect to a Change of Control for which a vote of the shareholders of the Company is not required as a condition to the consummation of such Change of Control, fifteen Business Days after the date such Change of Control is consummated (as applicable, the “Change of Control Notice Date”). Such Change of Control Notice shall include the following information:

(i) the material terms of the Change of Control transaction, including transaction consideration;

(ii) the Company’s election to either:

(1) provide the Holders with the option (a “Holder Change of Control Redemption Option”) to either (x) cause the Company to redeem all, but not less than all, of the outstanding shares of Preferred Stock for cash (which amounts may be provided on behalf of the Company by an acquirer in connection with such Change of Control) or otherwise provide for the Holders to receive cash in such Change of Control (including receipt of such amounts as merger consideration) in an amount per share of Preferred Stock equal to $1,010 plus any accrued but unpaid dividends on such share (including any unpaid compounded dividends accrued on such Preferred Stock in accordance with Section 3(a), Section 3(c) and Section 3(d)) (a “Change of Control Put,” and the price at which such Change of Control Put may be made, the “Change of Control Put Price”) or (y) continue to hold the Preferred Stock, which may be in the form of a Substantially Equivalent Security in the event the Company does not survive such Change of Control (a “Securities Election”);

(2) redeem all, but not less than all, of the outstanding shares of Preferred Stock for cash (which amounts may be provided on behalf of the Company by an acquirer in connection with such Change of Control) or otherwise provide for the Holders to receive cash in such Change of Control (including receipt of such amounts as merger consideration) for a price per share of Preferred Stock equal to the Secondary Company Redemption Price in effect as of the date of consummation of the Change of Control, as calculated in accordance with Section 6(b) (the “Optional Change of Control Redemption Price”); provided, however, that if the Change of Control Notice does not seek the approval of the Holders of a majority of the then-outstanding shares of Preferred Stock pursuant to Section 8(a) and (x) the Preferred Stock does not remain outstanding

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and the Company or the surviving or successor entity is unable to offer a Substantially Equivalent Security or (y) the consideration to be received by the Company or its shareholders in connection with such Change of Control is primarily in the form of Cash Equivalents, the Company shall be required to deliver notice pursuant to this Section 8(b)(2) and to elect to redeem all, but not less than all, of the outstanding shares of Preferred Stock for (or otherwise provide for the Holders of the Preferred Stock to receive in connection with such Change of Control) a price per share of Preferred Stock equal to the Optional Change of Control Redemption Price; or

(3) seek the approval of the Holders of a majority of the then-outstanding shares of Preferred Stock pursuant to Section 8(a); and

(iii) if the Company proposes or offers a Securities Election, substantially final documents governing any Substantially Equivalent Security to be offered in such Securities Election; and

(iv) whether or not the election of the Holders representing a majority of the then-outstanding shares of Preferred Stock requested by such notice is conditioned upon the consummation of the subject Change of Control.

(c) Within fifteen Business Days after the Holders’ receipt of a valid Change of Control Notice containing a valid Holder Change of Control Redemption Option (or such later date established by the Company in the Change of Control Notice, if applicable), the Holders of a majority of the then-outstanding shares of Preferred Stock may, on behalf of all the Holders, elect either (i) the Change of Control Put or (ii) the Securities Election (such election, a “Holder Change of Control Redemption Election”). Notwithstanding the foregoing, if the Holders of a majority of the then-outstanding shares of Preferred Stock fail to deliver to the Company a written Holder Change of Control Redemption Election within fifteen Business Days following receipt of a valid Change of Control Notice containing a valid Holder Change of Control Redemption Option, the Holders of a majority of the then-outstanding shares of Preferred Stock shall be deemed to have elected the Change of Control Put.

(d) Notwithstanding anything to the contrary contained in this Agreement, in the event of a Change of Control in which the definitive documentation with respect to such Change of Control provides for the Preferred Stock to be timely and fully redeemed in cash (which amounts may be provided on behalf of the Company by an acquirer in connection with such Change of Control) or otherwise provides for the Holders to receive the same amounts in cash in such Change of Control (including receipt of such amounts as merger consideration) or to remain outstanding or to be exchanged or converted into a Substantially Equivalent Security, in each case in accordance with this Section 8, (i) the Holders shall take such action (including, without limitation, if applicable, through the execution of one or more written consents if shareholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of shareholders of the Company) at each meeting of the shareholders of the Company (including without limitation at any adjournments or postponements thereof) in which the Preferred Stock is entitled to vote as a class or series as may be required so that all Preferred Stock is voted in favor of such Change of Control or treatment of the Preferred Stock in connection therewith, in each case, as recommended by the Board of Directors, and (ii) shall be present, in person or by proxy, at all meetings of the shareholders of the Company (including without limitation at any adjournments or postponements thereof) at which the Preferred Stock is or may be entitled to vote so that all shares of issued and outstanding Preferred Stock of the Company are counted for the purposes of determining the presence of a quorum (if applicable) and voted in accordance with this Section 8(d) at such meetings (including without limitation at any adjournments or postponements thereof). The foregoing provision shall also apply to the execution by such Persons of any written consent in lieu of a meeting of holders of Preferred Stock of the Company. In the event the Company complies with this Section 8 and any Holder fails to vote its shares of Preferred Stock in favor of a Change of Control as set forth in this Section 8(d), such Holder shall be deemed to have voted its shares of Preferred Stock in accordance with the recommendation of the Board of Directors with respect to such Change of Control. By its acceptance of a share of Preferred Stock, each Holder hereby and thereby irrevocably grants to, and appoints, the Company, the Company’s President, Secretary and its General Counsel and any individual designated in writing by the Company, and each of them individually, such Holder’s proxy and attorney-in-fact (with full power of substitution and resubstitution and coupled with an interest), for and in the name, place and stead of such Holder

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respectively, to vote all of such Holder’s Preferred Stock at any meeting of shareholders of the Company or to execute any consent in accordance with this Section 8 assuming that the subject Change of Control provides for the Preferred Stock to be timely and fully redeemed in cash (which amounts may be provided on behalf of the Company by an acquirer in connection with such Change of Control) or otherwise provides for the Holders to receive the same amounts for cash in such Change of Control (including receipt of such amounts as merger consideration) or in which the Preferred Stock remains outstanding or is exchanged or converted into a Substantially Equivalent Security in accordance with this Section 8.

(e) If the Holders of a majority of the then-outstanding shares of Preferred Stock have made a Securities Election, any conversion or exchange of the Preferred Stock into the Substantially Equivalent Security (if applicable) shall occur upon consummation of the Change of Control. If the Company is required to redeem the Preferred Stock in accordance with Section 8(a), Section 8(b) or Section 8(c), such redemption shall occur (i) as soon as reasonably practicable following such Change of Control, but in no event later than five Business Days after the loans and other debt obligations under the Company Indebtedness Documents are, to the extent required, repaid or (ii) on such other date as the Company and the Holders of a majority of the then-outstanding shares of Preferred Stock may agree or consent (the “Change of Control Redemption Date”); provided that, if such redemption would cause the Preferred Stock to be characterized as “disqualified stock”, “disqualified capital stock” or any similar concept pursuant to the terms of any Company Indebtedness Documents, the Change of Control Redemption Date will, in each case, solely to the extent required to prevent such characterization, be tolled until the applicable loans and other debt obligations under any such Company Indebtedness Documents are, to the extent required, repaid (and, if applicable, any commitments will be terminated and any obligations to offer to redeem, repay or repurchase such loans or other debt obligations as a result of the Change of Control will have expired) prior to such redemption of the Preferred Stock and the Company will timely comply with any “change of control offer” or similar requirements under the terms of any such Company Indebtedness Documents, if applicable. For the avoidance of doubt, the preceding proviso shall not be deemed to be a waiver by any Holder of its right to receive from the Company and/or its successor the cash payment required in connection with such Change of Control and redemption.

(f) If the Company is required to redeem the Preferred Stock in accordance with Section 8(a), Section 8(b) or Section 8(c), then no later than the opening of business of the Change of Control Redemption Date, the Company shall deposit with the Paying Agent funds sufficient to redeem the shares of Preferred Stock. The Company shall, at the time of such deposit, give the Paying Agent irrevocable instructions and authority to pay the applicable Change of Control Redemption Price to the Holders as set forth in the Change of Control Notice. If a Change of Control Notice shall have been given, then from and after the Change of Control Redemption Date, unless the Company defaults in providing, or otherwise does not provide, cash sufficient for such redemption on the Change of Control Redemption Date, (i) all dividends on such shares of Preferred Stock to be redeemed shall cease to accrue, (ii) shares of Preferred Stock to be redeemed shall be deemed to no longer be outstanding and (iii) all rights with respect to such shares of Preferred Stock to be redeemed, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the Change of Control Redemption Price. The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Change of Control Redemption Price of the shares of Preferred Stock to be redeemed), and the holders of any shares of Preferred Stock so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of shares of Preferred Stock, that remain unclaimed or unpaid after two years after the Change of Control Redemption Date or other payment date, shall be, to the extent permitted by applicable Law, repaid to the Company upon its written request, after which repayment the Holders entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Change of Control Notice, there shall be no redemption of any shares of Preferred Stock called for redemption until funds sufficient to pay the full Change of Control Redemption Price of such shares shall have been deposited by the Company with the Paying Agent.

SECTION 9. Additional Holder Rights. (x) Upon the occurrence of a Dividend Trigger Event that has not been cured within three months of the occurrence of such Dividend Trigger Event, (y) at any time after the seventh anniversary of the Issue Date if all (or the applicable portion of) the Preferred Stock has not been timely and fully redeemed following the exercise of a Holder Optional Redemption right in accordance with Section 7 or (z) upon a Change of Control if the Preferred Stock has not been timely and fully redeemed when required in accordance with

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Section 8 (any such date, the “Additional Holder Rights Date”), the following additional rights and remedies will apply thereafter until such time as the foregoing circumstances, as applicable, have been fully cured in accordance with the terms hereof or until the time that no Preferred Stock is outstanding:

(a) The Dividend Rate will increase to 12.0% per annum (provided that, after the seventh anniversary of the Issue Date, the Dividend Rate will be equal to the greater of (x) LIBOR plus 10.0% and (y) 12.0%) and the Holder Representative shall have the right to elect, on behalf of the Holders, to cause the Company, by delivering eight Business Days’ prior written notice prior to the relevant Dividend Payment Date, to pay the relevant Quarterly Dividend by delivering to the Holders a number of shares of Common Stock equal to the quotient of (i) the amount that would have been payable to the Holders if such Quarterly Dividend were paid entirely in cash divided by (ii) 95% of the five Trading Day VWAP of the Common Stock ending on the second Trading Day immediately prior to the applicable Dividend Payment Date (provided that the Company shall not be required to deliver Common Stock pursuant to this Section 9(a)(i) if the issuance of such Common Stock would result in the violation of the shareholder approval rules of the NASDAQ Global Select Market (or the analogous rules imposed by any other national securities exchange on which the Common Stock is then listed or quoted, to the extent then applicable), including NASDAQ Listing Rule 5635 (unless such requisite shareholder approval has been obtained), and provided further that if the Company is not required to deliver Common Stock under the preceding proviso, then such Quarterly Dividend will be payable entirely in cash). The foregoing restriction shall continue notwithstanding any failure of the Common Stock to continue to be listed on the NASDAQ Global Select Market.

(b) Board Appointment Rights.

(i) The Holder Representative acting on behalf of the Holders of a majority of the outstanding shares of Preferred Stock shall have the exclusive right to appoint and elect two directors to the Board of Directors (each a “8.875% Redeemable Preferred Director”); provided that the individuals to be appointed to the Board of Directors by the Holders shall be reasonably acceptable to the Board of Directors (provided that the Board of Directors may not unreasonably withhold, condition or delay such consent) and such appointments shall be subject to each 8.875% Redeemable Preferred Director satisfying all requirements regarding service as a director of the Company under applicable Law or stock exchange rule regarding service as a director of the Company and under the Company’s charters, practices and policies including those relating to confidentiality and securities trading restrictions; provided, further that any senior professional of the GSO Funds or their Affiliates who satisfy all applicable laws and stock exchange rules regarding service as a director of the Company and independence shall automatically be deemed reasonably acceptable to the Board of Directors; provided, further, that if the Board of Directors rejects any nominee, the Holders can appoint another individual until such appointee is accepted to the Board of Directors in accordance with this Section 9(b)(i). To the extent the Holders of a majority of the then-outstanding shares of Preferred Stock have the right to appoint 8.875% Redeemable Preferred Directors pursuant to this Section 9(b)(i), the Company shall use commercially reasonably efforts to obtain all internal corporate approvals and authorizations with respect to the rights of the Holder Representative to elect such director(s) to the Board of Directors.

(ii) Each 8.875% Redeemable Preferred Director appointed or elected pursuant to Section 9(b)(i) shall serve until the next Annual Meeting of the Company or until his or her successor is elected and qualified (provided that the Holders may reelect such 8.875% Redeemable Preferred Directors at such Annual Meeting (and at any subsequent Annual Meeting) so long as the Holders continue to have the right to appoint such directors in accordance with Section 9(b)(i)) or his or her earlier death, resignation, retirement, disqualification or removal; any vacancy or newly created directorship in the position of a 8.875% Redeemable Preferred Director may be filled only by the Holders of a majority of the then-outstanding shares of Preferred Stock; and, subject to Section 9(b)(iii), each 8.875% Redeemable Preferred Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the Holders of a majority of the then-outstanding shares of Preferred Stock.

(iii) Notwithstanding the foregoing, the Holders’ right to appoint 8.875% Redeemable Preferred Directors pursuant to Section 9(b)(i) shall be at all times subject to the application and limitations of NASDAQ Listing Rules (including Rule 5640) or the rules of the national securities exchange on which the Common Stock is then-traded.

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(c) Approval of the Holder Representative shall be required for (i) the direct or indirect incurrence, creation, issuance, assumption or guarantee of, or contingent liability with respect to, Indebtedness by the Company and/or its Subsidiaries if, after giving pro forma effect to the incurrence, creation, issuance, assumption or guarantee of, or the contingent liability with respect to, such Indebtedness and any substantially simultaneous application of the proceeds thereof, the Company’s Leverage Ratio would exceed 3.50 to 1.00, (ii) the declaration and payment of any Prohibited Distributions and (iii) any issuance of Equity Interests of any of the Company’s Subsidiaries to third parties. For the avoidance of doubt, this clause (c) will not restrict the transfer by the Company of 100% of the Equity Interests owned, directly or indirectly, by the Company in any Subsidiary of the Company to the extent such Equity Interests are outstanding as of the Additional Holder Rights Date.

SECTION 10. No Fractional Shares.

No fractional shares of Common Stock shall be issued upon redemption of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon the redemption of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the redemption or other action would result in the issuance of any fractional share. If, after the aforementioned aggregation, the redemption would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the VWAP of one share of Common Stock on the date of redemption.

SECTION 11. Uncertificated Shares

(a) Form. Notwithstanding anything to the contrary herein, the shares of Preferred Stock and any shares of Common Stock issued upon redemption thereof or delivered in respect of Non-Cash Dividends payable thereon shall be in uncertificated, book entry form as permitted by the Amended and Restated Bylaws of the Company and the Texas Business Organizations Code. Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.

(b) Transfer. Transfers of Preferred Stock or any shares of Common Stock issued upon redemption thereof or delivered in respect of Non-Cash Dividends payable thereon held in uncertificated, book-entry form shall be made only upon the transfer books of the Company kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Company may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.

(c) Legends. Each Ownership Notice issued with respect to a share of Preferred Stock or any Common Stock issued upon redemption thereof or delivered in respect of Non-Cash Dividends payable thereon shall, in addition to any legend required under the Standstill Agreement or other agreement, bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

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In addition, Each Ownership Notice issued with respect to a share of Preferred Stock shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS SET FORTH IN THE STATEMENT OF RESOLUTIONS, WHICH ESTABLISH OTHER POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE 8.875% REDEEMABLE PREFERRED STOCK OF THE COMPANY.”

(d) Certain Obligations with Respect to Transfers and Exchanges of Preferred Stock.

(i) All shares of Preferred Stock issued upon any registration of transfer or exchange of such shares of Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Statement of Resolutions as the shares of Preferred Stock surrendered upon such registration of transfer or exchange.

(ii) Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(iii) No service charge shall be made to a Holder for any registration of transfer or exchange of any Preferred Stock or Common Stock issued upon the redemption thereof or in respect of dividend payments made in Common Stock thereon on the transfer books of the Company or the Transfer Agent. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock or such Common Stock in a name other than the name in which the shares of Preferred Stock were registered, and the Company may withhold any issuance or delivery of Preferred Stock or Common Stock unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid or is not required to be paid.

(e) No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Statement of Resolutions or under applicable Law with respect to any transfer of any interest in any Preferred Stock other than to require documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Statement of Resolutions, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 12. Other Provisions.

(a) All shares of Common Stock that may be issued upon the redemption of the Preferred Stock or in respect of Non-Cash Dividends payable thereon shall be fully paid and non-assessable. The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon the redemption of the Preferred Stock or in respect of Non-Cash Dividends payable thereon, and the Company shall cause all shares of Common Stock that may be issued upon the redemption of the Preferred Stock or in respect of Non-Cash Dividends payable thereon to be listed on the NASDAQ (or such other national securities exchange on which the Common Stock is listed or quoted at such time). All shares of Common Stock that are issued upon the redemption of the Preferred Stock or in respect of Non-Cash Dividends payable thereon shall, upon issuance, be validly issued, not subject to any preemptive rights, and, be free from all taxes, Liens and other encumbrances with respect to the issuance thereof (collectively, “Encumbrances”), other than taxes in respect of any transfer occurring contemporaneously with such issue and Encumbrances created by the holder and other than restrictions on transfer under the Transaction Documents, under the Texas Business Organizations Code or applicable federal and state securities laws.

(b) With respect to any notice to a Holder required to be provided hereunder, neither failure to send such notice, nor any defect therein or in the sending thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any vote upon any such action (assuming due and proper notice to such other Holders). Any notice which was sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

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(c) Shares of Preferred Stock that have been issued and reacquired by the Company in any manner, including shares of Preferred Stock purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Texas) upon such reacquisition be automatically cancelled by the Company and shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series and subject to later issuance.

(d) The shares of Preferred Stock shall be issuable only in whole shares.

(e) All notice periods referred to herein shall commence: (i) when made, if made by hand delivery or electronic mail; (ii) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid; or (iii) three Business Days after being sent by first-class mail, postage prepaid. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder.

(f) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the Holders in accordance with the payment instructions as such Holders may deliver by written notice to the Company from time to time.

(g) The shares of Preferred Stock shall have no preemptive or subscription rights, except those that may be provided by contract.

(h) Without limiting the rights or claims of the Holders hereunder, the Company’s ability to redeem shares of Preferred Stock or pay dividends on the Preferred Stock is subject to applicable Law limiting the Company’s ability to make such redemptions or pay such dividends if (i) after giving effect to the redemption or dividend, the Company would be insolvent, (ii) the net assets of the Company would be less than the amount of the proposed redemption or dividend and (iii) funds are otherwise not legally available therefor under the Texas Business Organizations Code. Notwithstanding anything to the contrary provided herein, in the event of a failure by the Company to fulfill its obligations with respect to the payment of dividends or the redemption of the Preferred Stock as set forth in this Statement of Resolutions, whether or not as a result of the existence of one of the restrictions set forth in the first sentence of this Section 12(h), (x) the Liquidation Preference with respect to each share of Preferred Stock shall increase with respect to any such unpaid dividends, (y) to the extent provided for in this Statement of Resolutions, each Holder shall have all rights under this Statement of Resolutions, including in accordance with Section 3, Section 7, Section 8 and Section 9, together with any other rights which such Holder is entitled to under any contract or agreement at any time and any other rights that such Holder may have pursuant to applicable Law and (iii) each Holder’s rights with respect to any unfulfilled redemption of the Preferred Stock exists upon the exercise of such Holder’s redemption rights pursuant to this Statement of Resolutions and shall continue to exist until the Preferred Stock is redeemed in accordance with this Statement of Resolutions, and no failure by the Company to perform its obligations under this Statement of Resolutions for any such reason shall relieve the Company of liability for such obligations.

(i) Notwithstanding anything herein to the contrary contained in this Statement of Resolutions, the number shares of Common Stock that may be issued under this Statement of Resolutions, for any reason, when combined with the number of Warrant Shares into which each Warrant is settled pursuant to the Warrant Agreement, shall not exceed the maximum number of shares of Common Stock which the Company may issue without shareholder approval under applicable law (including, for the avoidance of doubt, the shareholder approval rules of the NASDAQ Global Select Market or any other national securities exchange on which the shares of Common Stock are then listed). Additionally, the Company will not issue any shares of Common Stock under this Statement of Resolutions, unless at the time of such issuance, either the maximum number of shares of Common Stock then issuable under the Warrants may be issued under such rules without any shareholder approval or the requisite shareholder approval has been obtained. The foregoing restriction shall continue notwithstanding any failure of the Common Stock to continue to be listed on the NASDAQ Global Select Market. In the event the Company is restricted from issuing Common Stock pursuant to this Statement of Resolutions in accordance with the

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preceding sentence, the Company shall be required to satisfy its obligations with respect to Non-Cash Dividends and/or the redemption of the Preferred Stock by paying cash in respect of such dividend payment or redemption obligation. For the avoidance of doubt, the inability of the Company to deliver Common Stock in respect of Non-Cash Dividends and/or the redemption of shares of Preferred Stock in accordance with Section 7 shall not relieve the Company of its obligations to pay Quarterly Dividends in full when due or to redeem the Common Stock in accordance with Section 7.

(j) All Information regarding the Company and any transaction (including any Change of Control) received by the Holder Representative and its Affiliates shall be kept confidential and not disclosed except to the extent required by Law and except that the Holder Representative and each of its Affiliates may disclose Information relating to the Preferred Stock or the transactions contemplated by the Statement of Resolutions or the Purchase Agreement (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors, investment committee members, shareholders, funding sources, consultants and representatives (in each case on a need-to-know basis), and to investors or prospective investors in any fund managed, advised or sub-advised by Holder Representative or its Affiliates, in each case described in this clause (a), on a confidential basis and only to the extent the applicable recipient of such Information is informed of the confidential nature of such Information and who are subject to customary confidentiality obligations of professional practice or who are or have been advised to keep the same confidential and as to any failure to comply with this Section by such Person the Holder Representative shall be responsible unless such Person has entered into a confidentiality agreement directly with the Company; (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates (in which case the Holder Representative agrees, to the extent possible and reasonably practicable and permitted by such Law, authority or process, other than in connection with a routine audit or examination by, or a blanket document request from, a regulatory or governmental entity that does not reference the Company, to inform the Company promptly thereof); (c) to the extent required by applicable Law or by any subpoena or other legal process; (d) to any Holder who has agreed to be bound by the confidentiality terms of this Section 12(j) or that is bound by obligations of confidentiality to the Company or for whom the Holder Representative assumes liability for any disclosure by such Person; (e) in connection with any action or proceeding relating to this Statement of Resolutions or the Purchase Agreement between the Company and the Holders or involving a Governmental Authority; (f) subject to a confidentiality agreement in favor of, and delivered to, the Company no later than simultaneously with a transfer of Preferred Stock, containing provisions at least as restrictive as those set forth in this Section 12(j), to any permitted transferee of Preferred Stock (subject to the restrictions set forth in the Purchase Agreement); (g) with the consent of the Company; (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) is available to the Holder Representative, any Holder or any of their Affiliates on a non-confidential basis from a source other than the Company that is not known by the Holder Representative or Affiliate to be subject to confidentiality obligations owing to the Company or (z) is independently developed by the Holder Representative, a Holder or their respective Affiliates, so long as not based on information obtained in a manner that would otherwise violate this Section or (j) for purposes of establishing any appropriate due diligence defenses. Notwithstanding the foregoing, (x) the Holder Representative, the Holders and their respective Affiliates may use the Company’s logos or trademarks in disclosure and marketing materials provided to existing and prospective investors in funds managed, advised or sub-advised by the Holder Representative, the Holders or their respective Affiliates and (y) the Holder Representative, the Holders and their respective Affiliates may publish or disseminate general information that has been publicly disclosed by the Company or that the Company approves in writing for public disclosure by such Person in advance concerning this Statement of Resolutions and the transactions contemplated by the Purchase Agreement for general GSO Fund marketing purposes. The foregoing shall not limit the application of the Confidentiality Agreement in accordance with its terms.

(k) The Holder Representative, solely in its capacity as the Holder Representative, shall have no liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to, this Statement of Resolutions, other than with respect to the confidentiality obligations under Section 12(j). The Company shall be entitled to rely conclusively and without any inquiry on any and all instructions of, decisions of or actions taken or omitted to be taken by the Holder Representative under this Statement of Resolutions without any liability to any Holder or obligation to inquire as to such instructions, decisions of, or actions or omissions including the authority or validity thereof, all of which instructions, decisions, actions or omissions shall be legally binding on the Holders.

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(l) Any notice from the Company may be provided to the Holders by notice to the Transfer Agent and shall be deemed given upon delivery of such notice to the Transfer Agent to the extent the agreement between the Company and the Transfer Agent provides for delivery by the Transfer Agent of such notice to the Holders. Notice may also be given directly to any Holder by any manner allowed under the bylaws of the Company and applicable Law.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Statement of Resolutions to be signed and attested this      day of             , 2017.

CARRIZO OIL & GAS, INC.

By:

[Signature Page to Statement of Resolutions]

Exhibit A

OWNERSHIP NOTICE

THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS SET FORTH IN THE STATEMENT OF RESOLUTIONS (THE “STATEMENT OF RESOLUTIONS”), WHICH ESTABLISH OTHER POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE 8.875% REDEEMABLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE (“PREFERRED STOCK”) OF CARRIZO OIL & GAS, INC., A TEXAS CORPORATION (THE “COMPANY”).

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY, INCLUDING THE STATEMENT OF RESOLUTIONS (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF TEXAS. THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

This letter confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Company listed on Schedule A to this letter.

In addition, please be advised that the Company will furnish without charge to each stockholder of the Company who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock, or series thereof, of the Company and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Charter. Any such request should be directed to the Secretary of the Company.

The shares of Preferred Stock of the Company have been not been registered under the Securities Act and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act.

Dated:

WELLS FARGO BANK, N.A., as Transfer Agent,

By:
Authorized Signatory

Exhibit B

Registration Rights Agreement

See attached

Exhibit B

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

CARRIZO OIL & GAS, INC.

AND

THE GSO FUNDS PARTY HERETO

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of                     , 2017, by and among Carrizo Oil & Gas, Inc., a Texas corporation (the “Corporation”), and the funds managed by GSO that are identified in Schedule A to the Purchase Agreement (as defined below) and specified on the signature pages hereof (the “GSO Funds”).

WHEREAS, this Agreement is entered into in connection with the closing of the issuance of the Preferred Shares (as defined below) and the Warrants (as defined below) to the GSO Funds pursuant to the Preferred Stock Purchase Agreement, dated June 28, 2017 (the “Purchase Agreement”), by and among the Corporation and the GSO Funds; and

WHEREAS, the Corporation has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the GSO Funds pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of the GSO Funds and the Corporation under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act. For purposes of this Agreement, (i) The Blackstone Group, L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group, L.P. or its Affiliates that are not part of the credit-related businesses of The Blackstone Group L.P. shall not be considered or otherwise deemed to be an “Affiliate” of the Purchasers or their Affiliates that are part of the credit-related businesses of The Blackstone Group L.P., other than with respect to Section 2.08 and Section 3.14; and (ii) any fund or account managed, advised or sub-advised by or Controlled by GSO or its Affiliates within the credit-related businesses of The Blackstone Group L.P. shall constitute an Affiliate of the Purchasers.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Beneficially Own” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board” means the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Closing Date” means                     , 2017.

“Common Share Price” means the volume weighted average closing price of Common Shares (as reported by the NASDAQ or, if the NASDAQ is not the Corporation’s primary securities exchange or market, such primary securities exchange or market) for the ten (10) trading days immediately preceding the date on which the determination is made (or, if such price is not available, as determined in good faith by the Board).

“Common Shares” means the shares of common stock, par value $0.01 per share, of the Corporation.

“Control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person whether though the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Corporation” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Delay Notice” has the meaning specified thereof in Section 2.02 of this Agreement.

“Effective Date” means, with respect to a particular Shelf Registration Statement, the date of effectiveness of such Shelf Registration Statement.

“Effectiveness Period” means, with respect to a Shelf Registration Statement, the period beginning on the Effective Date for the Shelf Registration Statement and ending at the time all Registrable Securities covered by such Shelf Registration Statement have ceased to be Registrable Securities; provided that the Effectiveness Period shall recommence upon receipt of Registrable Securities covered by such Shelf Registration Statement by the Holder from the Corporation (or the receipt of other securities from the Corporation which causes securities held by the Holder to be Registrable Securities) until such time as all such securities cease to be Registrable Securities.

“Electing Holders” has the meaning specified therefor in Section 2.03 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

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“FINRA” has the meaning specified therefor in Section 2.04(f) of this Agreement.

“First Redemption” means the first redemption of Preferred Shares for Common Shares in accordance with the Statement of Resolutions.

“Freely Tradable” means, with respect to any Common Shares, that such security is no longer subject to the restrictions on trading under the provisions of Rule 144 under the Securities Act (or any successor rule or regulation to Rule 144 then in force), including volume and manner of sale restrictions, and the current public information requirement of Rule 144(c) (or any successor rule or regulation to Rule 144 then in force) no longer applies; provided that if a Holder becomes the Beneficial Owner of greater than 10% of the Corporation’s then outstanding Common Shares as a result of the Corporation issuing Common Shares to such Holder, such Holder’s securities in the Corporation shall be deemed not to be Freely Tradable for so long as such Holder is the Beneficial Owner of greater than 10% of the Corporation’s outstanding Common Shares.

“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“GSO” means GSO Capital Partners LP, a Delaware limited partnership.

“GSO Funds” has the meaning specified therefor in the introductory paragraph of this Agreement and shall include any transferee or assignee of Registrable Securities that is a fund or account managed, advised or sub-advised by GSO or its Affiliates that agrees with the Company to be bound by the terms of this Agreement.

“Holder” means the record holder of any Registrable Securities.

“Interruption Period” has the meaning specified therefor in Section 2.04 of this Agreement.

“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.

“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“NASDAQ” means the NASDAQ Global Select Market.

“Offering Persons” has the meaning specified therefor in Section 2.04(j) of this Agreement.

“Permitted Number of Underwritten Offerings” shall initially mean three; provided, that, (x) if (A) immediately prior to the First Redemption, the aggregate Liquidation Preference of

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outstanding Preferred Shares, or (B) at the time of the delivery of the applicable Underwritten Offering Notice, the aggregate Registrable Securities Amount of all Holders’ Registrable Securities, is less than $300 million, the Permitted Number of Underwritten Offerings shall be two, and, (y) if (A) immediately prior to the First Redemption, the aggregate Liquidation Preference of outstanding Preferred Shares, or (B) at the time of the delivery of the applicable Underwritten Offering Notice, the aggregate Registrable Securities Amount of all Holders’ Registrable Securities, is less than $150 million, the Permitted Number of Underwritten Offerings shall be one. For the sake of clarity, any sale of Registrable Securities pursuant to an Underwritten Offering Notice shall count against the Permitted Number of Underwritten Offerings as determined at any given time, notwithstanding that such sale may have occurred prior to a reduction in the Permitted Number of Underwritten Offerings pursuant to the terms of this definition.

“Person” means an individual or a corporation, limited liability company, corporation, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Preferred Shares” means the shares of Series A preferred stock, par value $0.01 per share, of the Corporation issued by the Corporation to the GSO Funds pursuant to the Purchase Agreement, and all securities issued upon division or combination of, or in substitution for, such shares of Series A preferred stock, including any Substantially Equivalent Security (as defined in the Statement of Resolutions).

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Registrable Securities” means, subject to Section 1.02, (i) the Preferred Shares, (ii) the Common Shares issued or issuable pursuant to the terms of the Preferred Shares, including upon redemption of any Preferred Shares and in payment of dividends thereon, (iii) the Common Shares issued or issuable upon the exercise of the Warrants, (iv) any Common Shares purchased by a Holder from the underwriters of a firm commitment offering by the Corporation and (v) any other Common Shares owned by a Holder and issued to a Holder by the Corporation, and includes, in each case, any type of ownership interest issued to the Holder as a result of Section 3.05 of this Agreement.

“Registrable Securities Amount” means (i) with respect to Common Shares, the calculation based on the product of the Common Share Price times the number of applicable Registrable Securities and (ii) with respect to Preferred Shares, the calculation based on the product of the Liquidation Preference (as defined in the Statement of Resolutions) times the number of applicable Registrable Securities.

“Registration Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.

“Required Holders” means Holders of greater than 50% of the Registrable Securities; provided that for purposes of determining such amount, (i) the amount of Preferred Shares will be calculated based on the product of the Liquidation Preference (as defined in the Statement of

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Resolutions) times the number of applicable Registrable Securities and (ii) the amount Common Shares will be calculated based on the product of the Common Share Price times the number of applicable Registrable Securities.

“Resale Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities under a registration statement pursuant to the terms of this Agreement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), including the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Statement of Resolutions” means the Statement of Resolutions of 8.875% Redeemable Preferred Stock of the Corporation, dated as of                     , 2017.

“Subsequent Shelf Registration Statement” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Registrable Securities are sold to one or more underwriters on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” or “block trade” with one or more investment banks.

“Underwritten Offering Notice” has the meaning specified therefor in Section 2.03 of this Agreement.

“Underwritten Offering Threshold” means the lesser of (i) $100 million of Registrable Securities (calculated based on the Registrable Securities Amount of Common Shares) or (ii), upon or following the First Redemption, a number of Common Shares that were issued to holders of Preferred Shares in redemption of at least $100 million of Liquidation Preference pursuant to the Statement of Resolutions.

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“Warrants” means the Series A warrants, and all warrants issued upon division or combination of, or in substitution for such warrants, issued pursuant to the Warrant Agreement, dated as of                     , 2017, between the Corporation and Wells Fargo Bank, N.A.

Section 1.02 Registrable Securities. Any Registrable Security shall cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate) pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met; (c) when such Registrable Security is held by the Corporation or one of its Affiliates; or (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10 hereof. In addition, any Registrable Security that is a Common Share will not be a Registrable Security at any time that it is Freely Tradable or if the number of Registrable Securities that are Common Shares represent less than 1% of the then-outstanding Common Shares; provided that, for the avoidance of doubt, a Common Share that is not a Registrable Security because it is Freely Tradable or because the number of Registrable Securities that are Common Shares represent less than 1% of the then-outstanding Common Shares will become a Registrable Security to the extent it is subsequently not Freely Tradable or if the number of Registrable Securities that are Common Shares represent at least 1% of the then-outstanding Common Shares.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a) Resale Shelf Registration Statement. Within 90 days of the Closing Date, the Corporation shall use its commercially reasonable efforts to prepare and file with the SEC a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, to permit the public resale of all Registrable Securities on the terms and conditions specified in this Section 2.01 (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall not include the Registrable Securities of any Person who is not a Holder under this Agreement. The Resale Shelf Registration Statement filed with the SEC pursuant to this Section 2.01 shall be on Form S-3 or, if Form S-3 is not then available to the Corporation, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a prospectus in such form as to permit any Selling Holder covered by such Resale Shelf Registration Statement to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the Effective Date for such Resale Shelf Registration Statement. The Corporation shall use its commercially reasonable efforts to cause the Resale Shelf Registration Statement filed pursuant to this Section 2.01 to be declared effective as soon as practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Corporation).

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(b) Subsequent Shelf Registration Statement. If a Shelf Registration Statement filed pursuant to this Agreement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Corporation shall use its commercially reasonable efforts as promptly as is reasonably practicable to cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts as promptly as is reasonably practicable to amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing and not registered pursuant to another Shelf Registration Statement. If any Registrable Securities are not included by the Corporation on the Resale Shelf Registration Statement, the Corporation shall, upon request by the Required Holders, file a Subsequent Shelf Registration Statement. No Subsequent Shelf Registration Statement may include the Registrable Securities of any Person who is not a Holder under this Agreement. If a Subsequent Shelf Registration Statement is filed, the Corporation shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Corporation) and (b) keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Corporation is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Required Holders.

(c) Effectiveness Period. A Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Selling Holders, including by way of an Underwritten Offering, if such an election has been made pursuant to Section 2.03 of this Agreement. During the Effectiveness Period, the Corporation shall use its commercially reasonable efforts to cause a Shelf Registration Statement filed pursuant to this Section 2.01 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Shelf Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities until all Registrable Securities have ceased to be Registrable Securities. The Corporation shall prepare and file all necessary information with the NASDAQ (or such other national securities exchange on which the Registrable Securities are then listed and traded) to list the Registrable Securities covered by a Shelf Registration Statement and shall use its commercially reasonable efforts to have such Registrable Securities approved for listing on the NASDAQ (or such other national securities exchange on which the Registrable Securities are

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then listed and traded) by the date of any sale or distribution of such Registrable Securities, subject only to official notice of issuance. As soon as practicable following the Effective Date of a Shelf Registration Statement, but in any event within three Business Days of such date, the Corporation shall notify the Holders of the effectiveness of such Shelf Registration Statement.

(d) Underwriting. If the Managing Underwriter of any proposed Underwritten Offering of Registrable Securities advises the Corporation that the inclusion of all of the Selling Holders’ Registrable Securities that the Selling Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Registrable Securities, then the Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Corporation can be sold without having such adverse effect, with such number to be allocated to the Selling Holders, allocated among such Selling Holders pro rata on the basis of the number of Registrable Securities held by each such Selling Holder or in such other manner as such Selling Holders may agree. The Corporation will not include in any Underwritten Offering of Registrable Securities pursuant to this Agreement any securities that are not Registrable Securities without the prior written consent of the Selling Holders.

Section 2.02 Delay Rights.

Notwithstanding anything to the contrary contained herein, the Corporation may, upon written notice (a “Delay Notice”) to (i) all Holders, delay the filing of a Shelf Registration Statement required under Section 2.01, or (ii) any Selling Holder whose Registrable Securities are included in a Shelf Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus that is a part of such Shelf Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Shelf Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if the Corporation (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition, financing, securities offering or other similar transaction and the Board determines in good faith that (A) the Corporation’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Shelf Registration Statement or other registration statement or (B) such transaction renders the Corporation unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration Statement (or such filings) to become effective or to promptly amend or supplement the Shelf Registration Statement on a post-effective basis, as applicable, (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board, would materially adversely affect the Corporation or (z) would, in the absence of such delay or suspension, either be required to prematurely disclose material information that the Corporation has a bona fide business purpose for preserving as confidential or would be rendered unable to comply with the requirements under the Securities Act or the Exchange Act; provided, however, in no event shall (A) such filing of such Shelf Registration Statement be delayed under clauses (x), (y) or (z) of this Section 2.02 for a period that exceeds 90 calendar days or (B) such Selling Holders be suspended under clauses (x), (y) or (z) of this Section 2.02 from selling Registrable Securities pursuant to such Shelf Registration Statement or other registration

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statement for a period that exceeds an aggregate of 90 calendar days in any 365 calendar-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. The Holders agree to keep the existence and contents of the Delay Notice confidential and not to use such information for any other purpose. Upon disclosure of such information or the termination of the condition described above, the Corporation shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Selling Holders whose Registrable Securities are included in such Shelf Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.03 Underwritten Offerings. In the event that the Required Holders elect to sell or distribute at least the Underwritten Offering Threshold in the aggregate pursuant to a Shelf Registration Statement pursuant to an Underwritten Offering of Common Shares, the Required Holders shall deliver a notice of such election to the Corporation (such request, an “Underwritten Offering Notice” and such electing Holders, the “Electing Holders”); provided, however, that the Required Holders shall have the option and right to require the Corporation to effect not more than the Permitted Number of Underwritten Offerings pursuant to and subject to the conditions of this Section 2.03. Upon delivery of such Underwritten Offering Notice to the Corporation, the Corporation shall as soon as practicable (but in no event later than one Business Day following the date of delivery of the Underwritten Offering Notice to the Corporation) deliver notice of such Underwritten Offering Notice to all other Holders, who shall then have two Business Days (or one Business Day in the case of an underwritten “bought deal” or “block trade”) from the date that such notice is given to them to notify the Corporation in writing of the number of Registrable Securities held by such Holder that they want to be included in such Underwritten Offering. Upon receipt of an Underwritten Offering Notice, the Corporation shall as soon as practicable use its commercially reasonable efforts to facilitate such Underwritten Offering. In the case of an underwritten “bought deal” or “block trade,” the Underwritten Offering Notice shall be given not less than three Business Days prior to the day the offering is to commence. In connection with any Underwritten Offering of Registrable Securities under this Agreement, the Managing Underwriter or Underwriters shall be selected by the Electing Holders and shall be reasonably acceptable to the Corporation. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Corporation shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with the Corporation or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities whose offer and resale will be registered, on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Corporation, the Electing Holders and the Managing Underwriter; provided, however, that

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any such withdrawal must be made no later than the time of pricing of such Underwritten Offering. If all Selling Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering or if the registration statement relating to an Underwritten Offering is suspended pursuant to Section 2.02, the events will not be considered an Underwritten Offering and will not decrease the number of available Underwritten Offerings the Required Holders have the right and option to request under this Section 2.03. No such withdrawal or abandonment shall affect the Corporation’s obligation to pay Registration Expenses pursuant to Section 2.07.

Section 2.04 Sale Procedures.

In connection with its obligations under this Article II, the Corporation shall, as expeditiously as possible:

(a) prepare and promptly file with the SEC a Shelf Registration Statement with respect to any Registrable Securities and use commercially reasonable efforts to cause such Shelf Registration Statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b) furnish to the Holders’ legal counsel copies of each Shelf Registration Statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on any such Shelf Registration Statement;

(c) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Shelf Registration Statement and the prospectus used in connection herewith as may be necessary to keep any such Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by any such Shelf Registration Statement in accordance with the Selling Holders’ intended method of distribution set forth in such Shelf Registration Statement;

(d) to the extent not publicly available, furnish or otherwise make available to each Selling Holder (i) as far in advance as reasonably practicable before filing a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC other than annual or quarterly reports on Forms 10-K or 10-Q, respectively, current reports on Form 8-K or proxy statements; provided, however, that such reports or proxy statements shall be provided at least two Business Days prior to filing in connection with any Underwritten Offering), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder

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may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(e) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Corporation shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(f) cooperate with the Selling Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with Financial Industry Regulatory Authority, Inc. (“FINRA”), including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i); and (iii) any written request by the SEC for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto or for additional information;

(i) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Corporation of any notification with respect to the suspension of the qualification

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of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Corporation agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(j) in connection with a customary due diligence review, make available for inspection by any Selling Holder, the Managing Underwriter or underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such Selling Holder, Managing Underwriter or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause the officers, directors and employees of the Corporation and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such Selling Holder, Managing Underwriter, underwriter, counsel or accountant in connection with such Registration Statement, subject to appropriate confidentiality obligations;

(k) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to the underwriters, (i) an opinion of counsel for the Corporation dated the date of the closing under the underwriting agreement, addressed to the underwriters, and (ii) a “comfort” letter (including customary “negative assurance”), dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case addressed to the underwriters, signed by the independent public accountants who have certified the Corporation’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Corporation and such other matters as such underwriters may reasonably request;

(l) in the event that the Registrable Securities are being offered in an Underwritten Offering, enter into an underwriting agreement in accordance with the applicable provisions of this Agreement; provided, however, that no underwriting agreement shall require (1) the Corporation to enter into a lock-up agreement unless (i) such underwriting agreement is executed in connection with an Underwritten Offering of Common Shares and (ii) the lock-up agreement required under such underwriting agreement does not exceed 45 days from the date of the pricing of such offering and contains customary exceptions from the Corporation’s own immediately preceding underwritten offering; and (2) the officers, directors or any Affiliate of the Corporation to enter into a lock-up agreement;

(m) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as

12

reasonably practicable, an earnings statement, covering a period of twelve months beginning within three months after the Effective Date of such Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(n) use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on the primary securities exchange or nationally recognized quotation system on which such Registrable Securities are then listed or quoted;

(o) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(p) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the Effective Date of such registration statement;

(q) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities (including, in the case of Underwritten Offerings of at least the Underwritten Offering Threshold, making appropriate officers of the Corporation available to participate (but only to the extent consistent with the Corporation’s practice in connection with its own recent underwritten offerings of securities) in no more than one telephonic “road show” presentation before analysts (for each Underwritten Offering), and other customary marketing activities (including one-on-one conference calls with prospective purchasers of the Registrable Securities)); and

(r) if requested by the Managing Underwriter or underwriters, or any Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the Managing Underwriter or underwriters, or any Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

The Corporation shall not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Shelf Registration Statement without such Holder’s consent.

Each Selling Holder, upon receipt of notice from the Corporation of the happening of any event of the kind described in Section 2.04(h) or Section 2.04(i) shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(h)(iii) or Section 2.04(i) or until it is advised in writing by the Corporation that the use of the prospectus may be resumed and has received copies of any

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additional or supplemental filings incorporated by reference in the prospectus (such period during which disposition is discontinued being an “Interruption Period”), and, if so directed by the Corporation, such Selling Holder shall, or shall request the Managing Underwriter, if any, to deliver to the Corporation (at the Corporation’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. As soon as practicable after the Corporation has determined that the use of the applicable prospectus may be resumed, the Corporation will notify the Selling Holders thereof. In the event the Corporation invokes an Interruption Period hereunder and in the reasonable discretion of the Corporation the need for the Corporation to continue the Interruption Period ceases for any reason, the Corporation shall, as soon as reasonably practicable, provide written notice to the Selling Holders that such Interruption Period is no longer applicable.

Section 2.05 Cooperation by Holders. The Corporation shall have no obligation to include Registrable Securities of a Holder in a registration statement who has failed to timely furnish after receipt of a written request from the Corporation such information that the Corporation determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06 Restrictions on Sales. To the extent requested by the Managing Underwriter, each Holder of Registrable Securities that participates in an Underwritten Offering will enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the period of 60 days beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Corporation and (ii) the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. In addition, this Section 2.06 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered an Opt-Out Notice prior to receiving notice of the Underwritten Offering or because the Registrable Securities held by such Holder may be disposed of without restriction pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).

Section 2.07 Expenses.

(a) Expenses. The Corporation shall pay all reasonable Registration Expenses as determined in good faith by the Board, including, in the case of an Underwritten Offering, the Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale. In addition, except as otherwise provided in Section 2.07 and 2.08 hereof, the Corporation shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

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(b) Certain Definitions. “Registration Expenses” means the following expenses incident to the Corporation’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Shelf Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NASDAQ fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the FINRA, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Corporation, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements and related expenses allocable to the sale of the Registrable Securities, transfer taxes and fees and disbursements of counsel to the Selling Holders, except for the reasonable fees and disbursements of counsel for the Selling Holders required to be paid by the Corporation pursuant to Section 2.08.

Section 2.08 Indemnification.

(a) By the Corporation. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, employees, agents and Affiliates and each Person, if any, who controls such Selling Holder or its Affiliates within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) any registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Corporation shall not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in such registration statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

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(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Corporation, its directors, officers, employees and agents and each Person, if any, who controls the Corporation within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Corporation to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08 except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select one separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party (which shall not be unreasonably withheld, delayed or conditioned), unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party. In addition, no indemnifying party shall be liable for the settlement of any action effected without its prior written consent (which shall not be unreasonably withheld, delayed or conditioned).

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(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09 Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Corporation available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), at all times from and after the date hereof;

(b) file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act at all times from and after the date hereof; and

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(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available electronically at no additional charge via the SEC’s EDGAR system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

Section 2.10 Transfer or Assignment of Registration Rights.

(a) The rights to cause the Corporation to register Registrable Securities granted to the GSO Funds by the Corporation under this Article II may be transferred or assigned by the GSO Funds to one or more transferees or assignees of Registrable Securities without the consent of the Corporation; provided, however, that, other than in the case of transfers or assignments of Registrable Securities to funds or accounts managed, advised or sub-advised by GSO or its Affiliates, (a) the transfer or assignment relates to Preferred Shares (including Common Shares issued or issuable as dividends or upon the redemption of such Preferred Shares) and such Preferred Shares are transferred in accordance with the terms of the Purchase Agreement, (b) any such transfer or assignment with respect to such Preferred Shares is for a minimum of 20,000 Preferred Shares, (c) the Corporation is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee and (d) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of the GSO Funds under this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, if any Preferred Shares are sold or disposed of as described in clause (a) or (b) of Section 1.02 and the transferor’s rights under this Agreement are assigned to the transferee of such securities pursuant to this Section 2.10, any such outstanding Preferred Shares held by such transferee are deemed to be Registrable Securities solely for the purposes of Section 3.01. Any Common Shares issued by the Corporation upon redemption of Preferred Shares shall be Registrable Securities to the extent such Common Shares are not Freely Tradable or, to the extent such Common Shares are Freely Tradable, they represent at least 1% of the then-outstanding Common Shares.

Section 2.11 Preferred Share Sale Cooperation.

In connection with up to 10 sales or distributions of Preferred Shares by any GSO Fund involving a Preferred Share amount (based on Liquidation Preference times the number of applicable shares) of at least $20 million that does not constitute an Underwritten Offering (including a sale pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) and any sale or distribution in a private transaction), the Corporation shall take such actions as are reasonably requested by such Holder in order to expedite or facilitate such sale or distribution, including making appropriate officers of the Corporation, as determined by the Corporation in its sole discretion, available to participate in not more than 20 one-on-one conference calls in the aggregate under this Section 2.11, each of which shall consist of an abbreviated investor presentation utilizing the Corporation’s then current investor presentation and a question and answer session relating solely to publicly available information.

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ARTICLE III

MISCELLANEOUS

Section 3.01 Termination and Effect of Termination.

This Agreement shall terminate with respect to each Holder when such Holder no longer holds any Registrable Securities or Warrants the Common Stock issuable upon exercise of which Warrants would be Registrable Securities and will terminate in full when no Holder holds any Registrable Securities or Warrants the Common Stock issuable upon exercise of which Warrants would be Registrable Securities, except for the provisions of Section 2.06 and Section 2.07, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses or Selling Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 2.08 shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

Section 3.02 Communications.

All notices and other communications provided for or permitted hereunder shall be made in writing by electronic mail, courier service or personal delivery:

(a) if to the GSO Funds:

c/o GSO Capital Partners

1111 Bagby Street, Suite 2050

Houston, Texas 77002

Attention: Robert Horn

Email: robert.horn@gsocap.com

with a copy to:

c/o GSO Capital Partners

345 Park Avenue, 31st Floor

New York, New York 10154

Email:	GSOLegal@gsocap.com
GSOValuationsGroup@gsocap.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention:	John D. Pitts
Tim Cruickshank
Email:	john.pitts@kirkland.com
tim.cruickshank@kirkland.com

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(b) if to a transferee of a GSO Fund, to such Holder at the address provided pursuant to Section 2.10 above; and

(c) if to the Corporation:

Carrizo Oil & Gas, Inc.

500 Dallas Street

Suite 2300

Houston, TX 77002

Attention: Chief Financial Officer

Email: david.pitts@carrizo.com

with a copy to (which shall not constitute notice):

Carrizo Oil & Gas, Inc.

500 Dallas Street

Suite 2300

Houston, TX 77002

Attention: General Counsel

Email: gerry.morton@carrizo.com

Baker Botts L.L.P.

910 Louisiana Street

Houston, TX 77002

Attention: Gene Oshman

Email: gene.oshman@bakerbotts.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.03 Successor and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.04 Assignment of Rights.

All or any portion of the rights and obligations of the GSO Funds under this Agreement may be transferred or assigned by each such GSO Fund only in accordance with Section 2.10 hereof.

Section 3.05 Recapitalization, Exchanges, Etc.

The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Corporation or any successor or assign of the Corporation (whether by merger, consolidation, sale of assets or otherwise) that may be issued in

20

respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

Section 3.06 Specific Performance.

Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or ..pdf counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law; Venue; Waivers.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to principles of conflicts of laws. Neither the Corporation nor any Holder shall be entitled to recover (i) any exemplary, punitive or speculative damages under this Agreement or (ii) any special, indirect, consequential, incidental damages or lost profits under this Agreement, except (x) in the case of clause (ii), to the extent any such damages or lost profits would otherwise be recoverable under Texas law in an action for breach of contract or (y) in the case of clause (i) or clause (ii), any such damages or lost profits arising from a breach of this Agreement that are payable to a third party. The Corporation and each Holder of a Registrable Security each hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of Texas and the Federal courts of the United States of America, in each case located within the Southern District of Texas, and appellate courts thereof;

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any

21

such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in the Register or at such other address of which the other party shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

(e) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(f) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(g) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT.

Section 3.10 Severability of Provisions.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement.

This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Corporation set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

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Section 3.12 Amendment.

This Agreement may be amended only by means of a written amendment signed by the Corporation and the Required Holders; provided that any amendment, modification, supplement or waiver of any of the provisions of this Agreement which disproportionately materially adversely affects any Holder shall not be effective without the written approval of such Holder; but it is acknowledged and agreed that the notice and other provisions of this Agreement may be waived by the Required Holders with respect to any particular registration or transaction. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not affect the rights of other Holders of Registrable Securities may also be given by holders of greater than 50% of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

Section 3.13 No Presumption.

If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement.

Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Holders, their respective permitted assignees and the Corporation shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Holder hereunder.

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Section 3.15 Interpretation.

Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The words “include,” “includes” and “including” or words of similar import shall be deemed to be followed by the words “without limitation.” Whenever any determination, consent or approval is to be made or given by the GSO Funds (and their respective transferees or assignees) under this Agreement, such action shall be in each GSO Fund’s (and its respective transferees’ or assignees’) sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business” or “trading”), all references herein to a “day” are deemed to be a reference to a calendar day.

(Signature pages follow)

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CARRIZO OIL & GAS, INC.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

HOLDERS:

[●]

By:
Name:
Title:

Signature Page to Registration Rights Agreement

Exhibit C

Warrant Agreement

See attached

Exhibit C

CARRIZO OIL & GAS, INC.

(as Issuer)

and

WELLS FARGO BANK, N.A.

(as Warrant Agent)

Warrant Agreement

Dated as of                     , 2017

Warrants Exercisable for

Shares of Common Stock

i

EXHIBITS
Exhibit A	Form of Series A Warrant
Exhibit B	Restricted Legend
Exhibit C	Rule 144A Certificate
Exhibit D	Accredited Investor Certificate

ii

WARRANT AGREEMENT, dated as of                     , 2017, between CARRIZO OIL & GAS, INC., a Texas corporation (as further defined below, the “Company”), and WELLS FARGO BANK, N.A., a national banking association (the “Warrant Agent”).

WHEREAS, the Company proposes to issue Series A warrants (the “Warrants”), that upon exercise shall be net share settled for shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”), to certain third party purchasers; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of the Warrants and other matters as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Article 1.

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following respective meanings.

“act” has the meaning set forth in Section 8.01.

“Accredited Investor Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.

“Agent” means any Registrar or Countersignature Agent as the context so requires.

“Agreement” means this Warrant Agreement, as amended or supplemented from time to time.

“Articles of Incorporation” means the Articles of Incorporation of the Company, as amended or modified.

“Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Combination” means a merger, consolidation, statutory exchange, business combination or similar transaction of the Company with another Person.

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“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of Texas or New York shall not be regarded as a Business Day.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Closing Sale Price” of the Common Stock shall mean, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported (1) on the principal National Securities Exchange on which the Common Stock is traded, (2) if the Common Stock is not listed on a National Securities Exchange, on the principal regional securities exchange, or (3) if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be an amount determined by the Board of Directors to be the fair market value of a share of Common Stock.

“Commission” means the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company or any other Capital Stock of the Company into which such common stock shall be reclassified or changed.

“Company” shall mean Carrizo Oil & Gas, Inc., a Texas corporation, or any successor to the Company.

“Corporate Trust Office” means the office of the Warrant Agent designated for the purposes contemplated hereunder, which at the Issue Date is located at 1110 Centre Point Curve, Suite 101, Mendota Heights, MN 55120.

“Countersignature Agent” refers to a Person engaged to countersign the Warrants in the stead of the Warrant Agent.

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“Ex-Date” means, when used with respect to any issuance of or distribution in respect of the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Notice” has the meaning assigned to such term in Section 4.01(b).

“Exercise Price” means the exercise price for the Warrants as set forth on Exhibit A, subject to adjustment pursuant to Section 6.01.

“Expiration Time” has the meaning assigned to such term in Section 4.01(a).

“Funds” has the meaning assigned to such term in Section 8.13.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Holder” means the registered holder of any Warrant.

“Industry Competitor” means an exploration and production operating company or any holding company thereof or its Subsidiaries that owns, directly or indirectly, material oil and gas working interests; provided, however, that for the avoidance of doubt, a private equity fund, financial institution, asset management firm or similar firm shall not be considered an “Industry Competitor” but its portfolio companies, if any, that own material oil and gas working interests would be considered an “Industry Competitor.”

“Issue Date” means the date of this Agreement.

“Market Value” means, the Average VWAP during a five consecutive Trading Day period ending on the Trading Day immediately prior to the date of determination, as reported (1) on the principal National Securities Exchange on which the Common Stock is traded, (2) if the Common Stock is not listed on a National Securities Exchange, on the principal regional securities exchange, or (3) if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a listing or reporting, the Market Value shall be an amount determined by the Board of Directors.

“National Securities Exchange” shall mean an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Net Share Settlement” has the meaning assigned to such term in Section 4.01(b).

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“Officer” shall mean the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and the General Counsel of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, and delivered to the Warrant Agent, that meets the requirements set forth herein.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Warrant Agent that meets the requirements set forth herein.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender offer available to substantially all holders of Common Stock, in the case of both (i) and (ii), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Warrants are outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of purchase with respect to any Pro Rata Purchase.

“Purchase Agreement” shall mean the Preferred Stock Purchase Agreement, dated June 28, 2017, entered into by and among the Company and the purchasers party thereto.

“Register” means the register established by the Warrant Agent pursuant to Section 3.08.

“Registrar” means a Person engaged to maintain the Register.

“Restricted Legend” means the legend set forth in Exhibit B.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit C hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Statement of Resolutions” shall mean the Statement of Resolutions of 8.875% Redeemable Preferred Stock of the Company, dated as of                     , 2017.

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“Trading Day” shall mean a day during which trading in securities generally occurs on the NASDAQ Global Select Market or, if the Common Stock is not listed on the NASDAQ Global Select Market, on the principal other National Securities Exchange or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

“Transfer Agent” has the meaning assigned to such term in Section 5.04(b).

“Trigger Event” has the meaning assigned to such term in Section 6.01(a)(ix).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “[CRZO <Equity> [●]]” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Warrant Agent” means the party named as such in the first paragraph of this Agreement or any successor warrant agent under this Agreement pursuant to Article 7.

“Warrant Shares” has the meaning assigned to such term in the Recitals.

“Warrants” has the meaning assigned to such term in the Recitals.

Section 1.02 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and words in the plural include the singular;

(e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(f) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation;”

(g) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Agreement unless otherwise indicated; and

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(h) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

Article 2.

APPOINTMENT OF WARRANT AGENT

Section 2.01 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the instructions set forth hereinafter in this Agreement and the Warrant Agent hereby accepts such appointment and shall perform the same in accordance with the express terms and conditions set forth in this Agreement.

Article 3.

THE WARRANTS

Section 3.01 Form and Dating; Legends. (a) The Warrants will be categorized as Series A Warrants and will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Warrants attached as Exhibit A constitute, and are hereby expressly made, a part of this Agreement. The Warrants may have notations, legends or endorsements required by law, rules of or agreements with National Securities Exchanges to which the Company is subject, or usage. Each Warrant will be dated the date of its countersignature.

(b) Except as otherwise provided in Section 3.01(c) or Section 3.09, each Warrant will bear the Restricted Legend.

(c) (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Warrant are effected in compliance with the Securities Act, or (ii) after a Warrant is sold pursuant to an effective registration statement under the Securities Act, then, in each case, the Company may instruct the Warrant Agent in writing to cancel the Warrant and issue to the Holder thereof (or to its transferee) a new Warrant of like tenor, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Warrant Agent will comply with such instruction.

(d) By its acceptance of any Warrant bearing the Restricted Legend, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant set forth in this Agreement and in the Restricted Legend and agrees that it will transfer such Warrant only in accordance with this Agreement and such legend.

Section 3.02 Execution and Countersignature. (a) An Officer shall execute the Warrants for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Warrant no longer holds that office at the time the Warrant is countersigned, the Warrant will still be valid.

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(b) A Warrant will not be valid until the Warrant Agent countersigns the Warrant, by manual or facsimile signature, and the signature shall be conclusive evidence that the Warrant has been countersigned under this Agreement. At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Warrants executed by the Company to the Warrant Agent for countersignature. The Warrant Agent will countersign and deliver Warrants for original issue after receipt by the Warrant Agent of an Officers’ Certificate specifying (i) the number of Warrants to be countersigned and the date on which the Warrants are to be countersigned and (ii) other information the Company may determine to include or the Warrant Agent may reasonably request.

Section 3.03 Warrant Registrar and Countersignature Agent. The Company may appoint one or more Registrars, and the Warrant Agent may appoint a Countersignature Agent, in which case each reference in this Agreement to the Warrant Agent in respect of the obligations of the Warrant Agent to be performed by that Warrant Agent will be deemed to be references to the Countersignature Agent. The Company may act as Registrar. In each case the Company and the Warrant Agent will enter into an appropriate agreement with the Countersignature Agent implementing the provisions of this Agreement relating to the obligations of the Warrant Agent to be performed by the Countersignature Agent and the related rights. The Company initially appoints the Warrant Agent as Registrar.

Section 3.04 Replacement Warrants. The Warrant Agent shall issue replacement Warrants in a form mutually agreed to by Warrant Agent and the Company for those certificates alleged to have been lost, stolen or destroyed, upon receipt by Warrant Agent and the Company of (i) evidence reasonably satisfactory to both the Company and the Warrant Agent of such loss, theft or destruction of such Warrants, and (ii) indemnity satisfactory to each of them, which indemnity shall include an open penalty surety bond satisfactory to each of them (unless waived by the Warrant Agent and the Company) and holding it and Company harmless, absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity. The Company may charge the Holder for the expenses of the Company and the Warrant Agent in replacing a Warrant.

Section 3.05 Outstanding Warrants. (a) Warrants outstanding at any time are all Warrants that have been countersigned by the Warrant Agent except for:

(i) Warrants canceled by the Warrant Agent or Company or delivered to the Warrant Agent for cancellation;

(ii) Warrants exercised by the Holder thereof; and

(iii) any Warrant which has been replaced pursuant to Section 3.04 unless and until the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant is held by a bona fide purchaser, in which case the replacement Warrant issued pursuant to Section 3.04 shall be automatically canceled.

Section 3.06 Cancellation. Notwithstanding any Warrants cancelled in accordance with Section 4.01, the Company will promptly deliver to the Warrant Agent for cancellation any

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Warrants previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Warrant Agent for cancellation any Warrants previously countersigned hereunder which the Company has not issued and sold. Any Registrar will forward to the Warrant Agent any Warrants surrendered to it for transfer or exchange. The Warrant Agent will cancel all Warrants surrendered for transfer, exchange or cancellation and dispose of them in accordance with its normal procedures. Certification of the cancellation of all canceled Warrants shall be delivered to the Company upon written request. The Company may not issue new Warrants to replace Warrants that have been exercised or delivered to the Warrant Agent for cancellation.

Section 3.07 CUSIP Numbers. The Company in issuing the Warrants shall obtain and a use “CUSIP” numbers for the Warrants and the Warrant Agent will use such CUSIP numbers in notices as a convenience to Holders, with any such notice stating that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice to any Holder. The Company will promptly notify the Warrant Agent and Holders in writing of any change in such CUSIP numbers.

Section 3.08 Registration, Transfer and Exchange. (a) The Company shall cause the Registrar to maintain a register (the “Register”) for registering the record ownership of the Warrants by the Holders and transfers and exchanges of the Warrants. Each Warrant will be registered in the name of the Holder thereof or its nominee.

(b) Subject to Sections 5.03 and 5.05 of the Purchase Agreement (which shall apply to the Warrants and the Warrant Shares regardless of any termination of the Purchase Agreement to the extent stated therein) and Section 3.09 hereof, a Holder may transfer a Warrant to another Person or exchange a Warrant for another Warrant by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by the Purchase Agreement or this Agreement. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section 3.08 by noting the same in the Register maintained by the Registrar for such purpose; provided that no transfer or exchange will be effective until it is registered in the Register. Prior to the registration of any transfer, the Company, the Warrant Agent and their agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary.

From time to time the Company will execute and the Warrant Agent will countersign additional Warrants as necessary in order to permit the registration of a transfer or exchange in accordance with this Section. All Warrants issued upon transfer or exchange shall be the duly authorized, executed and delivered Warrants of the Company entitled to the benefits of this Agreement.

No service charge will be imposed in connection with any transfer or exchange of any Warrant, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

A party requesting transfer of Warrants or other securities must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

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(c) Subject to compliance with Section 3.09(b), if a Warrant is transferred or exchanged for another Warrant, the Warrant Agent will (i) cancel the Warrant being transferred or exchanged, (ii) deliver one or more new Warrants which (in the aggregate) reflect the amount equal to the amount of Warrants being transferred or exchanged to the transferee (in the case of a transfer) or the Holder of the canceled Warrant (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (iii) if such transfer or exchange involves less than the entire amount of the canceled Warrant, deliver to the Holder thereof one or more Warrants which (in the aggregate) reflect the amount of the untransferred or unexchanged portion of the canceled Warrant, registered in the name of the Holder thereof.

Section 3.09 Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Warrant may only be made in accordance with this Section 3.09 and Section 3.08; provided that no such transfer or exchange shall be made to an Industry Competitor. The Registrar shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence; however, the Warrant Agent and Registrar shall have no obligation under this Agreement to confirm or verify whether a proposed transferee is an Industry Competitor, other than to request the Company’s determination with respect thereto, upon which the Warrant Agent and Registrar may rely. Subject to Section 3.09(b), the Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent a duly completed Rule 144A Certificate or Accredited Investor Certificate and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.

(b) No Rule 144A Certificate, Accredited Investor Certificate or other certification and evidence is required in connection with any transfer or exchange of any Warrant (or a beneficial interest therein):

(i) after such Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein; provided that the Company and Registrar may require from any Person requesting a transfer or exchange in reliance upon this clause (i) any other reasonable certifications and evidence in connection with such resale; or

(ii) sold pursuant to an effective registration statement.

Any Warrant delivered in reliance upon this paragraph will not bear the Restricted Legend.

(c) The Registrar will retain copies of all certificates and other documents received in connection with the transfer or exchange of a Warrant, and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Registrar.

(d) Notwithstanding anything to the contrary contained in this Agreement, the number of shares of Common Stock that may be issued under the Warrants for any reason shall

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not exceed the maximum number of shares of Common Stock which the Company may issue without stockholder approval under the stockholder approval rules of the NASDAQ Global Select Market, including NASDAQ Listing Rule 5635, unless the requisite stockholder approval has been obtained. In addition, the Company will not issue any shares of Common Stock under the Statement of Resolutions, unless at the time of such issuance, either the maximum number of shares of Common Stock then issuable under all Warrants may be issued under such rules without any stockholder approval or the requisite stockholder approval has been obtained. The foregoing restriction shall continue notwithstanding any failure of the Common Stock to continue to be listed on the NASDAQ Global Select Market.

Article 4.

SEPARATION OF WARRANTS; TERMS OF WARRANTS; EXERCISE OF WARRANTS

Section 4.01 Terms of Warrants; Exercise of Warrants.

(a) Subject to the terms of this Agreement, a Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part during the period commencing at the opening of business on                     , 2017 and until 5:00 p.m., New York City time, on                     , 2027 (the “Expiration Time”), and shall entitle the Holder thereof to receive from the Company Warrant Shares. No adjustments as to dividends will be made upon exercise of the Warrants. Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time.

(b) In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Company (i) such Warrants and (ii) the form of election to exercise on the reverse thereof duly filled in and signed (the “Exercise Notice”). Payment of the Exercise Price shall be made by net share settlement pursuant to the procedures set forth in Section 4.01(c) (a “Net Share Settlement”).

(c) Each exercise of a Warrant shall be “net share settled” whereupon the Warrant will be converted into shares of Common Stock pursuant to a cashless exercise, after which the Company will issue to the Holder the Warrant Shares equal to the result obtained by (i) subtracting B from A, (ii) dividing the result by A, and (iii) multiplying the difference by C as set forth in the following equation:

X = ((A - B)/A) x C

where:

X =	the Warrant Shares issuable upon exercise pursuant to this paragraph (c).

A =	the Market Value on the day immediately preceding the date on which the Holder delivers the applicable Exercise Notice.

B =	the Exercise Price.

C =	with respect to the Warrant then being exercised, the number of shares of Common Stock such Warrant is exercisable for, prior to the Net Share Settlement procedures pursuant to this paragraph (c).

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If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph (c).

(d) Subject to Section 4.01(i), upon compliance with the provisions set forth above, the Company shall promptly deliver or cause to be delivered, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled, together with cash in lieu of fractional shares as provided in Section 6.02 hereof. Such certificate or certificates or other securities or property shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares or other securities or property, as of the date of the surrender of such Warrants, notwithstanding that the stock transfer books of the Company shall then be closed or the certificates or other securities or property have not been delivered. If applicable, the Company shall provide to the Warrant Agent an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, the Warrant Agent may request additional funding to cover fractional payments. The Warrant Agent shall have no obligation to make fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

(e) If less than all the Warrants represented by a Warrant certificate are exercised, such Warrant certificate shall be surrendered and a new Warrant certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant certificate to the Person or Persons entitled to receive the same.

(f) All Warrant certificates surrendered upon exercise of Warrants shall be canceled by the Company. Such canceled Warrant certificates shall then be canceled and disposed of by the Company in accordance with its standard procedures. The Company shall promptly notify the Warrant Agent in writing of any exercise of Warrants, and to the extent that less than all the Warrants represented by a Warrant certificate are exercised, the Company shall notify the Warrant Agent in writing of such exercise of Warrants concurrently with the delivery of the executed Warrant certificate as provided in Section 4.01(e).

(g) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

(h) Certificates, if any, representing Warrant Shares shall bear a Restricted Legend (with all references to Warrants therein replaced by references to Common Stock, and with such changes thereto as the Company may deem appropriate) if (i) the Warrants for which they were

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issued carried a Restricted Legend or (ii) the Warrant Shares are issued in a transaction exempt from registration under the Securities Act (other than the exemption provided by Section 3(a)(9) of the Securities Act), in each case until and unless the circumstances set forth in Section 3.01(c) apply to such Shares, and any transfers thereof shall comply with the Restricted Legend.

(i) Notwithstanding anything to the contrary herein, (i) unless otherwise agreed by the Company and the Holder, the Warrant Shares shall be in uncertificated, book entry form as permitted by the bylaws of the Company and the Texas Business Organizations Code, and (ii) delivery of Warrant Shares upon exercise of a Warrant shall be made to the applicable Holder through the facilities of The Depository Trust Company as directed by such Holder unless such Holder shall otherwise instruct.

(j) If a Holder elects to partially exercise a Warrant, the number of Warrant Shares deliverable upon such partial exercise must be not less than 50,000 Warrant Shares.

Section 4.02 Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of a Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

Article 5.

COVENANTS OF THE COMPANY

Section 5.01 Maintenance of Office or Agency. The Company will maintain in the United States an office or agency where Warrants may be surrendered for registration of transfer or exchange or for presentation for exercise. The Company hereby initially designates the Corporate Trust Office of the Warrant Agent as such office of the Company. The Company will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Warrant Agent with the address thereof, such presentations and surrenders may be made or served to the Warrant Agent.

The Company may also from time to time designate one or more other offices or agencies where the Warrants may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Warrant Agent of any such designation or rescission and of any change in the location of any such other office or agency.

Section 5.02 Payment of Taxes. The Company will pay all documentary, stamp or similar issue or transfer taxes in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants; provided that the exercising Holder shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon exercise.

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Section 5.03 Rule 144A(d)(4) Information. For so long as any of the Warrants or Warrant Shares remain outstanding and constitute “restricted securities” under Rule 144, the Company will make available upon request to any prospective purchaser of the Warrants or Warrant Shares or beneficial owner of Warrants or Warrants Shares in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act; provided that such information shall be deemed conclusively to be made available pursuant to this Section 5.03 if the Company has filed such information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System and such information is publicly available on such system.

Section 5.04 Reservation of Warrant Shares. (a) The Company will reserve and keep available for issuance and delivery such number of its authorized but unissued shares of Common Stock or other securities of the Company as will from time to time be sufficient to permit the exercise in full of all outstanding Warrants, which shares or securities will, when issued, be free and clear of all liens, security interests, charges and other encumbrances and free and clear of all preemptive rights.

(b) The Company will authorize and direct the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any securities of the Company issuable upon the exercise of the Warrants to reserve such number of authorized securities as shall be required for such purpose. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Sections 4.01(d) and 6.02 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 6.01(d) hereof.

Section 5.05 Tax Treatment of Net Share Settlement. The Company will use commercially reasonable efforts to cause any Net Share Settlement to qualify for nonrecognition of the applicable Holder’s gain or loss for Federal income tax purposes, including (as may be necessary or appropriate) adopting a “plan of reorganization” in order for such Net Share Settlement to be treated as occurring pursuant to a “reorganization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Section 5.06 Listing and Applicable Law. (a) The Company shall use commercially reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on the NASDAQ Global Select Market or the principal securities exchange on which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

(b) The Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise.

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Article 6.

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE

Section 6.01 Adjustment to Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.01.

In the event that, at any time as a result of the provisions of this Section 6.01, the Holders of the Warrants shall become entitled upon subsequent exercise to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(a) Adjustments for Change in Capital Stock.

(i) If the Company pays a dividend (or other distribution) in shares of Common Stock to all holders of the Common Stock, then the Exercise Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

OS1

OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and

OS1 =	the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend.

In any such event, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the record date for such dividend or distribution shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

(ii) If the Company issues to all holders of shares of the Common Stock rights, options or warrants entitling them, for a period of not more than 60 days from the date of issuance of such rights, options or warrants, to subscribe for or purchase shares of Common Stock at less than the Market Value determined on the Ex-Date for such issuance, then the Exercise Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X

OS0 + Y

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where

OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the last trading day preceding the date of the agreement on pricing such rights, options or warrants.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to the date of the agreement on pricing of such rights, options or warrants (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of additional shares of Common Stock issuable in connection with such rights, options or warrants and (ii) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock that the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issuable in connection with such rights, options or warrants would purchase at the Market Value on the last trading day preceding the date of the agreement on pricing such rights, options or warrants.

To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Exercise Price and the number of Warrant Shares shall be readjusted to the Exercise Price and the number of Warrant Shares that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Exercise Price and the number of Warrant Shares shall not be adjusted until such triggering events occur. In determining the aggregate offering price payable for such shares of Common Stock, the conversion agent shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iii) If the Company subdivides, combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Exercise Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be divided by the following fraction:

OS1

OS0

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where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, combination or reclassification; and

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, combination or reclassification.

In any such event, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

(iv) If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of Capital Stock (other than Common Stock) or other assets (including cash or securities, but excluding any dividend or distribution referred to in clause (i) above; any rights or warrants referred to in clause (ii) above; and any dividend of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Exercise Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0

SP0 - FMV

where

SP0	=	the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date; and

FMV	=	the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

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In a spin-off, where the Company makes a distribution to all holders of shares of Common Stock consisting of Capital Stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit the Exercise Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing the Exercise Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

MP0 + MPS

MP0

where

MP0 =	the average of the Closing Sale Price of the Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution; and

MPS =	the average of the closing sale price of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

In the event that such distribution described in this clause (iv) is not so made, the Exercise Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Exercise Price that would then be in effect if such dividend distribution had not been declared.

(v) In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Value of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to

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such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (2) the Market Value per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of Warrant Shares be adjusted to the number obtained by dividing (A) the product of (I) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (II) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (B) the new Exercise Price determined in accordance with the immediately preceding sentence.

(vi) In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 6.01(a)(iii)), the Holder’s right to receive Warrant Shares upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of each Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise each Warrant in exchange for any shares of stock or other securities or property pursuant to this Section 6.01(a)(vi). In determining the kind and amount of stock, securities or the property receivable upon exercise of each Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election (including being subject to similar proration constraints) upon exercise of each Warrant with respect to the number of shares of stock or other securities or property that the Holder will receive upon exercise of a Warrant.

(vii) Notwithstanding anything herein to the contrary, no adjustment under this Section 6.01 need be made to the Exercise Price unless such adjustment would require a cumulative increase or decrease of at least 2.0% of the Exercise Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a cumulative increase or decrease of at least 2.0% of such Exercise Price.

(viii) The Company reserves the right to make such reductions in the Exercise Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend or distribution of stock or stock rights will result in less or no tax to the recipients. In the event the Company elects to make such a reduction in the Exercise Price, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Exercise Price.

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(ix) Notwithstanding any other provisions of this Section 6.01(a), rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.01(a) (and no adjustment to the Exercise Price under this Section 6.01(a) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price shall be made under Section 6.01(a)(ii). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price under this Section 6.01 (a) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Exercise Price shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent that the Company has a rights plan or agreement in effect upon exercise of the Warrants, which rights plan provides for rights or warrants of the type described in this clause, then upon exercise of the Warrants, the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Exercise Price with respect thereto have been made in accordance with the foregoing. In lieu of any such adjustment, the Company may amend such applicable stockholder rights plan or agreement to provide that upon exercise of the Warrants, the Holders will receive, in addition to the Common Stock issuable upon such exercise, the rights that would have attached to such Common Stock if the Trigger Event had not occurred under such applicable stockholder rights plan or agreement.

(b) Notwithstanding anything to the contrary in Section 6.01, no adjustment to the Exercise Price shall be made with respect to any distribution or other transaction if Holders are entitled to participate in such distribution or transaction as if they held a number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such event, without having to exercise their Warrants.

(c) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Exercise Price then in effect shall be required by reason of the taking of such record.

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(d) Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 6.03 hereof.

(e) Company Determination Final. Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine Market Value or fair market value, such determination shall be made in good faith and, absent manifest error, shall be final and binding on the Holders and the Warrant Agent.

(f) When Issuance or Payment May be Deferred. In any case in which this Section 6.01 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 6.02 hereof; provided that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Shares, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.

(g) Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

(h) No Adjustments Below Par Value. Notwithstanding anything herein to the contrary, no adjustment will be made to the Exercise Price if, as a result of such adjustment, the Exercise Price per Warrant Share would be less than the par value of the Company’s Common Stock (or other Capital Stock for which any Warrant is exercisable); provided that, before taking any action which would but for the foregoing limitation in this sentence have caused an adjustment to reduce the Exercise Price below the then par value (if any) of its Common Stock (or other Capital Stock for which any Warrant is exercisable), the Company will take any reasonable corporate action which would, in the opinion of its counsel, be necessary in order that the Company may validly issue Warrant Shares at the Exercise Price as so adjusted.

Section 6.02 Fractional Interests. The Company shall not be required to issue fractional Warrant Shares or scrip representing fractional shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 6.02, be issuable on the exercise of any Warrants (or specified portion thereof), the Company may, at its option, either pay an amount in cash equal to the current Closing Sale Price per Warrant Share, as determined on the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent, or round the number of Warrant Shares issued up to the nearest number of whole Warrant Shares.

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Section 6.03 Notices to Warrant Holders. (a) Upon any adjustment of the Exercise Price pursuant to Section 6.01 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) or other securities or property issuable after such adjustment in the Exercise Price, upon exercise of a Warrant, which certificate shall be a rebuttable presumption of the correctness of the matters set forth therein, and cause to be given to each of the Holders written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 6.03.

(b) In case:

(i) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(ii) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than dividends or distributions referred to in Section 6.01(a) hereof);

(iii) of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock by the Company;

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v) the Company proposes to take any action which would require an adjustment of the Exercise Price pursuant to Section 6.01 hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Holders, at least 10 days prior to any applicable record date, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 6.03 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

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Section 6.04 No Rights as Stockholders. Nothing contained in this Agreement or the Warrants shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever, including the right to receive dividends or other distributions, as stockholders of the Company, or the right to share in the assets of the Company in the event of its liquidation, dissolution or winding up, except in respect of Common Stock received following exercise of Warrants. In addition, nothing contained in this Agreement or the Warrants shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Article 7.

WARRANT AGENT

Section 7.01 Warrant Agent. The Warrant Agent undertakes the express duties and obligations imposed by this Agreement upon the following terms and conditions (and no duties or obligations shall be inferred), by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(a) The statements and recitals contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility and shall not be liable for the correctness of any of the same except such as describe the Warrant Agent. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise expressly provided.

(b) The Warrant Agent has no duty to determine when an adjustment under Article 6 should be made, how it should be made or what it should be. Nor shall the Warrant Agent have any obligation hereunder to determine whether an adjustment event has occurred. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall have no obligation under this Agreement to calculate, confirm, investigate or verify the accuracy of the correctness of, the number of Warrant Shares issuable in connection with any exercise hereunder.

(c) The Warrant Agent shall not be accountable with respect to (i) the validity, value, kind or amount of any Warrant Shares, securities or property which may be issued or delivered at any time upon the exercise of any Warrant or (ii) whether any such Warrant Shares or other securities will, when issued, be validly issued, fully paid and nonassessable; and in each case, makes no representation with respect thereto.

(d) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.

(e) In the absence of bad faith on its part, the Warrant Agent may rely on, and will be held harmless and protected and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document from the Company with respect to any matter relating to its acting as Warrant Agent hereunder

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believed by it to be genuine and to have been signed or presented by the proper Person. The Warrant Agent need not investigate any fact or matter stated in the document. The Warrant Agent, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(f) The Warrant Agent may consult with legal counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection to the Warrant Agent and the Warrant Agent will incur no liability for or in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith in reliance thereon.

(g) The Warrant Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent absent gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the appointment of such agent.

(h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(i) The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(j) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it reasonably believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity reasonably satisfactory to it.

(k) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(l) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(m) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

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(n) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(o) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant certificate or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of Warrant Agent.

(p) The provisions of this Section 7.01, Section 7.02 and Section 7.03 will survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation, replacement or removal of the Warrant Agent.

Section 7.02 Compensation; Indemnity; Limitation on Liability. (a) The Company will pay the Warrant Agent compensation for all services rendered by it hereunder as agreed upon in writing for its services. The Company will reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Warrant Agent in the exercise and performance of its duties hereunder, except any such expense, disbursement or advance attributable to its gross negligence or willful misconduct (each as determined by a final nonappealable judgment of a court of competent jurisdiction). Such expenses shall include the reasonable compensation and expenses of the Warrant Agent’s agents and counsel.

(b) The Company will indemnify the Warrant Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding, damage, judgment, fine, penalty, claim, demand, settlement or expense incurred (including without limitation, the reasonable fees and expenses of outside legal counsel) without gross negligence or willful misconduct on its part (each as determined by a final, nonappealable judgment of a court of competent jurisdiction) on the part of the Warrant Agent, for anything done or omitted to be done by the Warrant Agent in connection with the acceptance, administration of, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The reasonable costs and expenses incurred in enforcing this right of indemnification will be paid by the Company if the Warrant Agent is entitled to indemnification by the Company pursuant to this Agreement (as determined by a final, nonappealable judgment of a court of competent jurisdiction). The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

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(c) Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.

(d) Notwithstanding anything in this Agreement to the contrary, in no event will the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Warrant Agent will not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Warrant Agent will be fully protected and will incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

Section 7.03 Individual Rights of Warrant Agent. The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity. An Agent may do the same with like rights.

Section 7.04 Replacement of Warrant Agent. (a) The Warrant Agent

(i) may resign and be discharged from its duties under this Agreement at any time by not less than 30 days’ written notice to the Company (pursuant to Section 8.02),

(ii) may be removed at any time by the Company by 30 days’ written notice to the Warrant Agent, and

(iii) may be removed by the Company if: (A) the Warrant Agent is no longer eligible under Section 7.06; (B) the Warrant Agent is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Warrant Agent or its property; or (D) the Warrant Agent becomes incapable of acting.

In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination.

(b) If the Warrant Agent resigns or is removed, or if a vacancy exists in the office of Warrant Agent for any reason, the Company will promptly appoint a successor Warrant Agent. If the successor Warrant Agent does not deliver its written acceptance within 30 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent, the Company or the Holders of a majority of the outstanding Warrants may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent.

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(c) Upon delivery by the successor Warrant Agent of a written acceptance of its appointment to the retiring Warrant Agent and to the Company, (i) the retiring Warrant Agent will transfer all property held by it as Warrant Agent to the successor Warrant Agent, (ii) the resignation or removal of the retiring Warrant Agent will become effective, and (iii) the successor Warrant Agent will have all the rights, powers and duties of the Warrant Agent under this Agreement. Upon request of any successor Warrant Agent, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Warrant Agent all such rights and powers. The Company will give notice of any resignation and any removal of the Warrant Agent, and the transfer agent, as the case may be, and each appointment of a successor Warrant Agent to all Holders, and include in the notice the name of the successor Warrant Agent and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Warrant Agent pursuant to this Section, the Company’s obligations under Section 7.02 will continue for the benefit of the retiring Warrant Agent.

Section 7.05 Successor Warrant Agent By Merger. (a) Subject to compliance with Section 7.06, if the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person or national banking association, the resulting, surviving or transferee Person or national banking association without any further act will be the successor Warrant Agent with the same effect as if the successor Warrant Agent had been named as the Warrant Agent in this Agreement.

(b) If, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants have been countersigned but not delivered, the successor Warrant Agent may adopt the countersignature of the original Warrant Agent; and if any of the Warrants shall not have been countersigned, the successor Warrant Agent may countersign such Warrants, and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.

Section 7.06 Eligibility. This Agreement must always have a Warrant Agent that has a capital and surplus of at least $50,000,000 (individually or combined with Affiliates) as set forth in its most recent published annual report of condition.

Section 7.07 Holder Lists. The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Warrant Agent is not the Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.

Article 8.

MISCELLANEOUS

Section 8.01 Holder Actions. (a) Any notice, consent to amendment, supplement or waiver provided by this Agreement to be given by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Warrant Agent.

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(b) Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of a Warrant certificate that evidences the same Warrant of the acting Holder, even if no notation thereof appears on the Warrant certificate. Subject to paragraph (c), a Holder may revoke an act as to its Warrants, but only if the Warrant Agent receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c) The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 8.02 Notices. (a) Any notice or communication by the Company, on the one hand, or the Warrant Agent, on the other hand, to the other is duly given if in writing (i) when delivered in person, (ii) five days after mailing when mailed by first class mail, postage prepaid, (iii) by overnight delivery by a nationally recognized courier service, or (iv) when sent via email. In each case the notice or communication should be addressed as follows:

if to the Company:

Carrizo Oil & Gas, Inc.

500 Dallas Street

Suite 2300

Houston, TX 77002

Attention: Chief Financial Officer

Email: david.pitts@carrizo.com

With copies (which shall not constitute notice) to:

Carrizo Oil & Gas, Inc.

500 Dallas Street

Suite 2300

Houston, TX 77002

Attention: General Counsel

Email: gerry.morton@carrizo.com

Baker Botts L.L.P.

910 Louisiana Street

Houston, TX 77002

Attention: Gene Oshman

Email: gene.oshman@bakerbotts.com

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if to the Warrant Agent:

Wells Fargo Bank, N.A.

Wells Fargo Shareowner Services

1110 Centre Point Curve, Suite 101

Mendota Heights, MN 55120

Attention: Chris Hoffman

Email:

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given (i) five days after mailing when mailed to the Holder at its address as it appears on the Register by first class mail or (ii) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; provided that if the Company has been made aware of a different address pursuant to the Statement of Resolutions or an applicable Warrant, the Company shall provide such notice to such address instead. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Warrant Agent at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders. The notice or communication should be addressed as follows:

if to the GSO Funds:

c/o GSO Capital Partners

1111 Bagby Street, Suite 2050

Houston, TX 77002

Attention:	Robert Horn
Email:	robert.horn@gsocap.com

With a copy to:

c/o GSO Capital Partners
345 Park Avenue, 31st Floor
New York, NY 10154
Email:	GSOLegal@gsocap.com
GSOValuationsGroup@gsocap.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
600 Travis Street, Suite 3300
Houston, TX 77002
Attention:	John D. Pitts
Tim Cruickshank
Email:	john.pitts@kirkland.com
tim.cruickshank@kirkland.com

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if to a purchaser party to the Purchase Agreement, to the addresses set forth on Schedule A thereto.

(c) Where this Agreement provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Warrant Agent, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 8.03 Supplements and Amendments. (a) The Company and the Warrant Agent may amend or supplement this Agreement or the Warrants without notice to or the consent of any Holder.

(i) to cure any ambiguity, omission, inconsistency or mistake in this Agreement or the Warrants in a manner that is not inconsistent with the provisions of this Agreement and that does not adversely affect the rights, preferences and privileges of the Warrants or any Holder;

(ii) to evidence and provide for the acceptance of an appointment hereunder by a successor Warrant Agent; or

(iii) to make any other change that does not adversely affect the rights of any Holder.

(b) Except as otherwise provided in paragraphs (a) or (c), this Agreement and the Warrants may be amended only by means of a written amendment signed by the Company, the Warrant Agent and the Holders of a majority of the outstanding Warrants. Any amendment or modification of or supplement to this Agreement or the Warrants, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given. In addition, any term of a specific Warrant may be amended or waived with the written consent of the Company and the Holder of such Warrant.

(c) Notwithstanding the provisions of paragraph (b), without the consent of each Holder affected, an amendment or waiver may not:

(i) increase the Exercise Price;

(ii) reduce the term of the Warrants;

(iii) make a material and adverse change that does not equally affect all Warrants; or

(iv) decrease the number of shares of Common Stock, cash or other securities or property issuable upon exercise of the Warrants

29

except, in each case, for adjustments expressly provided for in this Agreement.

(d) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver if their consent approves the substance thereof.

(e) Subject to Section 8.03(h), an amendment, supplement or waiver under this Section 8.03(e) will become effective on receipt by the Warrant Agent of written consents from the Holders of the requisite percentage of the outstanding Warrants. After an amendment, supplement or waiver under this Section 8.03(e) becomes effective, the Company will send to the Holders affected thereby a notice describing the amendment, supplement or waiver in reasonable detail. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

(f) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Warrant with respect to which consent was granted.

(g) If an amendment, supplement or waiver changes the terms of a Warrant, the Company or the Warrant Agent may require the Holder to deliver it to the Warrant Agent so that the Warrant Agent may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms. The Warrant Agent may also place an appropriate notation on any Warrant thereafter countersigned. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Warrants in this fashion.

(h) The Warrant Agent is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Section 8.03 is authorized or permitted by this Agreement. If the Warrant Agent has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Warrant Agent. The Warrant Agent may, but is not obligated to, execute any amendment, supplement or waiver that affects the Warrant Agent’s own rights, duties or immunities under this Agreement.

Section 8.04 Governing Law; Waiver of Certain Damages; and Jurisdiction. This Agreement and the Warrants shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to principles of conflicts of laws. Neither the Company nor any Holder shall be entitled to recover (i) any exemplary, punitive or speculative damages under this Agreement or (ii) any special, indirect, consequential, incidental damages or lost profits under this Agreement, except (x) in the case of clause (ii), to the extent any such damages or lost profits would otherwise be recoverable under Texas law in an action for breach of contract or (y) in the case of clause (i) or clause (ii), any such damages or lost profits arising from a breach of this Agreement that are payable to a third party. The Company, the Warrant Agent and each Holder of a Warrant each hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating solely to this Agreement and the Warrant or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of Texas and the Federal courts of the United States of America, in each case located within the Southern District of Texas, and appellate courts thereof;

30

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in the Register or at such other address of which the other party shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

(e) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(f) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Warrants, to the extent permitted by law; and

(g) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANTS ISSUED.

Section 8.05 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another agreement of the Company, and no such agreement may be used to interpret this Agreement.

Section 8.06 Successors and Assigns. All agreements of the Company in this Agreement and the Warrants will bind its successors and assigns. All agreements of the Warrant Agent in this Agreement will bind its successors and assigns. Subject to the transfer conditions referred to in any legend in effect as set forth herein and Sections 3.08 and 3.09, each Holder may freely assign its Warrants and its rights under this Agreement, in whole or in part, to any Person; provided that no such assignment shall be made to an Industry Competitor.

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Section 8.07 Duplicate Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be deemed an original, but all of them together represent the same agreement. A signature to this agreement executed/transmitted electronically will have the same authority, effect and enforceability as an original signature.

Section 8.08 Separability. In case any provision in this Agreement or in the Warrants is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 8.09 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and in no way modify or restrict any of the terms and provisions of this Agreement.

Section 8.10 Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.

Section 8.11 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Warrant Agent, the Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Holder hereunder.

Section 8.12 Bank Accounts. All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services under this Agreement (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Warrant Agent will hold the Funds through such accounts in: deposit accounts of commercial

32

banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 8.13 Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

Section 8.14 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter aha, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services agreed upon by the parties hereto shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

Section 8.15 Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

33

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

CARRIZO OIL & GAS, INC.

By:
Name:
Title:

Signature Page to Warrant Agreement

WELLS FARGO BANK, N.A.

as Warrant Agent

By:
Name:
Title:

Signature Page to Warrant Agreement

EXHIBIT A

[Face of Series A Warrant]

[Insert appropriate legend]

No.	Warrants
CUSIP No.
CUSIP No.

Series A Warrant Certificate

This Series A Warrant Certificate certifies that                     , or its registered assigns, is the registered holder of Series A Warrants (the “Warrants”), exercisable for shares of common stock, par value $0.01 (the “Common Stock”), of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”). This Series A Warrant Certificate is exercisable for [                ] shares of Common Stock. Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on [●], 2017 until 5:00 p.m., New York City Time on [●], 2027 (the “Expiration Time”), to receive from the Company an amount of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at an initial exercise price (the “Exercise Price”) of SIXTEEN AND 08/100 DOLLARS ($16.08) per Warrant Share (as such price may be adjusted as provided in the Warrant Agreement), subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Series A Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Series A Warrant Certificate to be signed below by its duly authorized officer.

Dated: [                    ]

CARRIZO OIL & GAS, INC.

By:
Name:
Title:

Countersigned on [                    ]:

WELLS FARGO BANK, N.A.
as Warrant Agent

By:
Authorized Signatory

CARRIZO OIL & GAS, INC.

[Reverse of Series A Warrant]

1.	Warrant Agreement

The Warrants evidenced by this Series A Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement dated as of             , 2017 (the “Warrant Agreement”), between the Company and Wells Fargo Bank, N.A., as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.

2.	Exercise

Warrants may be exercised at any time from 9:00 a.m. on             , 2017 and on or before the Expiration Time.

In order to exercise all or any of the Warrants represented by this Series A Warrant Certificate, the holder must deliver to the Company this Series A Warrant Certificate and the form of election to exercise on the reverse hereof duly completed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program.

The exercise of Warrants is subject to certain restrictions on exercise (including a minimum number of Warrants being exercised in a partial exercise of Warrants) as described in the Warrant Agreement.

No Warrant may be exercised after the Expiration Time, and to the extent not exercised by such time the Warrants shall become void.

3.	Adjustments

The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and, if applicable, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted.

4.	No Fractional Shares

No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

5.	Registered Form; Transfer and Exchange

The Warrants have been issued in registered form. Warrant Certificates, when surrendered at the office of the Registrar by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Registrar a new Warrant Certificate or Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. This Warrant Certificate does not entitle any holder hereof to any rights of a stockholder of the Company.

6.	Countersignature

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

7.	Governing Law; Jurisdiction

This Warrant shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to principles of conflicts of laws. The Company and the Holder of this Warrant each hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Warrant or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of Texas and the Federal courts of the United States of America, in each case located within the Southern District of Texas, and appellate courts thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in the Register or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Warrant Certificate, to the extent permitted by law; and

(vii) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANT ISSUED.

A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

[Form of Exercise Notice]

(To Be Executed Upon Exercise Of Series A Warrant)

The undersigned hereby elects to exercise the right, represented by this Warrant Certificate, to acquire                  shares of Common Stock to be settled pursuant to the procedures set forth in the Warrant Agreement.

The undersigned requests that delivery of such shares be made through the facilities of The Depository Trust Company as follows.

DTC Participant

Participant Account Number:

Contact Person:

Telephone:

E-mail address:

Payment of the Exercise Price shall be by Net Share Settlement as set forth in Sections 4.01(b) and (c) of the Warrant Agreement.

[This exercise is made in connection with [insert relevant public offering or sale of the Company] and is conditioned upon consummation of such transaction. The exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.]

If said number of shares is less than all of the shares of Common Stock issuable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of                     , whose address is                     , and that such Warrant be delivered to                     , whose address is                     .

[The following paragraph to be included to the extent reasonably requested by the Company] [The undersigned represents and warrants that (x) it is a qualified institutional buyer (as defined in Rule 144A) and is receiving the Warrant Shares for its own account or for the account of another qualified institutional buyer, and it is aware that the Company is issuing the Warrant Shares to it in reliance on Rule 144A; (y) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act; or (z) it is receiving the Warrant Shares pursuant to another available exemption from the registration requirements of the Securities Act. Prior to receiving Warrant Shares pursuant to clause (x) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit C to the Warrant Agreement. Prior to receiving Warrant Shares pursuant to clause (y) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit D and/or an opinion of counsel. Prior to receiving Warrant Shares pursuant to clause (z) above, the Company and the Warrant Agent may request appropriate certificates and/or an opinion of counsel.]

Signature

Date:

[
Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto                                          (the “Assignee”)

(Please type or print block letters)

(Please print or typewrite name and address including zip code of assignee)

the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Warrant Certificate occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:

Check One

☐	(1) This Warrant Certificate is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit C to the Warrant Agreement is being furnished herewith.

or

☐	(2) This Warrant Certificate is being transferred other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.

Date:

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

RESTRICTED LEGEND

THIS WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THIS WARRANT EVIDENCES AND ENTITLES THE REGISTERED HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE WARRANT AGREEMENT BETWEEN CARRIZO OIL & GAS, INC. AND WELLS FARGO BANK, N.A. (OR ANY SUCCESSOR WARRANT AGENT) DATED AS OF             , 2017, AS IT MAY FROM TIME TO TIME BE SUPPLEMENTED OR AMENDED, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE WARRANT AGENT’S (INCLUDING ANY SUCCESSOR WARRANT AGENT) RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE WARRANT AGENT, AND IN EACH OF THE

B-1

FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

B-2

EXHIBIT C

Rule 144A Certificate

            ,

[                    ]

[                    ]

Attention: [                    ]

Re:	Warrants to acquire Common Stock of Carrizo Oil & Gas, Inc. (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of , 2017 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A. Our proposed purchase of Warrants issued under the Agreement.

☐	B. Our proposed exchange of Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We and, if applicable, each account for which we are acting, in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of             , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Warrants to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

C-1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

C-2

EXHIBIT D

Accredited Investor Certificate

                    ,

[                    ]

[                    ]

Attention: [                    ]

Re:	Warrants to acquire Common Stock of Carrizo Oil & Gas, Inc. (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of , 2017 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A. Our proposed purchase of Warrants issued under the Agreement.

☐	B. Our proposed exchange of Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We hereby confirm that:

1. We are an “accredited investor” (an “Accredited Investor”) within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

2. Any acquisition of Warrants by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.

3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Warrants and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Warrants.

4. We are not acquiring the Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5. We acknowledge that the Warrants have not been registered under the Securities Act and that the Warrants may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Warrants may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company or any subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) to a person it reasonably believes is a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) to an Accredited Investor that, prior to such transfer, delivers to the Warrant Agent a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) relating to the restrictions on transfer of the Warrants, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) must be delivered to the Warrant Agent. Prior to the registration of any transfer in accordance with (d) or (e) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any exemption from the registration requirements of the Securities Act.

We understand that the Warrant Agent will not be required to accept for registration of transfer any Warrants acquired by us, except upon presentation of evidence satisfactory to the Company and the Warrant Agent that the foregoing restrictions on transfer have been complied with. We further understand that the Warrants acquired by us will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Warrants from us a notice advising such person that resales of the Warrants are restricted as stated herein and that the Warrants will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

Taxpayer ID number:

Exhibit D

Standstill and Voting Agreement

See attached

Exhibit D

STANDSTILL AND VOTING AGREEMENT

BY AND BETWEEN

CARRIZO OIL & GAS, INC.

AND

THE GSO FUNDS

STANDSTILL AND VOTING AGREEMENT

This STANDSTILL AND VOTING AGREEMENT (this “Agreement”) is made and entered into as of             , 2017, by and between (a) Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), and (b) the funds specified on the signature pages hereof (collectively, the “GSO Funds” and individually, a “GSO Fund”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in Article I.

RECITALS:

WHEREAS, pursuant to the Preferred Stock Purchase Agreement, dated June 28, 2017 (the “SPA”), among the Company and the GSO Funds, among other things, at the ExL Closing, the GSO Funds have agreed to purchase from the Company the Preferred Stock and the Warrants in accordance with Section 2.01 of the SPA, subject to the terms and conditions set forth in the SPA and subject to the terms of this Agreement;

WHEREAS, at the ExL Closing, the Warrants were issued to the GSO Funds pursuant to the Warrant Agreement;

WHEREAS, the parties hereto believe that it is desirable to establish certain provisions with respect to the Voting Securities that are currently held, or may be acquired, by the GSO Funds; and

WHEREAS, the Board of Directors of the Company has approved this Agreement upon the terms and subject to the conditions contained herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein without definition shall have the meanings set forth below:

“Acquisition Agreement” shall have the meaning assigned to such term in the SPA.

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act. For purposes of this Agreement, (i) the Non-Credit Business Blackstone Entities shall not be considered or otherwise deemed to be an “Affiliate” of a GSO Fund or its Affiliates that are part of the credit-related businesses of The Blackstone Group L.P. unless any GSO Fund or its Affiliates transfers any Preferred Stock, Warrants or Voting Securities to a Non-Credit Business Blackstone Entity, in which case such Non-Credit Business Blackstone Entity will be deemed to be an “Affiliate” of the GSO Funds hereunder, and (ii) any fund or account managed, advised or sub-advised by or Controlled by GSO or its Affiliates within the credit-related businesses of The Blackstone Group L.P. shall constitute an Affiliate of the Purchasers.

“Agreement” has the meaning specified therefor in the introductory paragraph.

2

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events, conditions or circumstances: (i) such Person shall file a voluntary petition for relief under chapter 7 or 11 of Title 11 of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”)’ (ii)(a) an involuntary petition for relief under chapter 7 or 11 of the Bankruptcy Code shall be filed against such Person, (b) an order for relief granting such involuntary petition is entered against such Person by the bankruptcy court and (c) such order for relief shall remain unvacated and unstayed, or the bankruptcy case is not dismissed for an aggregate of 90 days (whether or not consecutive) from the date of entry thereof; or (iii) such Person shall make a general assignment for the benefit of creditors.

“Beneficially Own” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. For purposes of this Agreement, none of the GSO Funds or their Affiliates or any fund or account managed, advised or sub-advised by or Controlled by GSO or its Affiliates shall, solely as a result of the direct or indirect ownership of GSO by the Non-Credit Business Blackstone Entities, constitute or be deemed to “Beneficially Own” any Common Stock or Voting Securities that is Beneficially Owned by Non-Credit Business Blackstone Entities to the extent they are not deemed to be Affiliates of a GSO Fund. Notwithstanding anything to the contrary contained herein, any holder of the Warrants shall be deemed to Beneficially Own the Common Stock issuable upon exercise of the Warrants notwithstanding the provisions of NASDAQ Rule 5635(d), anything to the contrary in the Statement of Resolutions or anything to the contrary in the Warrant Agreement.

“Beneficial Ownership” has a correlative meaning to Beneficially Own.

“Board” means the Board of Directors or similar governing body of any member of the Company Group, as applicable.

“Change of Control” has the meaning assigned to such term in the Statement of Resolutions.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any class or classes of stock resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any liquidation, dissolution or winding up of the Company.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement and includes any successor thereto.

“Company Group” means the Company and its Subsidiaries.

“Confidentiality Agreement” has the meaning assigned to such term in the SPA.

“Control” mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings

3

“Dividend Trigger Event” has the meaning assigned to such term in the Statement of Resolutions.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“ExL Closing” means the closing of the transactions contemplated by the Acquisition Agreement.

“GSO” means GSO Capital Partners LP.

“GSO Fund” or “GSO Funds” has the meaning assigned to such term in the preamble of this Agreement.

“Issue Date” has the meaning assigned to such term in the Statement of Resolutions.

“Non-Credit Business Blackstone Entities” means The Blackstone Group, L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group, L.P., or its Affiliates (or any Person Controlling any such Persons) that are not part of the credit-related businesses of The Blackstone Group L.P.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Preferred Stock” means the 8.875% Redeemable Preferred Stock of the Company.

“SEC” means the U.S. Securities and Exchange Commission (or any successor agency).

“Securities” means (i) the warrant to purchase shares of Common Stock issued pursuant to the Warrant Agreement, (ii) the Preferred Stock and (iii) the Underlying Shares.

“Securities Act” means the U.S. Securities Act of 1933, as amended and the rules and regulations of the SEC promulgated thereunder.

“SPA” has the meaning specified therefor in the recitals of this Agreement.

“Standstill Termination Date” means the earliest of:

(i) the date on which the GSO Funds and their respective Affiliates Beneficially Own less than (x) 10% of the Preferred Stock issued on the Issue Date and (y) 4% of the then-outstanding Common Stock;

(ii) the date that is seven years and six months after the Issue Date;

4

(iii) the date that is six months following the occurrence of a Dividend Trigger Event that has not been cured;

(iv) a Change of Control of the Company in which (x) the GSO Funds and their respective Affiliates receive a Substantially Equivalent Security or (y) the Preferred Stock has not been timely and fully redeemed when required in accordance with Section 8 of the Statement of Resolutions; and

(v) the occurrence of a Bankruptcy of the Company.

“Statement of Resolutions” means the Statement of Resolutions of the Company establishing the Preferred Stock.

“Substantially Equivalent Security” has the meaning assigned to such term in the Statement of Resolutions.

“Transaction Documents” has the meaning assigned to such term in the SPA.

“Underlying Shares” has the meaning assigned to such term in the SPA.

“Voting Securities” means, together, (1) the Common Stock and (2) any shares of any class of capital stock or other equity interest (or other security or interest) of any member of the Company Group, other than the Common Stock, that are entitled to vote generally in the election of members of the Board. For the avoidance of doubt, the Preferred Stock shall not be a “Voting Security” for purposes of this Agreement.

“Warrant Agreement” has the meaning assigned to such term in the SPA.

“Warrants” has the meaning assigned to such term in the SPA.

ARTICLE II

STANDSTILL; VOTING

Section 2.1 Standstill. During the period commencing on the date hereof and ending on the Standstill Termination Date, without the prior consent of the Company, each of the GSO Funds agrees that none of it, GSO, nor any of their Affiliates, shall, directly or indirectly:

(a) effect or seek, offer or propose to effect:

(i) any acquisition (or proposal or agreement to acquire), of record or beneficially, by purchase or otherwise, of any of the Common Stock, or rights or options to acquire interests in any of the Common Stock (or any other beneficial ownership thereof) of the Company (other than the acquisition of Underlying Shares by any of the GSO Funds pursuant to (x) the express terms of the Statement of Resolutions to satisfy dividends or distributions or upon redemption settled in Common Stock or (y) the exercise of any Warrant);

5

(ii) any business combination, merger, tender offer, similar transaction, acquisition of all or substantially all of the assets of the Company or other extraordinary transaction involving any member of the Company Group;

(iii) any proposal advanced publicly to seek any restructuring, recapitalization, liquidation, dissolution, exchange offer or similar transaction involving any member of the Company Group;

(iv) any “solicitation” of “proxies” (as such terms are defined or used in the proxy rules of the SEC) or consents to vote or consents to vote or otherwise with respect to any voting securities of any member of the Company Group, or make any communication exempted from the definition of “solicitation” by Rule 14a 1(1)(2)(iv) under the Exchange Act;

(v) other than pursuant to and in accordance with the rights expressly granted to the holders of the Preferred Stock in Section 9(b) of the Statement of Resolutions, any proposal advanced publicly to seek representation on the Board of any member of the Company Group or otherwise publicly seek to control or influence the management, the Board or policies of any member of the Company Group, including, without limitation, (A) any plans or proposals to change the number or term of directors or to fill any vacancies on the Board of any member of the Company Group, (B) any material change in the capitalization or dividend policy of any member of the Company Group, (C) any other material change in any member of the Company Group’s management, business or corporate structure, (D) seeking to have any member of the Company Group waive or make amendments or modifications to its organizational documents, or other actions that may impede or facilitate the acquisition of control of any member of the Company Group by any Person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(b) (i) call a special meeting of the holders of Voting Securities of any member of the Company Group, including without limitation by written consent, (ii) seek representation on the Board of any member of the Company Group, (iii) seek the removal of any member of the Board of any member of the Company Group that is elected by holders of Voting Securities, (iv) solicit consents from holders of Voting Securities or otherwise act or seek to act by written consent with respect to the Company Group, or (v) make a request for any list of holders of Voting Securities or other Company Group books and records; except to appoint and elect up to two directors to the Board pursuant to and in accordance with the rights expressly granted to the holders of the Preferred Stock in Section 9(b) of the Statement of Resolutions;

(c) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with any third party or knowingly instigate, encourage or assist any third party to do, or enter into any discussions or agreements with any third party, in each case, with respect to, any of the actions set forth in Section 2.1(a); provided that the inclusion of GSO or any of its Affiliates in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together solely with The Blackstone Group L.P. and/or its other Affiliates shall not constitute a breach or violation of this Section 2.1(c); provided, further that such “group” does not take any action that is restricted by this Section 2.1.

6

(d) take any action which is reasonably likely to cause or require GSO, the GSO Funds or any member of the Company Group to make a public announcement regarding any of the types of matters set forth in this Section 2.1; provided that any public disclosure by GSO or any of its Affiliates on Schedule 13D, Schedule 13G or otherwise pursuant to Section 16 of the Exchange Act or by any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which GSO or any of its Affiliates are members with The Blackstone Group L.P. and/or its other Affiliates shall not constitute a breach or violation of this Section 2.1(d) if the action disclosed in such filings is otherwise permitted by this Section 2.1; or

(e) publicly disclose any intention, plan or arrangement inconsistent with this Section 2.1.

Section 2.2 Standstill Exceptions. Notwithstanding any other provision hereof, the parties hereto agree that the restrictions contained in Section 2.1 shall:

(a) not apply to purchases or sales of any securities of any member of the Company Group by any pension plan, 401(k) plan or other employee benefit plan or discretionary investment fund administered for the benefit of the directors, officers or employees of GSO, any GSO Fund or their respective Affiliates; provided, that such activities are not in connection with any intention, plan or arrangement to influence or acquire Control over any member of the Company Group’s management, Board or policies;

(b) not restrict any purchase or imputed purchase of Common Stock in settlement of bona fide hedging transactions with respect to Common Stock or Underlying Shares that are permitted in accordance with the SPA;

(c) other than as provided in Section 2.1(d), not prohibit GSO or any of the GSO Funds from privately communicating with the Board or management of the Company or privately requesting or proposing a waiver, termination or amendment of the provisions of this Agreement;

(d) subject to the restrictions set forth in Section 2.1 and Section 2.3, the Statement of Resolutions and the SPA, not limit any GSO Fund or any of its Affiliates ability to vote or transfer its Common Stock or otherwise exercise rights under its Common Stock;

(e) subject to the restrictions set forth in the SPA and the Statement of Resolutions, not limit any GSO Fund or any of its Affiliates ability to vote or transfer its Preferred Stock or otherwise take actions expressly permitted by the terms of the Statement of Resolutions; and

(f) terminate and be of no further force and effect on the Standstill Termination Date.

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Section 2.3 Voting of Common Stock. During the period commencing on the date hereof and ending on the earlier of (i) the Standstill Termination Date, (ii) a Dividend Trigger Event that has not been cured within three months of the occurrence of such Dividend Trigger Event and (iii) the seventh anniversary of the Issue Date, each of the GSO Funds:

(i) shall (and shall cause its Affiliates to) take such action (including, without limitation, if applicable, through the execution of one or more written consents if shareholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of shareholders of the Company) at each meeting of the shareholders of the Company (including without limitation at any adjournments or postponements thereof) as may be required so that all shares of issued and outstanding Voting Securities of the Company Beneficially Owned, directly or indirectly, by it and/or by any of its Affiliates are voted, at the election of the GSO Fund in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) as either (A) recommended by the Board of the Company to the other holders of Voting Securities of the Company or (B) consistent with, and in proportion to, the votes of the other shareholders of the Company. The foregoing provision shall also apply to the execution by such Persons of any written consent in lieu of a meeting of holders of Preferred Stock (if applicable) of the Company; and

(ii) shall, provided that notice of such meeting has been provided to the GSO Funds in accordance with Section 3.1, (and shall cause its Affiliates to) be present, in person or by proxy, at all meetings of the shareholders of the Company (including without limitation at any adjournments or postponements thereof) so that all shares of issued and outstanding Voting Securities of the Company Beneficially Owned by it or them from time to time are counted for the purposes of determining the presence of a quorum and voted in accordance with Section 2.3(b)(i) at such meetings (including without limitation at any adjournments or postponements thereof). The foregoing provision shall also apply to the execution by such Persons of any written consent in lieu of a meeting of holders of Voting Securities of the Company.

(b) Notwithstanding anything to the contrary contained herein, the GSO Funds are entering into this Agreement solely in their capacity as owner of the Securities, and nothing herein is intended to or shall limit, affect or restrict any director or officer of the GSO Funds (including any appointee or representative of any GSO Fund or any of its Affiliates to the Board of any member of the Company Group (including pursuant to the Statement of Resolutions)) to the extent acting solely either in his or her capacity as a director or officer of any member of the Company Group (including voting on matters put to such Board or any committee thereof, influencing officers, employees, agents, management or the other directors of any member of the Company Group and taking any action or making any statement at any meeting of such Board or any committee thereof) or in the exercise of his or her fiduciary duties as a director or officer of any member of the Company Group. In addition, nothing herein is intended to or shall limit, affect or restrict the GSO Fund’s right to appoint and elect up to two directors to the Board pursuant to and in accordance with the rights expressly granted to the holders of the Preferred Stock in Section 9(b) of the Statement of Resolutions.

Section 2.4 Reporting Obligations. During the period commencing on the date hereof and ending on the Standstill Termination Date, the GSO Funds shall use commercially reasonable efforts to provide the Company, promptly upon request, with all reasonably requested information with respect to the GSO Funds required by the Company to satisfy its reporting obligations under the Exchange Act or the Securities Act. Without excusing any failure by a GSO Fund to comply with the preceding sentence, if the Company does not obtain such information from a GSO Fund, the Company may rely on GSO’s public filings to satisfy the GSO Funds’ obligations under this Section 2.4.

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ARTICLE III

MISCELLANEOUS

Section 3.1 Communications. All notices and other communications provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail or air courier guaranteeing overnight delivery to the following addresses:

if to the Company to:

Carrizo Oil & Gas, Inc.

500 Dallas, Suite 2300

Houston, TX 77002

Attn: Law Department

Email: Gerry.Morton@carrizo.com

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

910 Louisiana Street

Houston, TX 77002

Attention: Gene Oshman

Facsimile: 713-229-1178

Email: gene.oshman@bakerbotts.com

if to the GSO Funds to:

c/o GSO Capital Partners

1111 Bagby Street, Suite #2050

Houston, Texas 77002

Attention: Robert Horn

Email: robert.horn@gsocap.com

with a copy to :

c/o GSO Capital Partners

345 Park Avenue, 31st Floor

New York, New York 10154

Email:	GSOLegal@gsocap.com GSOValuationsGroup@gsocap.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention:	John D. Pitts, P.C.
Doug Bacon, P.C.
Kimberly Hicks

Email:	john.pitts@kirkland.com
doug.bacon@kirkland.com
kim.hicks@kirkland.com

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or to such other address as may be specified in a notice given pursuant to this Section 3.1. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent by the sender and the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; or (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery. The parties may change the address to which notices are to be given by giving five (5) days’ prior notice of such change in accordance herewith.

Section 3.2 Construction; Interpretation. The Sections and other headings and subheadings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Unless otherwise specified, all references to days or months shall be deemed to refer to a section or subsection of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” shall mean “including, without limitation.” Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

Section 3.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties. All of the terms, covenants and agreements contained in this Agreement are solely for the benefit of the parties hereto, and their respective successors and assigns, and no other parties (including, without limitation, any other shareholders or creditor of the Company, or any director, officer or employee of the Company) are intended to be benefitted by, or entitled to enforce, this Agreement. Notwithstanding anything to the contrary in this Agreement, the covenants under

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this Agreement applicable to the GSO Funds, GSO or their Affiliates shall not be binding upon any non-Affiliate transferee of the Warrants, the Common Stock, the Preferred Stock or the Underlying Shares.

Section 3.4 Assignment of Rights. No party hereto may transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the other party hereto. Notwithstanding the foregoing, each GSO Fund may assign its rights and obligations under this Agreement without the prior approval of any other party to this Agreement to any fund or account managed, advised or sub-advised by GSO or any of its Affiliates; provided that any such assignment shall not relieve such GSO Fund of any of its obligations hereunder.

Section 3.5 Recapitalization, Exchanges, etc. Affecting the Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all interests of the Company Group or any successor or assign of any member of the Company Group (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for or in substitution of, such interests, and shall be appropriately adjusted for combinations, stock or other splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

Section 3.6 Aggregation of Securities. All equity securities of the Company Group held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.7 Specific Performance. The parties agree that damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and the parties would not have any adequate remedy at law in the event that any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. It is therefore agreed that, without the necessity of posting bond or other undertaking, each party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. In the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. A signed copy of this Agreement delivered by facsimile, portable document format (PDF) or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. This Agreement and all of the provisions hereof shall be binding upon and

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effective as to each Person who (i) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (ii) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.

Section 3.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.10 Governing Law. This Agreement is governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any conflicts of law principles that would result in the application of any law other than the law of the State of Texas.

Section 3.11 Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Federal courts of the United States sitting in Harris County, Texas, and any appellate court from any such Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Federal court, as applicable. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. In addition, each of the parties hereby irrevocably and unconditionally agrees (1) that it is and shall continue to be subject to the jurisdiction of the Federal courts sitting in Harris County, Texas, and (2)(A) to the extent that such party is not otherwise subject to service of process in the State of Texas, to appoint and maintain an agent in the State of Texas as such party’s agent for acceptance of legal processes and notify the other parties of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (2)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Texas.

Section 3.12 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 3.13 Severability of Provisions. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law,

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but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.

Section 3.14 Entire Agreement; Integrated Transactions. This Agreement, the other Transaction Documents and the other agreements and documents expressly referred to herein as intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject manner contained herein and therein. This Agreement, the other Transaction Documents and the other agreements and documents expressly referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter. Each of the parties hereto acknowledges and agrees that in executing this Agreement (i) the intent of the parties in this Agreement and the other Transaction Documents shall constitute an unseverable and single agreement of the parties with respect to the transactions contemplated hereby and thereby, (ii) it waives, on behalf of itself and each of its Affiliates, any claim or defense based upon the characterization that this Agreement and the other Transaction Documents are anything other than a true single agreement relating to such matters and (iii) the matters set forth in this Section 3.14 constitute a material inducement to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. Each of the parties hereto stipulates and agrees (i) not to challenge the validity, enforceability or characterization of this Agreement and the other Transaction Documents as a single, unseverable instrument pertaining to the matters that are the subject of such agreements, (ii) this Agreement and the other Transaction Documents shall be treated as a single integrated and indivisible agreement for all purposes, including the bankruptcy of any party and (iii) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in this Section 3.14.

Section 3.15 No Partnership. No partnership, joint venture or joint undertaking is intended to be, or is, formed between the parties hereto or any of them by reason of this Agreement or the transactions contemplated herein.

Section 3.16 Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the GSO Funds. The Company, on the one hand, and the GSO Funds, on the other hand, may waive any obligation of the other hereunder in their sole discretion.

Section 3.17 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

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Section 3.18 Certain Remedies Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than each GSO Fund (and such GSO Fund’s transferees or assignees who are Affiliates of the GSO Funds) and the Company shall have any obligation hereunder and no liability for money damages under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of any of the GSO Funds, its Affiliates, the Non-Credit Business Blackstone Entities or the Company or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of any of the foregoing (other than such transferees or assignees), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability for damages whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of any of the GSO Funds or the Company or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of any of the foregoing (other than such transferees or assignees), as such, for any obligations of any of the GSO Funds or the Company under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation. Notwithstanding anything to the contrary herein, this Section 3.18 shall in no way limit any equitable remedies, specific performance or injunctions that any member of the Company Group or its Affiliates may seek or have against such Persons for their actions that cause a GSO Fund to violate this Agreement.

Section 3.19 Further Assurances. The Company and each of the GSO Funds shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement. The GSO Funds agree that they shall not direct any Person to undermine or breach the terms and conditions set forth herein.

Section 3.20 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 3.21 Termination. The Company may, in its sole discretion, terminate this Agreement; provided that said termination shall not affect the liability of any party for actions prior to such termination.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

CARRIZO OIL & GAS, INC.

By:
Name:
Title:

[Signature Page to Standstill and Voting Agreement]

GSO FUNDS:

[●]

By:
Name:
Title:

[Signature Page to Standstill and Voting Agreement]